Exhibit 4.34

Mr. Notary:

In your Registry of Public Instruments, please include an instrument that contains Addendum No. 2 to the Public-Private Partnership Agreement for the Remodeling and Implementation of Infrastructure, Equipment, Management, and Provision of Assistance and Administrative Services in the Trecca Tower (“Addendum No. 2”) entered into, on the one hand, by SEGURO SOCIAL DE SALUD – ESSALUD, with Single Taxpayer Registry No. 20131257750, domiciled at Av. Domingo Cueto No. 120, district of Jesús María, province and department of Lima, duly represented by ITS General Manager, Mr. MARTIN FREDDY COLCA CCAHUANA, identified National Identity Document No. 06883590, appointed by Presidential Executive Resolution No. 840-PE-ESSALUD-2025, dated August 15, 2025, who has special power delegated by Board of Directors Agreement No. 05-3-ESSALUD-2026, dated February 10, 2026, which was recorded as a Public Instrument on February 11, 2026, before Notary Jaime Gonzalo Tuccio Valverde; and, on the other hand, CONSORCIO TRECCA S.A.C. (“OPERATOR”), with Single Taxpayer Registry No. 20537078236 and domicile for these purposes at Av. República de Panamá No. 3461, district of San Isidro, province and department of Lima, duly represented by ITS attorney-in-fact, Mr. MARTIN ANDRÉ MARIÑO MARQUINA, identified with National Identity Document No. 70353995, according to the powers of attorney recorded in Electronic Entry No. 12524527 of the Registry of Legal Entities of the Lima Registry Office (together, the “Parties”); under the following terms and conditions:

ONE. – BACKGROUND

1.1

On August 27, 2010, ESSALUD and the OPERATOR signed the Public-Private Partnership Agreement for the Remodeling and Implementation of Infrastructure, Equipment, Management, and Provision of Assistance and Administrative Services in the Trecca Tower (the “PPP Agreement”).

1.2	By means of a public instrument dated April 19, 2011, ESSALUD and the OPERATOR signed the first addendum to the PPP Agreement (“Addendum No. 1”).

1.3

In a letter dated September 18, 2020, addressed to the Central Office for the Promotion and Management of Investment Contracts (now the Central Office for the Promotion and Management of Private Investment), the OPERATOR formally submitted the initial proposal for this addendum to ESSALUD.

1.4

In letters dated December 1 and 3, 2025, respectively, addressed to the Central Office for the Promotion and Management of Private Investment, the OPERATOR formally submitted the adjusted proposal for this addendum to ESSALUD.

1.5

By means of the Agreement Execution Act concerning the Recognition of Additional Costs for the Development of Studies, dated February 5, 2026, ESSALUD and the OPERATOR state that the total amount incurred by the OPERATOR for the development of additional technical studies amounts to S/. 12,342,345.80 (Twelve million three hundred forty-two thousand three hundred forty-five and 80/100 soles), not including General Sales Tax (IGV), which will be paid in full no later than June 30, 2026. It should be noted that according to the aforementioned Agreement Execution Act, the PARTIES expressly agreed that its effectiveness is subject to and conditional upon the formalization of the comprehensive solution agreed upon by the PARTIES, through the contractual amendment that will be implemented through Addendum No. 2 to the PPP Agreement.

1.6

ESSALUD evaluated the application submitted by the OPERATOR within the framework of its authority as the Public Entity Project Owner during the contract execution phase, in accordance with the regulatory framework of the National System for the Promotion of Private Investment governed by Law No. 32441 and its Regulations.

1.7

Through Official Letter No. 123-2025-EF/15.01, dated December 30, 2025, the Ministry of Economy and Finance issued a favorable opinion, in accordance with the regulations on public-private partnerships governed by Law No. 32441, the law that governs the promotion of private investment through Public-Private Partnerships and Asset Projects.

1.8

Board of Directors Agreement No. 05-3-ESSALUD-2026, dated February 10, 2026, authorized the signing of Addendum No. 2 to the PPP Agreement between the Operator CONSORCIO TRECCA S.A.C. and the General Administration of ESSALUD on behalf of ESSALUD.

TWO. DECLARATION OF THE PARTIES

The Parties declare that this Addendum 2 seeks to update the financial conditions agreed to in 2010 to the current needs of ESSALUD, as well as to include investments in structural reinforcement and new services. Therefore, this addendum is signed in accordance with the provisions of the regulatory framework of the National System for the Promotion of Private Investment. Therefore, Addendum No. 2 respects the nature of the PPP Agreement, maintains the economic and financial balance of the Parties’ services, and does not seek to modify the risks except those specifically indicated, on which the Parties agree.

THREE.- CONTRACTUAL MODIFICATIONS

The Parties agree to make the following modifications to the PPP Agreement through this Addendum No. 2:

3.1.	To include the following definitions in clause 1.13 of Section 1, which shall read as follows:

Certificate of Completion of Implementation of Systems and Applications

This is the document issued by the Infrastructure, Equipment, and Systems and Applications Receipt and Acceptance Committee, with the prior approval of the SUPERVISOR, signed jointly with the OPERATOR, through which the Parties record the completion of the implementation of the Systems and Applications, in accordance with the provisions of the AGREEMENT. This Certificate includes the performance of the obligations that the OPERATOR and ESSALUD are responsible for with respect to the Systems and Applications.

Healthcare

Any individual benefit to be remunerated from the RPMO corresponding to any of the Care Services that the OPERATOR provides in the performance of the AGREEMENT in favor of Accredited Insured Persons.

Addendum

Any duly authorized agreement signed by the Parties that records the modification of any of the clauses of the AGREEMENT, in accordance with the Applicable Laws and Provisions. It includes Addendum No. 1, recorded as a public instrument on April 19, 2011, and, any other addendum that the PARTIES may enter into.

Lost Property

Any Property Subject to the AGREEMENT that must be removed from the Equipment Catalog upon the occurrence of any of the following events: permanent deactivation, disappearance, theft, or partial or total destruction, as provided in clause 9.18.

Property not covered by the AGREEMENT

Movable property or real estate owned by the OPERATOR and linked exclusively to the provision of Optional Services or property that does not form part of the commitments assumed by the OPERATOR vis-a-vis ESSALUD. This property will be excluded from the Final Inventory, and in no case will it be subject to financial recognition, payment, or compensation by ESSALUD in the event of early termination or due to the expiration of the term of the AGREEMENT. However, ESSALUD will be able to acquire such property by exercising the purchase option indicated in clause 23.17 upon termination of the AGREEMENT.

Definitive Study of Investments in Systems and Applications (Estudio Definitivo de las Inversiones en Sistemas y Aplicaciones, EDI SyA)

The document to be prepared by the OPERATOR that contains all the necessary information on the set of systems and applications that will be developed and/or implemented, including: List of systems, architecture, and others that allow interoperability in the TRECCA Tower. The EDI SyA is approved by ESSALUD in accordance with the provisions of the AGREEMENT.

ESSALUD

Seguro Social de Salud [Peruvian Public Health Insurance].

Operating Period Start Date

The date on which the Operating Period begins, once the Investment Period has ended and fulfillment of the conditions established in clause 10.2 of this AGREEMENT has been verified.

Construction Milestone

It is defined as that main and substantial event that marks the culmination of a specific and measurable set of construction works during a specific period, whose progressive and sequential fulfillment is indispensable to achieving completion of the Works. This progress will be determined based on measurements, in accordance with the provisions of the Detailed Investment Execution Program.

Minimum Annual Income

The annual component, calculated in Soles, for the Maintenance and Operation Remuneration (Retribución por Mantenimiento y Operación, RPMO), corresponding to the Specialized Procedures service (RPMO-PE), which ESSALUD is required to pay to the Operator each month. It includes the components of (i) procedures involving biomedical equipment; (ii) preventive cancer procedures; (iii) nuclear magnetic resonance imaging procedures; and, (iv) other procedures. The RPMO-PE amount is paid regardless of the level of production actually recorded in the month, in accordance with the provisions of Clause 13.37 of the AGREEMENT, Appendices B-I, B-II and B-III of Annex B of the AGREEMENT.

Previous Work

These are the preliminary works related to the items of land clearing, boundary fences for the areas adjacent to EsSalud, and removal of unusable materials and furniture that occupies the area of the TRECCA Tower, which will be executed in accordance with clause 7.21.

Investment Inventory

The list of Property resulting from the execution of the Works and the Provision of Equipment, which the OPERATOR will transfer to ESSALUD through the procedure detailed in Section 8.

Detailed Investment Execution Program (Programa Detallado de Ejecución de Inversiones, PDEI)

The technical document that details the form, procedures, and method for the execution of the Works, including the Equipment and the Systems and Applications, in accordance with the provisions of Section 8.

Systems and Applications Investment Remuneration (Retribución por Inversiones en Sistemas y Aplicaciones, RPI -SyA)

The portion of the Investment that is included within the OPERATOR’s Remuneration for Services (RPS) and that represents the value of the Investment in Systems and Applications actually executed by the OPERATOR, in accordance with Clause 13.35-A and the Certificate of Updating for the SyA Components, excluding the value of those Systems and Applications assumed and developed on behalf of and at the expense of ESSALUD. This remuneration will be paid in the manner set forth in the AGREEMENT.

Systems and Applications

The set of computer platforms, applications, and interfaces that will be designed, developed, implemented, and operated by the OPERATOR in compliance with the Applicable Laws and Provisions and section 11 of the AGREEMENT, in order to guarantee the interoperability of the Trecca Tower with the ESSALUD Healthcare Centers, including traffic, registration, storage, traceability, and use of data. This includes: (a) the Systems and Applications developed at ESSALUD’s expense and cost (these are Property Subject to the AGREEMENT); and (b) the Systems and Applications developed by the OPERATOR at its own expense, cost and risk (these are Property Not Subject to the AGREEMENT).

Sovereign

It is defined as the sovereign risk rate calculated at the close of the day prior to the date the accreditation of Financial Closure is submitted, in accordance with clause 7.10. This rate corresponds to the rate published by the Superintendency of Banking, Insurance, and AFP for the “Sovereign Zero Coupon Curve Soles” for Peru, on its website https://www.sbs.gob.pe/app/pp/n_CurvaSoberana/CurvaSoberana/ConsultaHistorica, or the one that replaces it, for a term of 4320 days.

3.2.	To amend the following definitions in clause 1.13 of Section 1, which will read as follows:

Full Infrastructure and Equipment Receipt and Approval Certificate (formerly, “Equipment Receipt and Approval Certificate”)

This is the document that ESSALUD issues through the Infrastructure, Equipment, and Systems and Applications Receipt and Acceptance Committee, which is signed jointly with the OPERATOR, through which the Parties record ESSALUD’s full and definitive receipt of the Infrastructure and Equipment at the end of the Investment Period, in accordance with the provisions of the AGREEMENT, and whose signing is one of the conditions for the Operating Period Start Date in accordance with clause 10.1.

Final Property Handover Certificate (formerly, “Property Return Certificate”)

This is the document that ESSALUD and the OPERATOR sign, which records the return of the Property Subject to the AGREEMENT to ESSALUD, including all property acquired in accordance with the provisions of clause 23.17.

Accredited Insured Person

Any individual accredited and/or assigned by ESSALUD to be a beneficiary and/or user of the Mandatory Services provided by the OPERATOR.

Property Subject to the AGREEMENT

All movable property, real estate, and tangible or intangible assets that the OPERATOR has acquired, built and/or incorporated for the fulfillment of its contractual obligations.

These assets include: i) all assets transferred by ESSALUD for use to the OPERATOR; ii) the Infrastructure resulting from the execution of the Works, including any property that has been integrated into it and cannot be separated without affecting its proper functioning; iii) the Equipment to be incorporated into the Equipment Catalog, in accordance with the provisions of the AGREEMENT; and, iv) the Systems and Applications.

Financial Closing

This is the procedure by which the OPERATOR will demonstrate to ESSALUD that it has the necessary commitment of financing to execute the construction of the Infrastructure in accordance with the provisions of clauses 7.10 to 7.18.

Infrastructure, Equipment, Systems and Applications Receipt and Acceptance Committee (formerly “Infrastructure and Equipment Receipt and Acceptance Committee”)

The technical committee made up of three (3) ESSALUD professionals designated for the purpose of verifying the Infrastructure, Equipment; and Systems and Applications, as indicated in section 8 and as established in Clause 8.12.

CONTRACT

This document, signed between ESSALUD and the OPERATOR, including its annexes and addenda.

Environmental Management Instrument (formerly “Environmental Impact Assessment [EIA]”)

The socio-environmental management instrument or document determined by the Applicable Laws and Provisions that apply to the project.

Guarantees (formerly, “Guarantees [“Bank” or “Insurance”])

The term Guarantee covers the guarantees provided by banking and financial institutions, as required in section 15.

VAT

The General Sales Tax referred to in Supreme Decree No. 055-99-EF, the Consolidated Text of the General Sales Tax and Selective Consumption Tax Law, and its amendments, or the regulation that replaces it; it includes the municipal promotion tax governed by the Consolidated Text of the Municipal Taxation Law approved by Supreme Decree No. 156-2004-EF, or the regulation that modifies or replaces it.

Penalty Report (formerly “Violations and Penalties Report”)

The report issued by the Supervisor in accordance with the provisions of section 21, describing the alleged Breach of Contract, its degree, and the penalty provided for under the AGREEMENT.

Breach of Contract (formerly “Contractual Violations”)

Any event of breach of contract foreseen in the AGREEMENT, which may be minor or serious, in accordance with the provisions of clause 21.7.

New Infrastructure

Any Work of modification, expansion, or adaptation to be carried out in Trecca Tower during the AGREEMENT’s term of validity, other than that foreseen in the Definitive Engineering Study (Estudio Definitivo de Ingeniería , EDI).

Its design, execution, operation, and remuneration are governed by the Applicable Laws and Provisions and the AGREEMENT, and its activation is conditional upon the prior agreement of the PARTIES and the technical-financial support by ESSALUD for the difference in the amount of the investment to be remunerated to the OPERATOR, in relation to its original investment obligations, in accordance with the applicable procedure for contractual amendment.

Initial Inventory

The list of Property delivered by ESSALUD in execution of clause 6.6 et seq. of the AGREEMENT, which forms part of the Infrastructure Possession Certificate: that is, before the start of the Investment Period.

Final Inventory

The list of property that make up the Final Property Handover Certificate, consisting of: i) the list of Property Subject to the Agreement; and, ii) the list of Property Not Subject to the Agreement with respect to which ESSALUD exercises the purchase option, in accordance with clause 23.17 of the AGREEMENT.

Authorized Investment (formerly “Baseline Projected Investment”)

The investment established in Annex A-II, consisting of investments in infrastructure, equipment contemplated in the EDI, and investments in systems and applications contemplated in the Systems and Applications EDI, which the Parties have accepted for the purposes of calculating the RPI.

Applicable Laws and Provisions (formerly, “Applicable Laws and Provisions” [sic])

The set of legal provisions that govern the AGREEMENT. These include the Regulations, Directives, and Resolutions that may be issued by any competent Government Authority, in accordance with its law of creation, which will be mandatory for the PARTIES.

Investment Period

Time period between the Investment Period Obligations Start Date and the Investment Period End Date. The maximum term of the Investment Period will be that established in clause 5.2.2.

The remodeling, structural reinforcement, and implementation of the infrastructure, equipment, systems and applications for the Trecca Tower will be carried out during this period.

Operating Period

The period corresponding to the period of time during which the Mandatory Services will be provided in the TRECCA Tower, which will begin once the conditions in clause 10.2 have been achieved. Its duration is stipulated in clause 5.2.3 of the AGREEMENT.

Annual Maintenance Program

The program that the OPERATOR will submit to ESSALUD each year, in accordance with the provisions of clause 12.5, in order to comply with the maintenance obligations set forth in Section 12.

Minimum Annual Production (formerly “Guaranteed Minimum Production”)

The minimum annual volume of Healthcare Services that the OPERATOR must make available to ESSALUD and that ESSALUD must pay for each month during the Operating Period, for the services of Outpatient Consultation, Surgical Risk, Urgent Care, and Image Reading, when applicable, according to the values established in Annex B of the AGREEMENT.

Investment Remuneration (Retribución por Inversiones, RPI)

The payment consisting of the Equipment Investment Remuneration (RPI-E), the Infrastructure Investment Remuneration (RPI-I) and the Systems and Applications Investment Remuneration(RPI-SyA).

Remuneration for Maintenance and Operation (RPMO)

The charge that serves to remunerate the operation and maintenance activity incurred by the OPERATOR for the provision of the Minimum Annual Production (PMA), which includes the Remuneration for Specialized Outpatient Consultation Operation (RPMO-CE), Remuneration for Urgent Care Operation (RPMO-U), Remuneration for Surgical Risk Operation (RPMO-RQ) and Remuneration for Image Reading Operation (RPMO-LI), as well as the Minimum Annual Income for the Remuneration of Specialized Procedure Operation (RPMO-PE). This concept includes the components listed in Clause 13.2, which are governed by their respective income guarantee mechanisms.

Remuneration for Specialized Procedures Operation (RPMO-PE)

The remuneration for the provision of Specialized Procedures services, associated with the Minimum Annual Income, which include: procedures using biomedical equipment, preventive oncological procedures, procedures using nuclear magnetic resonance imaging, and other procedures, according to Annexes B-I and B-II of the AGREEMENT.

Optional Services

These are all those Healthcare Services or non-healthcare services, other than the Mandatory Services, that the OPERATOR may freely provide in accordance with clauses 10.5 and 10.6, provided that they are useful and contribute to raising the standards of quality and comfort of the Services. These services may not be contrary to morality, good customs, and public order and must have prior authorization from ESSALUD.

Contract and Operations Supervisor

The legal entity or consortium designated by ESSALUD whose role is to carry out the actions of supervision and legal, economic, and financial control of the AGREEMENT in accordance with the powers and authorities granted to it by ESSALUD through the relevant supervision contract.

Design, Works, and Equipment Supervisor

The legal entity or consortium designated by ESSALUD whose role is to carry out the actions of supervision and technical oversight during the Period of Obligations Prior to the Investment Period and the Investment Period in accordance with the powers and authorities granted to it by ESSALUD through the relevant supervision contract.

3.3.	To amend clauses 2.1, 2.2, 2.3, and 2.6 of Section 2, which will have the following wording:

“PURPOSE OF THE AGREEMENT”

2.1.

The purpose of this AGREEMENT is the remodeling and implementation of Infrastructure, Equipment, Systems and Applications, and the Management and Provision of Mandatory Services: (i) Outpatient Consultation; (ii) Urgent Care; (iii) Specialized Procedures; (iv) Surgical Risk; (v) Image Reading; and (vi) Miscellaneous Administrative Services in the TRECCA Tower at the Social Health Insurance - ESSALUD; the provision of necessary infrastructure, necessary biomedical and electromechanical equipment, medical care structure, and specialized and administrative labor forms an integral part of this agreement. In that sense, without prejudice to the multiple activities and services that are included in its purpose, the AGREEMENT is a single unit and reflects a single cause.”

“2.2.

This AGREEMENT is developed in four parts; (i) the remodeling and implementation of infrastructure, plus the structural reinforcement, (ii) the equipment, (iii) the Systems and Applications and (iv) the management and provision of the Mandatory Services in the TRECCA Tower facilities. Following the acceptance of said services, ESSALUD is required to pay the Remuneration for Services (RPS) which includes the Investment Remuneration (RPI) in Infrastructure (RPI – I), Equipment (RPI – E), Systems and Applications (RPI – SyA) and the Remuneration for Maintenance and Operations (RPMO), in accordance with the provisions of this AGREEMENT, as detailed in this Section.”

“2.3.	REMODELING AND IMPLEMENTATION OF INFRASTRUCTURE AND STRUCTURAL REINFORCEMENT

The OPERATOR agrees to carry out the work of remodeling and implementation of the infrastructure, in addition to any other act that leads to the implementation of the TRECCA Tower facilities. in order to ready it for the provision of the Mandatory Services in an adequate and sufficient manner, without limitations and/or powers beyond those detailed in this AGREEMENT.

Additionally, the PARTIES agree that the Operator will execute the Structural Reinforcement items contained in the EDI, in accordance with the provisions of clause 23.16.”

“ MANAGEMENT AND PROVISION OF THE MANDATORY SERVICES

(...)

2.6.	In order to comply with the obligation detailed in the previous clause, the OPERATOR shall:

a.

Provide specialist doctors for the various specialties included in the Mandatory Services. Likewise, the OPERATOR must have the necessary personnel, and must train and keep them up to date in the use of equipment and the performance of their duties, without distinction of origin and/or condition; the OPERATOR must subject them to a periodic evaluation of their capacities.

b.	Provide an information system that implements electronic medical records in accordance with the current needs of ESSALUD, according to the EDI of Systems and Applications.

c.

Provide comprehensive coordination and communication mechanisms that are compatible and interoperable with ESSALUD’s information systems, in accordance with its current needs, according to the Systems and Applications EDI.”

3.4.	To amend clauses 3.1 item d), 3.2, 3.5 item e), and 3.6 item b) of Section 3, so that the text of said items reads as follows:

“SECTION 3: CONSIDERATIONS FOR SIGNING THE AGREEMENT

CONSIDERATIONS FOR SIGNING THE AGREEMENT

3.1.	In order to be able to sign this AGREEMENT, the Awardee must demonstrate the processing of the following requirements related to the OPERATOR:

(…)

d.	Its bylaws must contain following clauses at a minimum:

(i)

A restriction on the free transfer of shares representing 25% of the OPERATOR’s capital stock that are owned by the Strategic Operator; any transfer of these to third parties or other partners is prohibited until year five (5) after the Closing Date, unless expressly authorized by ESSALUD. With the exception of the 25% of shares indicated above, the rest of the shares comprising the OPERATOR’s capital stock may be freely transferred.

(ii)	A capital holding structure in accordance with the following:

(...)

ii.	As of the signing date of Addendum No. 2, subscribed and paid-in capital of at least S/ 33,000,000.00 (Thirty-three million and 00/100 Soles).

iii.

Any process of capital reduction, merger, spin-off, transformation or liquidation of the OPERATOR, the modification of its bylaws during the first ten (10) years of validity of the AGREEMENT must be notified in advance and in writing to ESSALUD, which must authorize its execution within sixty (60) Calendar Days. If ESSALUD does not issue a decision within the established timeframe, the proposal will be considered approved.

iv.

Its constitution, operations, and performance will be governed in strict accordance with the provisions of the Peruvian legal system. In the event of conflict, it will be subject to the methods agreed in Section 22 of this AGREEMENT.

v.	The corporate duration of the OPERATOR must be, at a minimum, equal to the term established in clause 5.1 of the AGREEMENT, plus an additional period of two (2) years.

(…).”

“3.2.

If a breach of the aforementioned preliminary conditions is detected during the term of the AGREEMENT, the current Performance Bond will be executed, without prejudice to the procedures set forth in Sections 21 and 23.”

“STATEMENTS OF THE PARTIES”

3.5.	The OPERATOR warrants to ESSALUD the veracity of the following statements:

(…)

e.

“It declares that it is aware of the inviolability of the resources that make up the Social Security fund, and therefore they cannot be applied to purposes other than those for which they were created, in accordance with the provisions approved by ESSALUD and as permitted in this AGREEMENT, and the Applicable Laws and Provisions.”

“3.6.	ESSALUD warrants to the OPERATOR the following:

(…)

b.

The OPERATOR shall have the right to carry out the activities for the TRECCA Tower Operating Period from the time established in the AGREEMENT, in accordance with section 5, until its expiration, and this right shall only conclude in the cases of termination set forth in the AGREEMENT, in accordance with section 23

(…).”

3.5.	Amend clauses 4.1, numeral 4.2.2 of clause 4.2, numeral 4.2.5 and 4.6 of Section 4, which will have the following wording:

“SECTION 4: GENERAL ASPECTS

APPLICABLE LEGAL FRAMEWORK

4.1.

This AGREEMENT has been signed in accordance with the Applicable Laws and Provisions. Consequently, the PARTIES agree that the content, execution, disputes and other consequences arising therefrom shall be governed by Peruvian law, which the OPERATOR declares it knows.”

“OBLIGATIONS AND RIGHTS OF THE OPERATOR

4.2.	Obligations of the OPERATOR in the TRECCA Tower

(...)

4.2.2	Regarding the Obligations prior to the reinforcement, remodeling and implementation of the TRECCA TOWER infrastructure

a)	Comply with the deadlines set for the preparation of the EDI, the EDI SyA and PDEI, as described in Section 7.

b)	Respect the minimum design parameters established in the AGREEMENT and in the Applicable Laws and Provisions.

c)

Adapt the EDI to the current specialized regulations mainly related to the architecture and engineering of the TRECCA Tower, in accordance with the provisions of the Applicable Laws and Provisions; as well as to standards for materials and quality for healthcare infrastructure.

d)	Respect the minimum content established in this AGREEMENT for the preparation of the PDEI.

e)	Provide and offer full support to the Design, Works, and Equipment Supervisor selected by ESSALUD for the performance of their duties.

f)	Fulfill the other obligations covered by the AGREEMENT, in the manner and in the timeframes established therein.

(...)”

“(...)

4.2.5	Regarding the Operation and Management of the Services

a)	Execute the Mandatory Services in accordance with the Applicable Laws and Provisions, as well as the terms and conditions set forth in the AGREEMENT.

b)

Provide the Mandatory Services without interruption within the established service hours, observing all minimum service standards and service indicators set forth in the AGREEMENT, guaranteeing the Accredited Insured Persons the right to use the services provided in the TRECCA

Tower, complying with the requirements stipulated by ESSALUD in order to correct any deficiency that may be noted, except for exceptional situations due to unforeseen circumstances or force majeure, in accordance with the provisions of clause 5.5 and related clauses.

c)	Respect the rights of the Accredited Insured Persons, as well as safeguard the principles of due secrecy and confidentiality, an obligation that will endure after the execution of the AGREEMENT.

d)

Assume obligations arising from damages that may be caused to Accredited Insured Persons by medical or other actions and that are recognized by the OPERATOR itself or through judicial and/or administrative resolutions, and must it contract the corresponding insurance policy.

e)

Eliminate causes that cause annoyance, discomfort, inconvenience or excessive risks in the care of the Accredited Insured Persons, except when the adoption of measures that alter the normal execution of the Mandatory Services is due to reasons of safety or urgent repair, or to the Works that occur within the framework of clause 10.11.

(…).”

“4.6.	Regarding the development of EDI and the EDI SyA.

a)	Approve the EDI and the EDI SyA, once compliance with the minimum requirements established in this AGREEMENT has been verified.

b)	Deliver the Property Subject to the AGREEMENT corresponding to the OPERATOR within the period provided.

c)	Supervise compliance with the obligations established in the EDI and PDEI and receive the Works carried out during the Investment Period.

d)

Issue Progress Certificates [Certificados de Avance] for: CAO Work (CAO), Equipment (CAO-E) and Systems and Applications (CAO-SyA), in accordance with the procedures and deadlines established in the AGREEMENT, which, once issued, will be irrevocable and binding.

e)	Fulfill the other obligations covered by the AGREEMENT, in the manner and timeframes established therein.”

3.6.	Delete item h from clause 4.4 “General Aspects” of Section 4.

3.7.	Amend clauses 5.1, 5.2, 5.4, 5.5, 5.6 and 5.8 of Section 5, which will have the following wording:

“SECTION 5: DURATION AND TERMS OF THE AGREEMENT

5.1	TERM OF VALIDITY OF THE AGREEMENT

The agreement will be valid for (20) years from the Closing Date, except in cases of extension and/or suspension, in accordance with the terms and conditions provided in this AGREEMENT, necessarily ending upon the expiration of its term or with its termination or resolution. This period may be extended in accordance with the terms set out in clause 5.2.3, through a contractual amendment, in accordance with the Applicable Laws and Provisions.”

“5.2	TERMS OF EACH PERIOD OF THE AGREEMENT

The main periods of the contract are detailed below, comprising three stages: (i) Pre-Investment Obligations Period; (ii) Investment Period;

and (iii) Operating Period, the sum of which must be within the maximum term of validity set forth in the preceding clause.

The term of the AGREEMENT includes the periods indicated below:

5.2.1.	The Pre-Investment Obligations Period comprises six months counted from the Closing Date and the Effective Date of the Investment Period Obligations referred to in clauses 8.3 and 8.4.

5.2.2.	The Investment Period consists a total period of no more than twenty-four (24) months from the Effective Date of the Investment Period Obligations.

5.2.3.

The Operating Period consists of the period from the verification of the conditions established in clause 10.2 until the fulfillment of the term of validity of the AGREEMENT, as provided in clause 5.1, for the purpose of carrying out the provision of the Services under this AGREEMENT.

The term of the Operating Period may be extended once, for a period identical to that agreed to in clause 5.1., provided that the following circumstances are met concurrently, as well as the provisions of the Applicable Laws and Provisions:

a)	THE OPERATOR sends a notice of extension to ESSALUD one (1) calendar year in advance of the Agreement Termination Date;

b)

THE OPERATOR completes a study in advance carried out by an independent third-party expert, at its own expense; the selected independent expert must have the favorable opinion of ESSALUD for said study, attesting to the structural integrity of the Trecca Tower;

c)

THE OPERATOR meets a Global Compliance Index higher than the targets established for the CONTRACT’s service indicators during the Operating Period. The PARTIES shall establish the methodology for determining the index.

d)	ESSALUD’s corresponding budget capacity accreditation procedures are complied with.

Once the extension of the Operating Period has been made under the terms described above, any further extension of the period will require a prior written agreement of the PARTIES, fulfilling the requirements and formalities established in the Applicable Laws and Provisions, without exceeding the maximum period regulated therein.

“5.4.

The deadlines stated are mandatory. Failure to comply will constitute a breach of contract, entitling ESSALUD to impose penalties, enforce guarantees, terminate the contract, and/or take other legal action. Exceptions are made for cases of suspension of the calculation of deadlines or their extension.

“SUSPENSION OF OBLIGATIONS AND EXTENSION OF DEADLINES”

5.5.	The calculation of the term of the AGREEMENT or of any of the obligations provided for therein may be subject to suspension or extension, as set forth in the following stipulations:

5.5.1.	The calculation of the term of an obligation stipulated in the AGREEMENT or the term of the AGREEMENT may be suspended, day by day, as of the occurrence of any of the following events:

a.

A Force Majeure Event or Act of God that prevents one of the PARTIES from performing any of its obligations or causes its partial, late or defective performance, in accordance with the provisions of clause 23.14 of the AGREEMENT.

b.	In the event of actual strikes by doctors, nurses, or health workers that affect the development of services provided at the TRECCA TOWER.

c.

Failure to comply with one or more obligations of one of the PARTIES as indicated in the AGREEMENT, including the payment of the charges for the respective Mandatory Services, which affects the performance of one or more obligations of the other Party.

d.	The agreement reached by the PARTIES, derived from circumstances other than those referred to in the preceding items.

e.

Modifications to the Applicable Laws and Provisions, or provisions of a Governmental Authority, that create greater requirements, conditions, restrictions or burdens for the performance of any of the obligations under the AGREEMENT.

f.	Other cases expressly set forth in this AGREEMENT.

5.5.2.

The request for suspension of obligations made by one Party to the other Party shall be subject to the report of the Contract and Operations Supervisor, who shall issue an opinion in accordance with the provisions of this Section.

5.5.3.

Alternatively, the deadline for an obligation under the AGREEMENT may be extended in accordance with the grounds detailed in clause 5.5.1. Any request submitted by either PARTY shall be subject to the provisions and procedures set forth in this clause.

“5.6.

In the event of any of the events listed in clause 5.5.1 above, the PARTY that deems it advisable shall send the other Party a request for suspension of the calculation of deadlines in accordance with the following stipulations:

5.6.1.

The request must: (a) identify the event that occurred; (b) list the obligation(s) whose suspension is sought, specifying whether it affects the term of the AGREEMENT; (c) list the impacts that occurred and/or will occur; (d) the start date of the event and the effective or expected end of the event and consequently the start and end of the suspension of the calculation of the deadline; (e) the mitigation plan for the identified impacts, if applicable.

5.6.2.

In the Investment Phase, a copy of this request should be sent to the Design, Infrastructure and Equipment Supervisor, while in the Operation Phase it should be sent to the Contract and Operations Supervisor.

In both cases, the Supervisor will have five (5) Calendar Days to issue their report stating the merits of the request, the impacts identified, the suspension period, the mitigation plan, and the recommendations to be adopted, if applicable.

If comments on the suspension request are made, the requesting PARTY will have five (5) Calendar Days to answer them, which will be counted from the day after the comments are notified.

5.6.3.

If the Supervisor’s opinion is favorable regarding the validity of the suspension request, or if the Supervisor does not issue a decision within the time limits stipulated in clause 5.6.2 above, the suspension request will be considered accepted under the terms set forth in the request referred to in clause 5.6.1.

5.6.4.

Without prejudice to the Supervisor’s report, the PARTIES, by mutual agreement, may sign a document declaring the suspension of the calculation of the term for the aforementioned obligations or the term of the AGREEMENT, as appropriate. The document will include the regulation of the aspects detailed in clause 5.6.1

5.6.5.

If the Supervisor’s favorable opinion is not obtained; or if the request for suspension proposed by one PARTY is denied by the other, the PARTY that deems advisable appropriate will have the option to resort to the dispute resolution mechanisms set forth in section 22 of the AGREEMENT.

5.6.6.

The declaration of suspension of the calculation of the deadline for one or more obligations of the Agreement or of the term of the Agreement itself will entitle the Operator or ESSALUD, as appropriate, to suspend performance of the aforementioned obligations within the originally agreed term, and calculation of these obligations will restart once the effects of the event that caused its suspension cease. Exceptions shall be made for those cases in which the nature of the event that prompted the suspension, the impacts generated, and/or the actions needed to restore normal performance of the AGREEMENT determine the need to add the days during which the calculation of the term was suspended onto the originally agreed-to performance deadline.

5.6.7.

The suspension of the calculation of the deadline for one or more Obligations stipulated in the AGREEMENT or of the total term of the AGREEMENT may not exceed one (01) calendar year. If the grounds that prompted the suspension persist beyond the period indicated above, either Party shall be entitled to invoke the Termination of the AGREEMENT for this reason, in accordance with the applicable termination procedure, as appropriate: (a) if ESSALUD invokes the termination, the provisions of clause 23.11 of the Agreement shall apply; or, (b) if the OPERATOR invokes the termination, the termination shall proceed in accordance with clause 23.15 of the Agreement.

5.6.8.

As an alternative to requesting a suspension of the deadline, either PARTY may request the other PARTY to extend the deadline for the performance of one or more obligations. For this purpose, the extension request will be governed by the stipulations set forth in clauses 5.5, 5.6, and 5.7.”

“5.8.

In order to avoid the total or partial paralysis of the Mandatory Services, each Party shall make reasonable efforts to ensure the continuity of the obligations under the AGREEMENT. By agreement of the PARTIES, taking into account the opinion of the Contract and Operations Supervisor, the provision of additional services as needed to preserve the continuity of the Mandatory Services may be authorized; such services may be remunerated as part of and in accordance with the payment mechanism of the RPS, in accordance with the applicable provisions of the AGREEMENT and the Applicable Laws and Provisions.”

3.8.	Amend clauses 6.1, 6.2, 6.3, 6.5, 6.10, 6.11, and 6.19 item b) of Section 6, which will have the following wording:

“SECTION 6: PROPERTY FRAMEWORK

PROPERTY FRAMEWORK

6.1.

During the AGREEMENT’s term of validity, the OPERATOR will operate all the Property subject to the AGREEMENT under a free-of-charge civil concession framework, including the infrastructure of the TRECCA Tower, the Equipment, the Furniture, as well as the Systems and Applications, and must use them exclusively for the provision of the Services.

As part of the internal regulations and procedural manuals set forth in clause 11.38, the OPERATOR will prepare an accounting and tax procedural manual specifying the aspects relating to, among other aspects, the issuance of invoices and attribution documents corresponding to the execution of the components of Infrastructure, Equipment, Systems and Applications, their accounting and asset control, and their depreciation, amortization and revaluation as appropriate.”

“6.2.

All assets incorporated by the OPERATOR, including buildings, equipment, furniture, systems and applications needed to achieve the purpose of the AGREEMENT, will constitute Property subject to the AGREEMENT as of their incorporation, and documented evidence of this must be kept.

Upon completion of the term of the AGREEMENT, the OPERATOR’s concession right will be extinguished by law as the same time the Property Subject to the Agreement is returned.

This return will be made at no additional cost to ESSALUD.

However, the return will not affect the payment of the RPI corresponding to the Infrastructure, Equipment, and/or Systems and Applications that is outstanding as of that date, which must be paid until its full cancellation under the agreed-upon terms, charged to the Master Trust.”

“6.3

By virtue of the mandate granted, the OPERATOR may not dispose of, encumber, or make claims on this property without the prior and express authorization of ESSALUD. However, the issuance of a firm administrative or judicial order that has been approved and made final and enforceable, due to causes attributable to the OPERATOR that prevent it from carrying out a substantial part of its business, may result in the termination of the contract, without prejudice to the corresponding penalties.

The provisions of this clause shall also apply to the Systems and Applications—both those developed directly by and owned by the OPERATOR and those whose rights have been transferred to it by third parties.

This limitation does not extend to the establishment of the guarantees and encumbrances referred to in Article 30 of Law No. 32441, the Law that governs the promotion of private investment through Public-Private Partnerships and Asset Projects, and other regulations that amend or replace it, to be granted in compliance with the financial closing obligations set forth in the AGREEMENT.”

“6.5.

In accordance with the provisions of clause 23.17, upon termination of the AGREEMENT, the OPERATOR must deliver all non-removable property, construction, and improvements, and those whose removal may cause damage to the infrastructure, to ESSALUD without any reimbursement. The OPERATOR’s total or partial destruction of the subject Property will be subject to penalty.

In the case of property included within the Systems and Applications whose licensing has been acquired in execution of the EDI SyA or through replacement and/or technological updates, the transfer will be made through the OPERATOR’s subrogation with respect to all license agreements it has entered into with third parties in favor of ESSALUD, as long as this is permitted in the relevant license agreements.”

“6.10.

In its capacity as owner of the Trecca Tower and the primary real estate from which said Infrastructure was separated, ESSALUD is responsible for facilitating the OPERATOR’s access to the ESSALUD property through the release of interferences in the areas adjacent to the Trecca Tower and for granting all accesses, exits, or easements of passage that are required for the performance of the obligations under the AGREEMENT.”

“6.11.

ESSALUD must sign all the necessary documents, or when this is not possible, extend the necessary powers of attorney so that the OPERATOR can obtain all the authorizing instruments that must be issued by Government Authorities and public utility companies for the performance of the obligations under the AGREEMENT. The provisions of clauses 7.19 and 7.20 shall apply to all matters not regulated in this clause.

“6.19.

With respect to the Property Subject to the AGREEMENT, the OPERATOR assumes the following obligations listed below, under penalty of application of the corresponding penalties. This list is not restrictive or exhaustive to the exclusion of the other obligations that may be established in this AGREEMENT:

(…)

b.

Perform Maintenance activities, and in general, all those works that seek to maintain the operability of the Property Subject to the AGREEMENT in such a way as to avoid negative environmental impacts, in accordance with the scope defined in the Environmental Management Instrument.

(…).”

3.9.	Delete clauses 6.12, 6.13, 6.14, 6.15, 6.21, 6.22, 6.23 and 6.24 from Section 6.

3.10.	Amend clauses 7.6, 7.7, 7.8, 7.9, 7.10, 7.11, 7.12, 7.13, 7.14 and 7.20 of Section 7:

“7.6.

The EDI prepared by the OPERATOR must be submitted to ESSALUD in one (1) physical copy and one (1) digital copy in AUTODESK – VERS. 2010, so that through its Supervision, ESSALUD can verify its compliance with: (i) the Minimum Service Standards and Service Indicators set in this AGREEMENT, (ii) the design and scope specifications established in the respective EDIs, including the EDI SyA, which have the favorable opinion of the Design, Works, and Equipment Supervisor, as well as the ESSALUD Central Investment Projects Administration; (iii) the standards of the National Civil Defense System, the National Building Regulations and, in general, the Applicable Laws and Provisions. The EDI review will be carried out taking the Baseline Project as a reference only insofar as it does not contravene the Applicable Laws and Provisions or the terms of Addendum No. 2. In the absence of specific regulations regarding certain aspects related to safety or environmental impacts, the Definitive Infrastructure Study may be aligned with internationally recognized standards, which shall be referenced for their verification and approval.

Those involved in the EDI review, as indicated in the previous paragraph, must have Autodesk Vers. 2010 or its updated or compatible version in order to review the delivered products.

“7.7.

The internal regulations of ESSALUD, current regulations on construction safety, regulations applicable to the construction of buildings, and the Applicable Laws and Provisions must be considered for the performance of the obligations set forth in this AGREEMENT, provided that they do not contravene the provisions of the Applicable Laws and Provisions.

“7.8.	THE EDI DEVELOPMENT PLAN (PLAN DE DESARROLLO DEL EDI, PDE)

The PARTIES state that the AGREEMENT has been signed with the transfer of the design and construction risk to the OPERATOR.

The OPERATOR must submit an EDI Development Plan (EDP). The PDE will indicate, by way of reference, the schedule for the execution of the design, planning, and preliminary work activities (Preliminary Work) that must be carried out before the Effective Date of the Obligations (EFO).

The PDE will divide the development of the EDI (Infrastructure, Equipment, and Systems and Applications) into two or more phases for reference purposes. Each phase will group together some of the activities necessary for the preparation, review, and approval of the respective EDI and the scheduling of the Preliminary Work referred to in Clause 8.3.”

The PDE will divide the preparation of the EDI into two or more phases for reference purposes. Each phase will group together some of the activities described in Clause 7.2.

Additionally, the Operator will submit the Detailed Investment Execution Program after the EDI is approved and before the Investment Period.”

“7.9.	As each of the phases programmed in the PDE is carried out, the OPERATOR may request their partial approval in order to expedite approval of the EDI.

Finally, once the phases proposed in the PDE have been completed, the Definitive Engineering Study (EDI) will be approved by ESSALUD within fifteen (15) days counted from submission in accordance with Clause 7.6.

The OPERATOR may propose modifications to the approved EDI, without implying a reduction in the Service Indicators or extension of the deadlines established in this AGREEMENT or the generation of greater co-financing by ESSALUD. Such modifications must have the approval of ESSALUD within ten (10) Calendar Days from receipt of the preliminary opinion of the Design, Works, and Equipment Supervisor, who must issue it within a maximum of fifteen (15) Calendar Days. The correction of material and obvious errors in the EDI will not require ESSALUD’s approval, provided that the Design, Works, and Equipment Supervisor issues a No Objection beforehand regarding the nature of the error and its impact.

“7.10.	FINANCIAL CLOSING

The OPERATOR’s obligation to achieve Financial Closing will be considered fulfilled when the OPERATOR proves that it has sufficient financing or payment commitments for the Authorized Investment. The OPERATOR must prove it has achieved Financial Closing through reliable documentation, within the deadline indicated in clause 7.11, demonstrating the following circumstances:

a.	That the process aimed at obtaining the financial resources for the execution of the Authorized Investment, at a minimum, has been successfully completed; and,

b.

That to the best of its knowledge and belief, there will be no impediments, problems, or difficulties of any kind from the point of view of financing for the investment, with respect to the funds needed to fulfill the Construction that is the subject of the AGREEMENT.”

“7.11.

In order to comply with the provisions of numeral 7.10, the PARTIES shall establish the procedure to be followed, by mutual agreement, through a contract execution certificate that must be approved no later than the date of signing the document of adherence to the Master Trust. In this regard, the OPERATOR will submit the documentation indicated in clause 7.12 within thirty (30) Calendar Days counted from the date on which the following two (2) events have both been completed: a) The signing of the public instrument in which Addendum No. 2 is recorded; and b) The signing of the public instrument and registration in which adhesion to the Master Trust is recorded.

Before the expiration of the term indicated above, the OPERATOR may make a one-time request that ESSALUD extend said deadline for up to ninety (90) additional Calendar Days. This extension will be considered granted solely on the merit of the OPERATOR’s submission of the application.

For all purposes of this AGREEMENT, it is expressly stated that if the Administration and Guarantee Trust is not signed and only the aforementioned Master Trust adhesion document is signed, in such case the references in this AGREEMENT to the Administration and Guarantee Trust shall be understood to be eliminated and replaced by references to the Master Trust and the Master Trust adhesion document, as appropriate and applicable.

“7.12.	For the purposes of accrediting the Financial Closing, the OPERATOR must submit one or more of the following:

(i)

Notarized copy of the financing contracts, guarantees, purchase agreements, assignment of rights, trusts and in general, any relevant contractual document that the OPERATOR has agreed to with the Permitted Creditor(s) who will participate in the financing of the investment obligations under the AGREEMENT.

(ii)

Notarized copies of the financing agreements, guarantees, purchase agreements, assignment of rights agreements, trusts, and in general, any relevant contractual document that has been agreed upon with third parties other than Permitted Creditors, who will participate in financing operations for the investment obligations under the AGREEMENT; and/or,

(iii)	Notarized copy of the financing contracts, guarantees, trusts, and in general, any relevant contractual document that has been agreed to with the OPERATOR’s Related Companies.

If the financing referred to in this Clause is made with the OPERATOR’s own resources, within the period indicated in the previous paragraph it must present a copy of the public instrument recording the corresponding increase in capital stock duly registered in the Public Registries, or any other corporate documentation that proves the indicated capital increase. In this case, the rate (k) defined in clause 13.5, clause 13.21, and clause 13.35-A, as applicable, will be recognized.

“7.13

Once the documentation referred to in clause 7.12 above has been submitted, within the deadline indicated in clause 7.11, the Contract and Operations Supervisor or, failing that, the Central Financial Management Supervisor, will have fifteen (15) Calendar Days to submit its evaluation report to ESSALUD, with a copy to the OPERATOR, recommending its approval or making comments if the documentation in clause 7.12 is not complete or does not prove there is sufficient financing or payment commitments for the Authorized Investment. If any comments are made, the OPERATOR will have ten (10) Calendar Days from the notification of the report to response to them by means of a letter sent to the Contract and Operations Supervisor, with a copy to ESSALUD.

This period may be extended by up to ten (10) additional Calendar Days at the OPERATOR’s request. After the OPERATOR has been notified that the comments have been sufficiently resolved, or after the deadline for submitting them has elapsed, the Contract and Operations Supervisor will have five (5) Calendar Days to send their final opinion to ESSALUD, with a copy to the OPERATOR.

Within ten (10) Calendar Days, ESSALUD may, in turn, consider the Financial Closure to be accredited, unless there is an unfavorable report from the Contract and Operations Supervisor or from the Central Administration and Finance Office, in which case it will proceed in accordance with the provisions of clause 7.14 below.”

“7.14

If the documentation required in clause 7.12 is not submitted within the period indicated in clause 7.11, or if said documentation has not proven that there are sufficient financing or payment commitments for the Financial Closure, as established in clause 7.13, ESSALUD may invoke the termination of the AGREEMENT for breach by the OPERATOR, in accordance with the provisions of clause 23.4. In that case, the OPERATOR must pay ESSALUD a sum equivalent to 50% of the Performance Guarantee for Obligations Prior to the Investment Period Start Date, as compensation for damages, no later than thirty (30) Calendar Days after the effective termination of the AGREEMENT.

If the aforementioned sum is not paid within the established period, ESSALUD will proceed to execute the Performance Guarantee for Obligations Prior to the Investment Period Start Date for said amount.

The payment and execution described above will not apply if, upon expiration of the term for accreditation of the Financial Closing, the OPERATOR provides documentation that it acted diligently and in good faith and that, despite its efforts with potential Permitted Creditors in various financial markets, it has not been able to agree with them on the terms and conditions for the financing contracts it requires for the Financial Closing in accordance with the AGREEMENT.”

“ESSALUD’s OBLIGATIONS

7.20.

ESSALUD shall provide the necessary support so that the OPERATOR can perform its obligations under this AGREEMENT, in relation to the preliminary steps required for the start of the works and other acts related to the Investment Period and the Operating Period.

This support will be an obligation of means and not of results and will be provided without prejudice to the OPERATOR’s sole responsibility for the performance of said obligations, in accordance with the provisions of Clause 7.19.”

3.11.	Include clause 7.21 of Section 7, which will have the following wording:

“7.21.	PRELIMINARY WORK

The Preliminary Work will be carried out once each and every one of the following conditions has been met: (a) EDI approval; and, (b) signing of the contract execution document approving the execution schedule, with details of the activities to be carried out and other technical information necessary for this purpose.

The execution of such Preliminary Work does not imply the verification of the Investment Period Start Date.”

3.12.	Amend clauses 8.1, 8.3, 8.4, 8.9, 8.10, 8.12, 8.13, 8.14, 8.15, 8.16, 8.17, 8.18, 8.19, 8.20, 8.25, 8.26, and 8.27 of Section 8, which will have the following wording:

“SECTION 8: INVESTMENT PERIOD – WORKS

“8.1

During the Investment Period, the OPERATOR agrees to carry out all the necessary Works in the TRECCA Tower facilities that allow the provision of the Mandatory Services, which will be performed during the Investment Period, in accordance with the provisions of clause 5.2.2, and the EDI must be complied with.”

(...)”

“EFFECTIVE DATE OF THE INVESTMENT PERIOD OBLIGATIONS (FVO)”

8.3.	For the Investment Period Obligations Effective Date to transpire, each and every one of the following events listed below must have occurred beforehand:

a)	Taking Possession must have occurred.

b)

The Environmental Management Instrument must be approved by the Competent Environmental Authority, unless it is proven that the Project is excluded from this requirement in accordance with the Applicable Laws and Provisions.

c)

The municipal permits and licenses for the execution of the Works must have been obtained, unless it is proven that the Project is excluded from the requirement in accordance with the Applicable Laws and Provisions.

d)	ESSALUD must have granted the easements of passage for the necessary spaces in accordance with clause 6.10.

e)	ESSALUD must have informed the Operator of the approval of the Financial Closure.

f)	ESSALUD must have approved the EDI.

g)	ESSALUD must have arranged for the Operator Company’s adhesion to the Master Trust prior to the Financial Closing.

h)	The Operator must have submitted the detailed Investment Execution Program.

Once the events described in this clause have been completed, the Operator will notify ESSALUD, with a copy to the Supervisor, that it has fulfilled the aforementioned conditions for the Effective Date of the Obligations to occur.

ESSALUD will notify the Operator of its approval, with the opinion of the Supervisors, and the Effective Date of Obligations will occur in ten (10) Calendar Days from the date the aforementioned notice is received.”

“8.4.

Each and every one of the events indicated in Clause 8.3 must be confirmed before the expiration of the deadline of six (06) months after the signing of Addendum No. 2, which includes the approval of the accreditation of Financial Closure in accordance with the provisions of clause 7.11.

If this is not possible due to a cause attributable to ESSALUD, the Government Authority, and/or a Competent Environmental Authority, either PARTY may call for the suspension of the term of the AGREEMENT in accordance with Clause 5.5 of the AGREEMENT, until the cause for suspension is resolved. If six (6) months have elapsed without the cause of suspension being resolved, the OPERATOR may terminate the AGREEMENT, unless there is an agreement between the PARTIES.”

“8.9.

The Work Logbook must be kept in its original form. Additionally, two sets of copies will be required. The pages must be notarized and numbered consecutively; a mechanical loose-leaf system may be adopted.

ESSALUD and the Design, Works, and Equipment Supervisor will have free access to the Construction Logbook during the Investment Period. Once the Infrastructure is put into service, after the Operating Period Start Date, one of the originals will be delivered to ESSALUD, leaving one set of copies for the OPERATOR.

The OPERATOR may ask ESSALUD to keep the Work Logbook in digital format, which ESSALUD will evaluate within five (05) days, during which time it must communicate its decision to the OPERATOR.

Should this request be approved, the PARTIES shall establish the applicable regulations for its implementation.

“8.10. WORK PROGRESS REPORTS

The OPERATOR shall provide the Design, Works, and Equipment Supervisor progress reports relating to the development of the Works during the Investment Period within three (03) days following the completion of the reporting period, with a copy to ESSALUD, in accordance with numeral 14.26 of the AGREEMENT. The OPERATOR shall bear the cost of preparing the reports, and the most appropriate format to use will be agreed upon in due course with the Design, Works, and Equipment Supervisor.

“INFRASTRUCTURE, EQUIPMENT, AND SYSTEMS AND APPLICATIONS RECEIPT AND ACCEPTANCE COMMITTEE

(...)

8.12

ESSALUD will establish the Infrastructure, Equipment, and Systems and Applications Receipt and Acceptance Committee, hereinafter the Committee, which will be made up of three (3) professionals from ESSALUD, one from the Central Office for the Promotion and Management of Private Investment who will preside over it, one from the Central Investment Projects Administration, and one from the Central Information and Communication Technologies Administration. The members of the Committee will be appointed by ESSALUD General Management within thirty (30) Calendar Days following receipt of the request indicated in clause 8.13 below. Likewise, ESSALUD may contract the services of the specialists that it considers necessary for proper receipt and acceptance of the Infrastructure and Equipment, assuming the costs of this contracting, without this affecting the deadlines for the establishment of the Committee.

The OPERATOR may request the removal of any of the members of the Committee and/or the contracted specialists only when there are duly justified grounds that jeopardize the impartial performance of that member. Upon receiving the removal request, ESSALUD will have fifteen (15) Calendar Days to: a) grant said request and communicate the appointment of the substitute member; or, b) communicate the denial of said request.”

“8.13.

Ninety (90) Calendar Days prior to the projected date for the completion of the Works and Equipment, the OPERATOR will ask ESSALUD to appoint the members of the Committee in accordance with the provisions of clause 8.12, observing the following procedure:

8.13.1.

On the date that the OPERATOR asks ESSALUD to appoint the Committee, the OPERATOR shall submit the following to ESSALUD, with a copy to the Design, Works, and Equipment Supervisor Supervision: a) a proposed schedule for the acceptance of the Infrastructure and Equipment; b) a tentative schedule organized by specialties, and considering the provisions of Clause 8.14; c) the tentative list of plans, diagrams, manuals, and other relevant technical and legal documentation for the purpose of acceptance of the Infrastructure and Equipment, in accordance with the provisions of the Applicable Laws and Provisions; and, d) a list of the OPERATOR’s representatives and professionals who will represent it in signing the certificates and other documentation of the procedure on its behalf.

8.13.2.

The Design, Works, and Equipment Supervisor will have fifteen (15) Calendar Days to submit their report to ESSALUD and the OPERATOR, containing the recommendations to be incorporated into the programming referred to in Clause 8.13.1, if any.

8.13.3.

The OPERATOR will have fifteen (15) Calendar Days to incorporate such recommendations and present ESSALUD with the integrated programming proposal referred to in Clause 8.13.1, with a copy to the Design, Works, and Equipment Supervisor.

8.13.4.

Within thirty (30) Calendar Days following receipt of the initial request referred to in Clause 8.13, ESSALUD will notify the OPERATOR of the appointment of the Committee, with a copy to the Design, Works, and Equipment Supervisor.

8.13.5.

The Committee will have fifteen (15) Calendar Days as of the notification date indicated in Clause 8.13.4. to approve and notify the OPERATOR of the schedule to be followed, including: a) schedule organized by specialties; b) list of the plans, diagrams, manuals, and other relevant technical and legal documentation for the purposes of receipt of the Infrastructure and Equipment, in accordance with the provisions of the Applicable Laws and Provisions; and c) list of the ESSALUD professionals who will sign the certificate and other documents of the procedure together with the Committee members.

8.13.6.

If the Committee has not been appointed in accordance with Clause 8.13.4, and/or it has been appointed but has not approved and notified the schedule for Infrastructure and Equipment receipt and approval by the deadline indicated in Clause 8.13.5, the OPERATOR will make a second request to ESSALUD for the appointment of the Committee and/or the approval of the schedule, as the case may be, with a copy to the Design, Works, and Equipment Supervisor.

8.13.7.

Once the request referred to in Clause 8.13.6 for the appointment of the Committee has been received, ESSALUD will have fifteen (15) Calendar Days to appoint it in accordance with the provisions of Clause 8.12.

8.13.8.

Once the Committee is appointed, it will have fifteen (15) Calendar Days from its appointment referred to in Clause 8.13.7, after the OPERATOR’s request indicated in Clause 8.13.6, to approve and notify the schedule indicated in Clause 8.13.2 for the Infrastructure and Equipment receipt and approval.

8.13.9.

If ESSALUD fails to appoint the Committee and/or the Committee fails to approve and notify the schedule by the deadlines set forth in this Clause, after the second request made in accordance with Clause 8.13.6, the proposal submitted by the OPERATOR in accordance with Clause 8.13.3 shall be deemed approved and shall be binding on the PARTIES.”

“8.14.	The Parties shall comply with the following provisions for the purposes of Infrastructure and Equipment receipt and acceptance:

8.14.1

Within five (5) Calendar Days after completion of the Works and Equipment, the OPERATOR will ask ESSALUD to begin acceptance of the Infrastructure and Equipment, with a copy to the Design, Works, and Equipment Supervisor; for this purpose its request will include the information and documentation referred to in the approved schedule, as set forth in clause 8.13.

8.14.2

Upon receipt of the OPERATOR’s request, the Committee shall have twenty (20) Calendar Days to proceed with the receipt of the Infrastructure and Equipment, without prejudice to the deadline that the Parties stipulate for the resolution of comments, defects, or omissions, in accordance with the provisions of clause 8.14.3 below

8.14.3	Upon receipt of the Infrastructure, Equipment, Systems and Applications, the Committee will be responsible for verifying:

a)	That the OPERATOR has completed addressed all the comments made by the Design, Works, and Equipment Supervisor in each stage of the work;

b)

That any modification to the Infrastructure, Equipment, Systems and Applications made with respect to what is set forth in the EDI and the EDI – SyA has been duly approved by ESSALUD and executed in that manner; and,

c)	That any defect or omission in the Infrastructure, Equipment, and/or Systems and Applications that may have been caused by events subsequent to each work progress certification had been remedied.

Once the existence of comments or the occurrence of defects or omissions has been verified, the procedure established in clause 8.15 will be followed.

8.14.4.

If there are no comments, within the deadline established in clause 8.14.2, the Committee will proceed to sign the Full Infrastructure and Equipment Receipt and Approval Certificate and the Systems and Applications Implementation Completion Certificate, which will be signed by its members, the OPERATOR, and the Supervisor of Design, Works, and Equipment Supervisor.

8.14.5.

Within five (5) Calendar Days after issuance of the Full Infrastructure and Equipment Receipt and Approval Certificate and the Systems and Applications Implementation Completion Certificate, the Committee will inform ESSALUD General Management of the completion of its activities.

8.14.6.	If any of the following is found to have occurred:

a)	The receipt of the Infrastructure, Equipment, and/or Systems and Applications had not been initiated in accordance with clause 8.14.2.

b)

In the case set forth in clause 8.14.4, the Committee has not signed the Full Infrastructure and Equipment Receipt and Approval Certificate and the Systems and Applications Implementation Completion Certificate

c)

After the OPERATOR has resolved comments, defects or omissions in accordance with the provisions of clause 8.15, the Committee has not signed the Full Infrastructure and Equipment Receipt and Approval Certificate and the Systems and Applications Implementation Completion Certificate.

In any of the cases mentioned in items a), b), and c), the OPERATOR will request that ESSALUD comply with the obligation in question within ten (10) Calendar Days counted from the notification of said request, with a copy to the Design, Works, and Equipment Supervisor. If ESSALUD does not comply with the request within this period, the Infrastructure, Equipment, and Systems and Applications will be considered received after having fulfilled the formalities provided for this case in the operating procedure referred to in clause 8.13. The OPERATOR will be authorized to proceed in accordance with the provisions of clause 8.17.”

“8.15.	In the case of clause 8.14.3, the following procedure shall be followed:

8.15.1.

If such comments, defects, or omissions do not represent more than one percent (1%) of the Authorized Investment, the OPERATOR will have ten (10) Calendar Days to make the corresponding correction, extendable up to ten (10) additional Calendar Days, without any penalty being applied. Once the initial deadline and its extension have elapsed, there is no additional period before penalties are invoked, satisfying the requirement to set a maximum period for correction. Once this period has elapsed, the Committee will issue the corresponding ruling within ten (10) Calendar Days.

8.15.2.

If the aforementioned comments, defects, or omissions represent between one (1%) and ten percent (10%) of the Authorized Investment, the OPERATOR will have twenty (20) Calendar Days to make the corresponding corrections, extendable by an additional twenty (20) Calendar Days, without prejudice to the application of the corresponding penalties. Once this period has elapsed, the Committee will issue the corresponding ruling within ten (10) Calendar Days.

8.15.3.

If the aforementioned comments, defects, or omissions represent more than ten percent (10%) of the Authorized Investment, the OPERATOR shall have forty-five (45) Calendar Days to make the corresponding corrections, , extendable for an additional period of forty-five (45) Calendar Days, or a different period that is agreed by the PARTIES taking into consideration the nature of the comments, without prejudice to the application of the corresponding penalties.

However, if there are still unresolved issues the aforementioned period has expired and after the opinion of the Design, Works, and Equipment Supervisor is received, ESSALUD may terminate the AGREEMENT due to breach by the OPERATOR, in accordance with the provisions of Section 23 of the AGREEMENT. In any case, any penalties that apply or that have already accrued will remain in effect.

If the OPERATOR does not agree with the ruling indicated in clauses 8.15.1, 8.15.2, and 8.15.3, it may resort to the dispute resolution mechanisms through technical expertise, in accordance with Section 22 of the AGREEMENT.

8.15.4.

In the case of numerals 8.15.1 and 8.15.2, at the OPERATOR’s request the Committee may issue the Full Infrastructure and Equipment Receipt and Approval Certificate, with comments, so that the OPERATOR can begin the Operating Period, as long as the correction of the identified defects does not prevent the provision of Services, unless there is a contrary opinion from the Contract and Operations Supervisor. In this case, the provisions of numeral 8.14.4 will only be implemented once the comments have been corrected.

8.15.5.

In the case of numeral 8.15.3, the OPERATOR may not commence operations until such omissions or defects are corrected or until progress in the correction process allows the services to be provided adequately, according to the prior favorable opinion of the Contract and Operations Supervisor and with the approval of ESSALUD.”

“8.16.

In the event of breach attributable to the OPERATOR with the term stipulated in clause 8.1, the penalties set forth in this AGREEMENT shall apply, and in addition the OPERATOR shall bear the increased costs incurred for supervision of the work and equipment required to keep it in force, at its own expense and risk.”

“8.17.	The Investment Period completion date will be the date on which the following three (3) conditions are met:

a.	The Full Infrastructure and Equipment Receipt and Approval Certificate is signed, or else the date on which receipt is considered to have been made as provided in clause 8.14.6;

b.	The OPERATOR obtains all the necessary permits to commence operations, in accordance with the provisions of clause 7.20 of the AGREEMENT; and,

c.

The Systems and Applications Implementation Completion Certificate is signed, with the same deadlines and dates as those established for the Full Infrastructure and Equipment Receipt and Approval Certificate.”

“8.18.

If the Infrastructure is totally or partially destroyed after the Investment Period has ended, or it presents an evident danger of collapse or serious defects due to construction flaws attributable to the actions carried out during that period, the OPERATOR will be liable to ESSALUD or whoever succeeds it in the AGREEMENT, provided that this is notified in writing within six (6) months following the discovery of the defect. The deadline for filing the corresponding action will be one (1) year counted from the day after said notification. Any other agreement is null and void, pursuant to the provisions of Article 1784 of the Peruvian Civil Code.

In the cases indicated in the previous paragraph, the OPERATOR will also be liable for poor quality of the materials used or for failure to detect soil conditions that could reasonably have been foreseen during the preparation of the relevant studies.

Any breach of the responsibility established herein shall constitute a breach of contract and shall give rise to the application of penalties and/or the termination of the AGREEMENT for serious breach by the OPERATOR, under the terms provided in Sections 21 and 23, as applicable.”

“8.19.	NEW INFRASTRUCTURE

If either PARTY raises the need to execute New Infrastructure during the term of the AGREEMENT, and for up to two years prior to its termination, the corresponding Party shall provide the other with an execution schedule, accompanied by a technical report that supports the need to implement it.

8.19.1.

If the proposed New Infrastructure constitutes an Optimization Activity, whose execution cost is fully assumed by the OPERATOR, at its own expense, cost, and exclusive risk, without requiring resources or generating co-financing from ESSALUD, and provided that it is proven that its execution does not affect the provision of Mandatory Services, approval for executing these activities will be granted in accordance with the provisions of Clause 8.20 et seq.

In those cases where the New Infrastructure is executed entirely at the OPERATOR’s expense and cost, without impacting the financial conditions of the AGREEMENT, with “no impact” being understood to mean that it will not generate any RPI, RPMO, co-financing, or any recognition in the settlement of the AGREEMENT, it will be sufficient to sign a Agreement Execution Certificate recording the will of the Parties. As this New Infrastructure is assumed at the sole expense, cost, and risk of the OPERATOR, it will not be recognized or compensated, nor will its value be incorporated in calculating the settlement of the AGREEMENT in the event of early termination or expiration of the term.

8.19.2.

If ESSALUD requests the New Infrastructure or it is necessary due to changes in the Applicable Laws and Provisions, and this means that its execution cost is assumed by ESSALUD and/or paid to the OPERATOR under the same mechanism provided for the determination of the RPI, the procedure for contractual amendment set forth in the current PPP regulations must be followed, through which the applicable rules regarding execution, construction, operation, maintenance, remuneration, expiration, and settlement will be defined.

“8.20.	In the circumstance provided in Clause 8.19.1, ESSALUD will have a deadline of thirty (30) Calendar Days counted from the receipt of the proposal referred to in Clause 8.19 to issue its response.

In the case of a proposal formulated by the OPERATOR, and in the event of any comments, the OPERATOR will have fifteen (15) Calendar Days to resolve them. In turn, ESSALUD will have ten (10) Calendar Days from the receipt of the comments to issue its report. If this deadline expires without a ruling being made, the OPERATOR will repeat its request. If ESSALUD does not respond within five (5) Calendar Days of receiving said request, the request will be considered approved, and the OPERATOR will be authorized to execute the proposal in accordance with the definition of New Infrastructure in clause 1.13.”

“8.25.	If the New Infrastructure is executed within the Investment Period, the Design, Works, and Equipment Supervisor will be responsible for its supervision.

If the New Infrastructure is executed during the Operating Period, a new Design, Works, and Equipment Supervisor will be appointed, in accordance with the provisions of Clause 20.11 et seq. In all other applicable aspects, such as design, execution, acceptance, and so on, the New Infrastructure shall be governed by this AGREEMENT.”

“8.26.	RESPONSIBILITY AND OPERATION

The works, activities, and acquisitions subsequent to the commissioning of the TRECCA Tower must be carried out in such a way as to guarantee the provision of the Mandatory Services without interruption, and to the extent possible, throughout the entire period of construction, equipment, or whatever the case may be.

Subject to replacement and payment of the corresponding indemnification, the OPERATOR undertakes to not damage the existing Infrastructure or Equipment. For this purpose, before starting execution of New Infrastructure, it will submit a bank guarantee letter in favor of ESSALUD for the amount that it establishes by mutual agreement with the OPERATOR, as a guarantee of compliance with this commitment.”

“8.27.	The OPERATOR will be responsible for the New Infrastructure that it has directly executed.

The OPERATOR is responsible to perform operation and maintenance activities for the services linked to this New Infrastructure in accordance with what is described in the supporting technical report approved by ESSALUD in accordance with Clauses 8.19 and 8.20.”

3.13.	Delete clauses 8.21, 8.22, 8.23, and 8.24 from Section 8.

3.14.	Amend clauses 9.1, 9.3, 9.4, 9.5, 9.7, 9.15, 9.16, 9.17, and 9.18 of Section 9, which will have the following wording:

“9.1.	The OPERATOR shall provide the equipment included in the Equipment Catalog submitted in the EDI within the deadline provided for the Investment Period set forth in clause 8.1.

It is expressly established that any type of delay or deficiency in the acquisition of the equipment and furniture attributable to the OPERATOR will not be considered grounds for extending the deadline for delivery, and therefore it must arrange for the procurement of the required goods and ensure their provision in accordance with its proposal.”

(...)”

“9.3.

The equipment used in the TRECCA Tower must correspond to the mandatory services provided. These must be kept operational, and to that end there must be an Annual Maintenance Program prepared by the OPERATOR and approved in accordance with clause 12.5. The Contract and Operations Supervisor will be responsible for monitoring compliance with the Annual Maintenance Program.

“9.4.

The OPERATOR agrees to implement a labeling system for the Biomedical and Electromechanical Equipment included in the Equipment Catalog that allows the following to be verified, at a minimum: (i) the date of the last technical review or preventive maintenance performed, and (ii) basic instructions for use and handling of the equipment.”

“9.5.	All Property Subject to the Agreement used for the provision of the Mandatory Services must be kept operational, in good condition, and clean.

“9.7.	RECEIPT AND ACCEPTANCE OF EQUIPMENT

Equipment will be received in accordance with the provisions of clauses 8.12 to 8.17 of Section 8 of the AGREEMENT”

“9.15.

If the Equipment is totally or partially destroyed after the Investment Period has ended and during the term of the AGREEMENT due to a cause attributable to the OPERATOR, the OPERATOR will be liable to ESSALUD, or whoever succeeds it in its role in the AGREEMENT, provided that this has been notified in writing on a confirmed date within six (6) months following the date on which ESSALUD became aware of the damage. Any other agreement is null and void, pursuant to the provisions of Article 1784 of the Civil Code.”

“9.16.	EQUIPMENT REPLACEMENT AND UPGRADES

Periodically, the OPERATOR shall submit a proposed Equipment Replacement and Upgrade Plan (Plan de Reposición y Actualización de Equipamiento, PRAE) to ESSALUD, with a copy to the Contract and Operations Supervisor, corresponding to the replacement of Equipment, according to the manuals and procedures that will define the path for introducing and removing equipment, as well as the conditions for pre-installation, movement, and storage, depending on the type of equipment, contemplating the replacement of Equipment in windows of five (5), ten (10) and fifteen (15) years in the Operating Period, taking into account the characteristics and useful life foreseen in the Equipment Catalog, or on an exceptional basis, when it needs to be upgraded for reasons of technological validity, in order to secure ESSALUD’s approval of the Replacement Investment foreseen in Clause 13.32 et seq.

Likewise, the OPERATOR may invoke the mechanism set forth in Clause 13.32, if changes are required due to Variation in the Equipment Prices offered, as well as what is proposed with the PRAE.

The first version of the PRAE must be submitted within the first quarter of the year in which the five (5) years of operation are completed. The following versions must be submitted at least one (1) year in advance of the corresponding replacement window, according to the periods established in paragraph one, based on the useful life set forth in the Equipment Catalog.

The PRAE proposal must contain the following at a minimum:

a)	Schedule that sets a deadline of one (01) year for the implementation of the equipment, counted from ESSALUD’s approval.

b)	Type of property, code according to the Equipment Catalog, characteristics of the Property Subject to the Agreement that individually identifies them.

c)	Planned location within the TRECCA Tower.

d)

Lump sum price proposal, based on the financial structure of the Equipment in the Investment Period and the CAO-E number established in Clause 13.19. The lump sum shall include the total acquisition cost, including financing cost, its format, and term. Additionally, the OPERATOR must detail the unit prices for the items included, attaching three (3) quotes, except in the case of a single supplier.

e)	Corresponding procurement and installation schedule.

f)	Technical specifications for the new equipment to be delivered or installed, as applicable.

g)	Technical documentation, in accordance with the equipment catalog, as indicated in clauses 9.2 and 9.3 of the AGREEMENT.

h)	The procedure to follow for: i) decommissioning and removal of the Equipment subject to replacement, and, ii) Updating of the Annual Maintenance Program.

i)

A technical justification for the replacement, indicating whether the proposed equipment maintains functional equivalence with what was originally installed, or whether it incorporates technological improvements necessary for compliance with the Minimum Service Standards.

To approve the PRAE, the PARTIES must comply with the following procedure:

a)	The Contract and Operations Supervisor will have twenty (20) days to send both parties their evaluation report, either recommending its approval or making comments.

b)	If there are comments, the OPERATOR will have twenty (20) days to correct them. After that time, the Supervisor will have ten (10) days to issue their report.

c)	ESSALUD will have thirty (30) days for its approval.

d)

If ESSALUD does not issue a ruling within the deadline established in item c) of this clause, the OPERATOR will require ESSALUD to issue a ruling within an additional period of fifteen (15) days. If, ESSALUD does not issue a ruling within this period for reasons attributable to it, the PRAE will be considered approved and take effect for the purposes of the financial recognition set forth in Clause 13.32.

e)

If ESSALUD does not agree with the valuation in the PRAE, within the deadline indicated in item c), it must notify the OPERATOR of the Equipment items subject to disagreement and a list of three experts; the OPERATOR must choose one of them and communicate this choice to ESSALUD within fifteen (15) Days.

The expert’s decision will determine the value of each item in the PRAE that is the subject of disagreement, taking into account: i) the technical data sheet for each item that is the subject of disagreement; and ii) the market value, with 3 quotes for each item, except in cases of a single supplier.

The expert’s decision must be issued within thirty (30) Calendar Days from their corresponding appointment and will be final and unappealable by the PARTIES. The costs arising from the expert’s assessment will be borne by the OPERATOR. If the expert defines a higher valuation than the proposal submitted by the OPERATOR in the PRAE, ESSALUD will approve the value.

The expert may be national or foreign, but in all cases must belong to an Expert Center recognized by the corresponding Professional Association or prove their registration in the Registry of Valuation Experts of the Superintendency of Banking, Insurance and AFP and must not have a conflict of interest with any of the PARTIES at the time and after their appointment as such. Likewise, the expert must perform their activities in an impartial and independent manner.

The equipment subject to replacement will be available to ESSALUD for removal within one hundred and eighty (180) Calendar Days counted from the installation of the equipment subject to replacement, according to the manuals and procedures that will define the equipment’s path of entry and removal, as well as the conditions for pre-installation, movement, and storage, depending on the type of equipment, maintaining Good Storage Practices during this period.

Upon expiration of the deadline and/or ESSALUD’s failure to comply with the manuals and procedures that will define the equipment’s path of entry and removal, as well as the conditions for pre-installation, movement and storage depending on the type of equipment, the risk of its loss or deterioration will be understood to be transferred to ESSALUD, who may remove, transport, deliver and/or deposit the Equipment and/or arrange for its adequate management and final disposal in environmentally safe conditions.

If this is not confirmed within this period, in order not to impact the provision of the Services, said Equipment will be considered to have been permanently decommissioned in accordance with applicable law, and the OPERATOR will be authorized to proceed with its disposal and shall be released from all liability.

Without prejudice to the frequency referred to in this clause, the OPERATOR or ESSALUD may request the partial or complete modification of the PRAE and/or the Equipment Catalog at any time, taking into consideration the procedure set forth in clauses 8.12 to 8.17 of Section 8 of the AGREEMENT.

In the case of Nuclear Magnetic Resonance Equipment, the replacement procedure will be approved by the Parties through a contractual execution certificate.

In the case of Systems and Applications, either Party may propose updates in the six (6), twelve (12) or eighteen (18) year windows of the Operating Period, following the procedure provided in clauses 9.16, 9.17 and 9.18.”

“9.17.

During the term of the AGREEMENT, the Contract and Operations Supervisor shall be responsible for verifying that the approved Equipment complies with the technical and upkeep conditions set forth in accordance with the Equipment Plan established in the EDI and/or the current PRAE approved by ESSALUD, as applicable, and shall inform ESSALUD of any losses and/or deficiencies found.”

“9.18.	The OPERATOR has the obligation to replace Lost Property at its own expense, cost and risk. For these purposes, it must submit the following to ESSALUD:

a)	A contingency plan for the services impacted by the loss, in order to ensure the continuity of the Services, within fifteen (15) Calendar Days from the date of the loss of Equipment.

b)	A purchase order, detailing the replacement and installation period for the Equipment, which may not exceed sixty (60) Calendar Days from the date of the loss.

The above does not limit ESSALUD’s power to apply the penalties set forth in the AGREEMENT if the property loss results in a violation of the Service Indicators contained in Annex IV.

The OPERATOR must take the necessary measures at all times to ensure that the continuity and quality of the provision of the Services are not affected.

In the event of loss of Property Subject to the Agreement that is operated directly by ESSALUD personnel, in spaces for the exclusive use of ESSALUD in the TRECCA Tower, and provided that it is proven that the loss is not attributable to the OPERATOR, the replacement cost will be recognized and reimbursed to the OPERATOR through the RPI-E and/or direct payment, as agreed by the PARTIES.

For these purposes, prior to the Operating Period Start Date, the PARTIES must define the spaces that ESSALUD will use within the TRECCA Tower in writing.”

3.15.	Delete clauses 9.8, 9.9, 9.10, 9.11, 9.12, 9.13 and 9.14 from Section 9.

3.16.	Amend Section 10 in its entirety, which will have the following wording:

“10.1.	OPERATING PERIOD START DATE

Operating Period activities will be carried out within the framework and limits established in the AGREEMENT and its Addenda, in accordance with the provisions of the AGREEMENT, Law No. 32441, the Law that governs the promotion of private investment through Public-Private Partnerships and Asset Projects, or any regulation that amends or replaces it, and the interpretation criteria set forth in clause 22.2. They will also be governed by the Applicable Laws and Provisions.

Similarly, the following guidelines will be taken into account during execution:

a)

The introduction of new good practice protocols derived from the Applicable Laws and Provisions that come into force after the signing of Addendum No. 2, whose implementation is mandatory and at the same time generate a change or increase of the parameters specified in the AGREEMENT, will be handled in accordance with clause 13.48 on the restoration of economic and financial balance.

b)

The approval and implementation of good practice protocols that are not included in the Applicable Laws and Provisions, related to the optimization of medical quality in patient care and that are proposed by one party to the other, may be incorporated by agreement of the parties through a contractual execution certificate, provided that they do not change obligations of an economic or financial nature or alter the risk allocation matrix of the AGREEMENT. Otherwise, they will be handled in accordance with the rules for contractual modifications.

10.2.	The Operating Period Start Date is the date that begins once the Investment Period has ended, for which the following conditions must also be confirmed:

10.2.1.

The signing of the Full Infrastructure and Equipment Receipt and Approval Certificate by the Infrastructure, Equipment, Systems and Applications Receipt and Acceptance Committee Systems and Applications Implementation Completion Certificate. This Systems and Applications Implementation Completion Certificate includes the OPERATOR’s and ESSALUD’s compliance with their obligations related to the Systems and Applications.

10.2.2.	The delivery of the Service Performance Guarantee to ESSALUD.

10.2.3.	Proof that the insurance policies required by the AGREEMENT for this period have been contracted, which must be done on the Service Performance Guarantee delivery date.

No less than ninety (90) Calendar Days prior to the expiration date of the maximum term for the Investment Period, in accordance with numeral 5.2.2. of the AGREEMENT, the OPERATOR shall submit an Operations Commencement Plan to ESSALUD, with a copy to the Contract and Operations Supervisor, including the items set forth in this AGREEMENT.

ESSALUD will approve the aforementioned plan within fifteen (15) Calendar Days from its submission.

During the first phase of the aforementioned plan—that is, for a period of thirty (30) consecutive Calendar Days counted from the beginning of its execution—the Operator will confirm the proper operation of all components of the project, optimizing those processes that ESSALUD considers necessary, and it will arrange the authorization instruments required for the provision of Healthcare Services, in order to achieve the purpose of the AGREEMENT.

10.2.4.	The reduction in the deadline for performance of the Investment Period obligations will not affect the term of the Operating Period, in accordance with the provisions of Section 5 of the AGREEMENT.

10.3.	OPERATION OF THE SERVICES

The Healthcare Services are those directly linked to the purpose of the AGREEMENT and its Addenda which have been included in the Healthcare Services Plan; consequently, they are considered mandatory. The Healthcare Services must be provided in accordance with the conditions of accessibility, availability, quality, continuity, and safety detailed in the AGREEMENT and the Project, as well as those derived from the Applicable Laws and Provisions. Similarly, the financial cost of each and every one of the services covered by the AGREEMENT will be borne by the OPERATOR, who shall perform them using its own resources.

10.3.1

The Healthcare Services are those directly linked to the purpose of the AGREEMENT and its Addenda which have been included in the Healthcare Services Plan; consequently, they are considered mandatory. The Healthcare Services must be provided in accordance with the conditions of accessibility, availability, quality, continuity, and safety detailed in the AGREEMENT, as well as those derived from the Applicable Laws and Provisions.

10.3.2	The Mandatory Services must also be provided in accordance with the Regulations and Manuals contained in clause 11.37, as well as the provisions of the Applicable Laws and Provisions.

10.4.

The OPERATOR may choose to outsource the Mandatory Services to be provided in the TRECCA Tower facilities, provided that this outsourcing does not affect the quality of the Services provided to ESSALUD’s Accredited Insured Persons.

Therefore, the OPERATOR remains solely responsible for planning, organizing, and providing the Mandatory Services to ESSALUD, and the implications arising therefrom, in accordance with the provisions of this AGREEMENT. The OPERATOR is responsible for providing the Mandatory Services in accordance with the following guidelines:

a)	Subject to the provisions of the Applicable Laws and Provisions and provided that the quality of the Services is not affected, in the development of these Services the OPERATOR may:

(i)	Opt to outsource their provision.

(ii)

Implement technologies, clinical practice guidelines, and protocols for telemedicine, in-home or out-of-hospital care, including the possibility of providing care in the operator’s own facilities other than the Trecca Tower infrastructure, in order to meet demand that arises.

(iii)

Implement other opportunities for improvement, provided that such measures prevent limitations on capacity and access for patients and their families and/or constitute innovations generated by the advancement of medical science and do not alter the purpose of the AGREEMENT.

Work, improvements, or implementations derived from the guidelines described in this clause that entail modifications to economic of financial obligations or that alter the risk allocation matrix of the Agreement will constitute additional work and must be handled in accordance with the rules of contractual modification. Correspondingly, those that do not involve payments or the like shall be assumed at the OPERATOR’s expense, cost, and risk.

b)

The technical and healthcare specifications to be implemented in applying the provisions of item a) will be those in the internal regulations and procedure manuals referred to in clause 11.37, as appropriate, including the guidelines for their proper supervision by ESSALUD; they shall be subject to updating within the framework of the planning proposal referred to in clause 10.7.

In all cases, the OPERATOR is and will be solely liable vis-a-vis ESSALUD for the provision of the Services, as well as for the implications arising therefrom, in accordance with the provisions of this AGREEMENT; such services are subject to supervision by the Contract and Operations Supervisor at any time.

10.5.	OPTIONAL SERVICES

Optional Services are proposed by the OPERATOR and/or proposed by ESSALUD, to be developed within the TRECCA Tower facilities. ESSALUD must evaluate and accept the proposed Service and its activities, and the investment associated with its implementation will be carried out at the OPERATOR’s expense, cost and risk, which may not require any remuneration from ESSALUD for the provision of said services. If a different treatment is offered and any commitment for ESSALUD is generated, the request will be processed as a modification of the AGREEMENT.

10.6.	The PARTIES will evaluate, regulate and agreed upon the Optional Services and they shall be subject to this AGREEMENT and its Addenda.

OTHER CONSIDERATIONS

10.7.	Execution of the Services

The PARTIES agree that three (3) months before the start of each calendar year during the effective term of the Operating phase, the OPERATOR will submit the monthly schedule for Healthcare Services and Optional Services to ESSALUD, with a copy to the Contract and Operations Supervisor, in accordance with the following guidelines:

10.7.1.	The minimum content of the proposal is as follows:

a)	Specialized Outpatient Consultation: Monthly scheduling at the specialty level, considering a minimum of 300 Calendar Days per year.

b)	Urgent Care: Number of urgent care visits per day, considering 365 Calendar Days per year.

c)	Individual Procedures: Monthly scheduling of the service units corresponding to the Specialized Procedures to be performed, considering a minimum of 300 Calendar Days per year.

For scheduling Mandatory Surgical Risk and/or Image Reading Services, the OPERATOR must attach the schedule according to the following guidelines:

a)	Surgical Risk: Scheduling of surgical risks to be performed per day, considering a minimum of 300 Calendar Days per year.

b)	Image Reading: Scheduling the number of readings to be performed per day considering a minimum of 300 Calendar Days per year.

10.7.2.

Once the schedule is received, the Contract and Operations Supervisor will have fifteen (15) days to submit a technical report to ESSALUD, with a copy to the OPERATOR, providing their assessments and recommendations regarding the installed capacity of the TRECCA Tower.

10.7.3.	The OPERATOR will have fifteen (15) days counted from the day after receiving the document to submit its proposal to ESSALUD, including the resolution of comments, with a copy to the Supervisor.

10.7.4.

ESSALUD will have thirty (30) Calendar Days to evaluate the resolution of the comments and issue its ruling on the approval of the programming; for this purpose it will collect the opinion of ESSALUD’s internal departments that it considers pertinent, within the framework of the technical, regulatory, and/or operational aspects.

At the same time, ESSALUD will gather the opinion of the Contract and Operations Supervisor in order to take their recommendations into account.

10.7.5.	If this is not done, after that period elapses, the OPERATOR will send a request to ESSALUD, with a copy to the Supervisor, requesting approval of its proposal.

10.7.6.	After receiving this request, ESSALUD will have fifteen (15) days to approve it. If this period expires without a response from ESSALUD, the proposal will be considered approved.

10.7.7.

Given that the start date of the Operating Period might not coincide with the start of the calendar year, the first annual proposal to be submitted by the OPERATOR will include the detailed planning applicable to the first and second year of Operation.

10.7.8.	For planning proposals applicable to the second year of the Operating Period and beyond, the OPERATOR will incorporate:

(i)	The proposal for updating the Regulations and Operating Manuals set forth in clause 11.37; and,

(ii)	The proposal for updating or modifying the supervision and audit criteria.

10.8.	Exclusive service for ESSALUD users

The OPERATOR will only provide Healthcare Services to accredited insured persons referred by ESSALUD, and other users that the entity assigns and/or authorizes.

10.9.	Appointment Management

The appointment management mechanism for the TRECCA Tower will be administered by ESSALUD, for which purpose the OPERATOR must inform ESSALUD of the scheduling of services in the TRECCA Tower in advance, in accordance with clause 10.7.

The OPERATOR must ratify the assignment of appointments defined by ESSALUD as a verification mechanism that ensures efficiency in care, accessibility, continuity, and quality of service.

The specific procedure for scheduling and referring appointments will be defined in the Appointment Scheduling Regulations and Manual that ESSALUD will apply.

10.11.	Service portfolio

The portfolio of Healthcare Services is the one contained in Annex B of the AGREEMENT, as well as in the Project.

The terms and conditions applicable to the provision of these Services will be specified and updated periodically following the guidelines set forth in this section, as well as in the Regulations and Manuals that the OPERATOR will submit to ESSALUD for its approval, in accordance with the provisions of clause 11.37.

Any modification of the service portfolio will be included in the relevant agreement between the PARTIES, taking into account the prior opinion of the Contract and Operations Supervisor and specifying the measures to be implemented, if applicable, for minor changes to Infrastructure, the supply of Equipment, daily planning, and Regulations and Operation Manuals.

Should these modifications imply changes in the financial parameters of the AGREEMENT, they shall be subject to the rules of a contract amendment, as provided in the Agreement and the Applicable Laws and Provisions.

3.17.	Delete clause 10.10.

3.18.

Amend clauses 11.1, 11.2, 11.3, 11.4, 11.5, 11.6, 11.7, 11.8, 11.9, 11.10, 11.14, 11.15, 11.16, 11.17, 11.18, 11.19, 11.20, 11.21, 11.22, 11.23, 11.24, 11.25, 11.26, 11.27, 11.30, 11.33, 11.34, 11.35, 11.37, 11.38, 11.39, 11.42, 11.43, and 11.44 of Section 11, which will have the following wording:

“11.1.

The OPERATOR is responsible for organizing the services to be provided to the Accredited Insured Parties at the TRECCA Tower; these services must be designed and performed in accordance with the parameters established in this AGREEMENT and the terms set forth in the AGREEMENT and its Addenda.”

“11.2.

In planning and organizing the services, THE OPERATOR will arrange for the provision of Healthcare Personnel and Administrative Personnel in accordance with clause 11.30 of the AGREEMENT, and the corresponding administrative personnel, in accordance with the Management and Quality Plan.

It will also include the provision of a comprehensive information and communication system, implementing electronic medical records and conducting post-discharge follow-up for patients who require it, in accordance with the provisions of clause 11.20 to 11.27.

Moreover, the OPERATOR must arrange for the creation of a computer system integrated into ESSALUD’s computer systems, for the coordination between the Healthcare and Service Centers that ESSALUD requires.

This computer system will also be used for the proper monitoring of management indicators and service indicators, as well as for the review and monitoring of the Management and Quality Plan within the framework of clause 11.39.”

“11.3.	MANAGEMENT AND PROVISION OF SERVICES

The OPERATOR must manage and provide the Services in accordance with the requirements set forth in the AGREEMENT, its Addenda, and the Applicable Laws and Provisions.”

“11.4.

The Services shall be provided so as to ensure uninterrupted access and continuity during the planned service period, in accordance with the parameters established in this AGREEMENT and its Addenda, which the OPERATOR shall be responsible for, except in cases not attributable to the fault of the OPERATOR, in accordance with the procedures set forth in Section 5.”

“11.5.

The equipment and furniture needed to provide the Healthcare Services must correspond to the verification carried out by ESSALUD before the Operating Period Start Date, except for changes or replacement duly reported to ESSALUD, taking into account any equipment and/or furniture that is found to be necessary commissioning.

“11.6.	The financial cost of all services subject to the AGREEMENT must be assumed by the OPERATOR, and those services listed in the AGREEMENT and its Addenda must be performed using its own resources.

“11.7.

The OPERATOR shall maintain the availability of the TRECCA Tower and manage the Services in a way that promotes a clinical practice appropriate to technical and scientific progress and that complies with technical regulations in health, patient safety, and the environment (Technical Health Standards issued by the governing body - MINSA). The corresponding procedures will be developed in the Regulations and Manuals in clause 11.38.”

“11.8.

The OPERATOR is required to record the corresponding information related to the provision of Outpatient Services, Urgent Care, Surgical Risk, Image Reading, and Specialized Procedures each day in a database compatible with the ESSALUD database. The database will be automatically updated online with each transaction entered into the system, and these transactions can only be modified with prior authorization from the competent ESSALUD body.

The OPERATOR will provide the Contract and Operations Supervisor access to the data required to perform their duties.

“11.9.

The OPERATOR, the Contract and Operations Supervisor, and ESSALUD must comply with the provisions of Law 29733, the Personal Data Protection Law and its Regulations, approved by Supreme Decree No. 016-2024-JUS, approved on November 30, 2024, or any regulation that replaces it.”

“11.10.	MANAGEMENT OF ADMINISTRATIVE SERVICES

“The Administrative Services will be provided in accordance with the terms and standards set forth in this AGREEMENT and its Addenda, and the OPERATOR agrees to continuously improve the services provided.”

“11.14.

The OPERATOR shall establish a procedure that ensures the submission of a monthly report regarding the development of each of the Administrative Services subject to the AGREEMENT, which shall be submitted within fifteen (15) days after the calendar closing of the month to be reported.

Likewise, the OPERATOR shall prepare all plans, projects, reports, studies, and/or programs required by ESSALUD, with respect to each of the Administrative Services, in the terms and by the deadlines provided by ESSALUD, which may not be less than (10) Days, reporting on the degree of execution of the services in compliance with the AGREEMENT and its Addenda.”

“11.15.

The OPERATOR shall provide ESSALUD with timely and appropriate information on any events detected that may affect the provision of Healthcare Services, with a copy to the Contract and Operations Supervisor, in accordance with the provisions of the AGREEMENT, and shall adopt and indicate the appropriate corrective measures to be implemented.

“11.16.	INFORMATION MANAGEMENT

Information management will be handled through a comprehensive information and communication system, in such a way that the databases containing the appointment scheduling and the programming/availability of each Healthcare Center are interconnected, in order to make the corresponding referral, so that they can be served in the TRECCA Tower outpatient clinics; this activity will be headed up by ESSALUD.”

“11.17.	Appointment scheduling shall be handled by ESSALUD.

However, the OPERATOR will be responsible for coordinating management and internal administration of the comprehensive information and communication system related to appointment control for TRECCA Tower, providing ESSALUD with the preliminary scheduling of services so that it can handle internal coordination for the referral of users to the TRECCA Tower services.”

“11.18.

The OPERATOR must implement a comprehensive information and communication system that includes the information recorded in electronic medical records, taking into account the parameters that ESSALUD uses, so that these are sent to the Healthcare Centers of each user referred by ESSALUD after their care at the TRECCA Tower offices.”

“11.19.

Additionally, the Interfaces will create an appropriate interrelation between the ESSALUD Systems identified in the Systems and Applications EDI and the new systems to be incorporated by the OPERATOR, exporting information between them in a way that optimizes the effectiveness of the entire service; to do so, ESSALUD will provide the data formats (“layouts” of the required records, with the fields and their possible values) at least six (6) months before the start of operations, with sufficient clarity and completeness to allow the proper development of the OPERATOR’s respective programs in order to achieve correct communication between the ESSALUD platforms and the OPERATOR.

ESSALUD will have thirty (30) days from the day after the start of the minimum progress provided in this paragraph to submit the data formats; if applicable and ESSALUD does not comply with the given deadline, the OPERATOR will incorporate its design of frames and layouts in the Regulation and Procedures Manual for the use of the Comprehensive Information and Communication System.

The PARTIES must agree to any changes to the data formats. If no agreement is reached, the dispute resolution mechanisms set forth in Section 22 of the AGREEMENT may be used.”

“11.20.	INTEGRATED DATA AND COMMUNICATION MANAGEMENT SYSTEMS AND APPLICATIONS

This is a set of systems and applications that will be developed and/or implemented by the OPERATOR and used by it and ESSALUD in order to transfer information for the Mandatory Services in accordance with the Systems and Applications EDI, which will allow the efficient, immediate, timely and technological operation of the Trecca Tower information management system.”

“11.21.

The set of systems and applications must have the necessary and up-to-date functionalities that allow, among other things, reports of activities for the provision of the mandatory services to be obtained, including the indicators listed in Annex IV.

The OPERATOR will provide access to ESSALUD and to the Agreement and Operations Supervision Office to view and review the data collected for the preparation of indicator results, as well as the indicator reports indicated within the framework of Annex IV, in accordance with the procedure established in the Regulation and Procedure Manual for the use of Integrated Information and Communication Management Systems and Applications.”

“11.22.	The set of systems and applications must fulfill the following functions:

a)	Send information on healthcare service offerings to ESSALUD through an electronic interface.

b)	Capture data on appointments generated by ESSALUD for the OPERATOR’s management of the services.

c)	Record information on services and activities performed at the TRECCA Tower, allowing traceability of care.

d)	Send information to ESSALUD regarding the services the OPERATOR provides.

e)	Generate reports containing information on the activities and management indicators listed in Annex IV.

f)	Manage information for medical images sent by ESSALUD for reading, and sending the report through an electronic interface.

g)	Generate information on the identification of each service performed in order to determine the remuneration resulting from the care provided.

h)	Manage preventive and corrective maintenance of medical assets.

i)	Generate information regarding health intelligence and pharmacovigilance data.

j)	Generate alerts for ESSALUD to take action on regarding the results of users served under the Mandatory Services, with an emphasis on preventive cancer services and outpatient consultations.

k)	Others that are included in the Systems and Applications EDI.”

“11.23.	The OPERATOR must:

a)	Provide and install all the equipment needed to operate the Integrated Information and Communication Management Systems and Applications.

b)

Develop and/or implement the set of systems and applications that make up the Integrated Information and Communication Management Systems and Applications, for which ESSALUD will enjoy a user license by acquisition, which will be for exclusive use in the TRECCA Tower as long as the OPERATOR is responsible for that location. This also implies ESSALUD’s ownership of the set of systems and applications that have been specifically developed for the Project, but not of licenses acquired from third parties. The systems and applications are part of the Property subject to the Agreement.

c)

Provide preventive and corrective maintenance and incident resolution services for systems and applications during the term of the AGREEMENT and after its termination, the latter being subject to prior agreement with ESSALUD.

d)	Make the updates that are necessary for the best functioning of the set of systems and applications.

e)	Prepare user manuals for the set of systems and applications and update them when required, for use by the personnel who will work in TRECCA Tower.

f)	Provide training and updates for staff who will perform duties related to the set of systems and applications in TRECCA Tower.

g)

Guarantee the continuity systems and applications operability, in accordance with the provisions of the Systems and Applications EDI, without prejudice to the provisions of item c), including the timely provision of spare parts, equipment, devices, components and/or pieces needed to ensure the optimal functioning of these systems. These must be incorporated into the equipment subject to the AGREEMENT until the end of their useful life or for any other reason that leads to their replacement.

h)

Respect the intellectual property rights of third parties as regards the corresponding set of systems and applications. The OPERATOR warrants that the Services provided to ESSALUD for the purpose of this AGREEMENT do not infringe or violate third-party intellectual or industrial property rights or any other legal or contractual rights, in which case it will be held liable without involving ESSALUD.

i)

Maintain confidentiality and secrecy regarding the data and information belonging to ESSALUD; it may not provide any information to third parties under any circumstance, in accordance with the Applicable Laws and Provisions.”

“11.24.	ESSALUD has the right to obtain all information (technical, legal and/or financial) from the OPERATOR to which the latter has agreed to provide under this AGREEMENT.”

“11.25.

Similarly, ESSALUD agrees to provide access to information from its patient management systems in order to facilitate the obligations under this Clause, including ESSALUD’s information and/or requirements as indicated in the Systems and Applications EDI.”

“11.26.	THE INTERFACE

The interface for extracting, transforming, and exchanging data between computer systems will comply with the provisions of the Systems and Applications EDI. The optimal functioning of the PARTIES’ responsibilities will be guaranteed.

11.26.1	ESSALUD commits to:

a)	Provide the pre-established data available in its databases, in order to facilitate the obligations covered by this Clause.

b)

Provide the conditions for communication and implement the actions needed to guarantee the exchange of information from the systems it currently uses, so that the OPERATOR can develop the interfaces between these and the systems and applications under the Agreement, in accordance with the provisions of the Systems and Applications EDI.

c)	Accompany and support the OPERATOR’s team in the process of defining, developing, and testing the interfaces for the interoperability of the systems and applications under the Agreement.

d)	Provide support for its own systems and applications that guarantees the continuity of data exchange during the Operating Period.

11.26.2.

The Parties must agree to any changes to the formats or conditions for the interfaces contained in the Systems and Applications EDI. If no agreement is reached, the provisions of Section 22 shall apply.”

“11.27.

The deadlines and conditions for the installation and functionality of the computer interfaces will be set out in the Regulation and User Manual for the Integrated Information and Communication Systems and Applications set forth in Clause 11.38.”

“11.30.	RESTRICTION ON HIRING STAFF

The OPERATOR shall only incorporate personnel who meet the requirements for technical, professional, and/or specialization qualifications, as applicable, that are in effect for the performance of the Mandatory Services, and ESSALUD may request proof of these aspects at any time.”

“11.33.	CLAIMS MANAGEMENT AND SERVICE FOR INSURED PERSONS

The OPERATOR must implement a Claims and User Service Office, which will be responsible for receiving complaints and claims from insured persons, for determining their validity, for processing them, and for seeking a resolution. For this purpose, it must have a database, in accordance with the Applicable Laws and Provisions.”

“11.34.	The OPERATOR must have a database of complaints, claims, and resolutions offered in the proposed office, in accordance with the Applicable Laws and Provisions.

The OPERATOR will provide ESSALUD and the Contract and Operations Supervisor with access to the data required to perform their duties, in accordance with the terms set forth in the Regulations and Procedures Manual for the resolution of claims.”

“11.35.

If the measures the OPERATOR adopts do not satisfy the claims made by Accredited Insured Persons (who are users), the OPERATOR must report this to ESSALUD and exercise the duties and prerogatives set forth in the Applicable Laws and Provisions.”

“11.37.	PREPARATION OF INTERNAL REGULATIONS AND MANUALS

The OPERATOR will submit the Internal Regulations and Manuals to ESSALUD, with a copy to the Contract and Operations Supervisor, detailing how the various activities, processes, and/or subprocesses corresponding to the purpose of the AGREEMENT will be carried out, one hundred and eighty (180) Calendar Days prior to the estimated start date of the TRECCA Tower Operating Period.

The Contract and Operations Supervisor will have sixty (60) Calendar Days from the day after the document is received to review it and issue a ruling.

ESSALUD will have (120) Calendar Days from the day after receiving the ruling from the Contract and Operations Supervisor to review it, verify its suitability, and provide its decision, taking into consideration the recommendations of the Contract and Operations Supervisor.

If this deadline passes without a ruling from ESSALUD, the OPERATOR will make one final request for a ruling, and if thirty (30) Calendar Days have passed without a ruling being issued, the Internal Regulations and Manuals submitted by the OPERATOR will be considered approved.

Should there be any updates to the documentation during the term of the Agreement, each time the OPERATOR must notify ESSALUD, with a copy to the Contract and Operations Supervisor, and ESSALUD must submit its evaluation, with recommendations, for the OPERATOR’s consideration.

“11.38.	The OPERATOR must prepare the following Internal Regulations and Manuals:

a)	Outpatient Consultation Regulations and Manual.

b)	Surgical Risk Regulations and Manual.

c)	Urgent Care Regulations and Manual.

d)	Integrated Information and Communication Management System and Applications Regulations and User Manual.

e)	Electronic Medical Records Regulations and User Manual

f)	Supervision and Quality Control Regulations and Manual

g)	Claim Resolution Regulations and Manual.

h)	Preventive Oncological Procedures Regulations and Manual.

i)	Magnetic Resonance Imaging Procedures Regulations and Manual.

j)	Biosafety Manuals

k)	Sterilization Protocols.

l)	Image Reading Regulations and Manual.

m)	Specialized Procedures Regulations and Manual

n)	Appointment Management Service Regulations and Operating Manual.

o)	Clinical practice protocols and guidelines, as applicable, by specialty in outpatient consultation, urgent care, procedures and surgical risk.

p)	Health benefits audit plan.

q)	Regulations for Basic Emergency Response Equipment.

r)	Procedure for the prevention and management of adverse events at the TRECCA Tower facilities.

s)	Safety procedure in case of emergencies occurring at the TRECCA Tower facilities.

t)	Contingency plan for the continuity of care management in the event of strike, disaster, or epidemic.

u)	Procedure for the supervision and quality control of services in the case of subcontracting.

v)	Procedure for sending information regarding statistics and the benefits of Mandatory Services to ESSALUD, according to the institution’s requirements.

w)	Administrative services regulations and procedures manual.

x)	Patient Safety and Quality Management Plan.

y)	Accounting procedures manual.

z)	Tax procedures manual.

The OPERATOR may develop other Regulations, Manuals, and/or Plans according to the needs of the Healthcare and Administrative Services.

The Regulations and/or Manuals described above may be grouped into a single Manual, Guide, or Regulation, as appropriate.

“11.39.	QUALITY CONTROL OF SERVICES

The OPERATOR must define and set up appropriate internal quality control systems for the development of each activity it is responsible for, which must be in accordance with the Quality and Patient Safety Management Plan.

The OPERATOR is solely liable vis-a-vis ESSALUD or the entity that replaces it, for any breaches it may incur in the provision of the Services set forth in the AGREEMENT or with respect to the obligations set forth in the Applicable Laws and Provisions.”

“11.42

In the first quarter of each year, the OPERATOR must submit the report on compliance with the Quality and Patient Safety Management Plan for the previous year to ESSALUD, with a copy to the Contract and Operations Supervisor; this report will serve to evaluate compliance with Healthcare Services quality.”

“11.43.	PERIODIC REPORTS

The OPERATOR must provide ESSALUD with reports relating to the development of the Mandatory Services, the contracting of insurance, and equipment and infrastructure maintenance, among other reports established in this AGREEMENT; their cost will be borne by the OPERATOR, and they must be completed according to the format that the OPERATOR will propose and that which ESSALUD will approve, in accordance with the procedure and deadlines indicated in Clause 11.37.

The report relating to the development of outpatient services, urgent care services, surgical risk services, specialized procedures and image interpretation will be submitted each month and annually, as approved in the respective Regulation and Manual.”

“11.44

The purpose of the reports is to inform ESSALUD and the Supervisor of the continuity and changes in the provision of the Mandatory Services and any incidents or occurrences that take place during the term of the AGREEMENT. Additionally, they serve as oversight tools for ESSALUD, which, within the framework of the Applicable Laws and Provisions, always retains the right to conduct audits and/or on-site inspections to verify the accuracy of the information provided by the OPERATOR.”

3.19.	Amend clauses 12.3, 12.4, 12.5, 12.6, 12.7, 12.8, 12.9, 12.10, 12.11, and 12.12 of Section 12, which will have the following wording:

“12.3.

In the event of incidents affecting the Trecca Tower Infrastructure and/or Equipment, the Operator must proceed to replace it and restore the normal functioning of the services, in accordance with the procedures set forth in clause 11.38.

In such cases, the Operator shall be entitled to activate the corresponding policies in accordance with the provisions of Section 16 of the AGREEMENT.”

“12.4.	In general terms, the OPERATOR must:

a)	Ensure the best state of upkeep of the parts and elements that comprise the Property Subject to the Agreement.

b)	Ensure the continuous and efficient operation of the facilities, minimizing possible stoppages and corresponding operational disruptions as a result of breakdowns.

c)

Provide efficient and effective comprehensive maintenance services for civil engineering works and facilities, at an effective cost and based on technical requirements and standards and stable operations.

d)

Comply with regulations regarding the facilities that are the subject to the AGREEMENT, in order to ensure that no buildings, equipment, or systems cause or create any risk to the environment and/or to personnel.”

“12.5.	ANNUAL MAINTENANCE PROGRAM

No less than thirty (30) Calendar Days prior to the Operating Period Start Date, the OPERATOR will submit the Annual Maintenance Program to ESSALUD, with a copy to the Design, Works, and Equipment Supervisor.

Subsequently, no less than thirty (30) Calendar Days prior to the termination date of each calendar year of operation, the Operator shall submit an updated version of the aforementioned Program to ESSALUD, with a copy to the Contract and Operations Supervisor.

The Program will be developed in accordance with best practices and policies in maintenance, and according to the state of the art, taking into consideration the manufacturers’ technical service manuals. The Program will include the schedule for corrective and preventive maintenance and the methodology for measuring the metrics on which it is based.

The Annual Maintenance Program must comply with the provisions of the AGREEMENT and must contain the following, at a minimum:

a)	The maintenance methods or procedures to be used,

b)	The timing in which these will be provided, according to the manufacturers’ technical service manuals,

c)	The description and justification for the maintenance policies employed and the detailed schedule of operations to be carried out,

The index measurements on which it is based and their technical justification, in the case of infrastructure, and

d)	The description of activities and schedule according to the manufacturer’s manual or technical documentation, in the case of equipment.

The Annual Maintenance Program may be modified only in the case of duly justified extraordinary circumstances, such as unforeseen critical failures, proven technical obsolescence, withdrawal or discontinuation of technical support by the manufacturer, or force majeure events.

In such cases, the OPERATOR must communicate said modification in writing to ESSALUD and the Contract and Operations Supervisor, with the supporting technical documentation, so that they can evaluate its appropriateness and issue the respective acceptance.”

“12.6.

Once the Annual Maintenance Program has been submitted, the Contract and Operations Supervisor will have five (5) days to issue their approval or make comments. If any comments are made, the OPERATOR must correct them within five (5) days counted from its notification. Once the corrected version has been issued, the Contract and Operations Supervisor will have an additional period of three (3) days to issue their final report.

With the approval of the Contract and Operations Supervisor, ESSALUD will have ten (10) days to issue its acceptance.

From that point on, the OPERATOR must comply with the provisions therein.

In the event that extraordinary circumstances so warrant, such as unforeseen critical failures, proven technical obsolescence, withdrawal or discontinuation of technical support by the manufacturer, or force majeure events, the Maintenance Program may be modified, and the OPERATOR must communicate the proposed modification in writing to ESSALUD and the Contract and Operations Supervisor, with the supporting technical documentation, so that both may issue their acceptance in accordance with the same procedure described in this clause.

“12.7	PROPERTY MAINTENANCE REPORTS

The Annual Maintenance Program will specify the format for the monthly maintenance report to be submitted by the Operator to ESSALUD, with a copy to the Contract and Operations Supervisor, which will be submitted within fifteen (15) Calendar Days following the end of each month of operation.

Reports must be submitted in digital format. Likewise, the Operator will have a computer platform containing updated information on the Inventories, as well as the other information specified in the Annual Maintenance Program.

The Contract and Operations Supervisor will be responsible, in agreement with ESSALUD and in accordance with Applicable Laws and Provisions, for establishing the methodology to verify the sufficiency and currency of the aforementioned information, as well as the actual performance of maintenance services, which must be communicated to the Operator no less than six (6) months prior to the Operating Period Start Date.”

“12.8	INFRASTRUCTURE MAINTENANCE

The Annual Maintenance Program will develop the performance of the Infrastructure maintenance obligations in accordance with the Applicable Laws and Provisions, observing the following mandatory scope:

a)	Provide cleaning, painting, locksmithing, and other services.

b)	Keep the Infrastructure in a proper state of hygiene and cleanliness.

c)	Replace or repair defective or damaged installations.

d)	Carry out the maintenance work established in the Annual Maintenance Program.

e)	Other activities that may be necessary for the efficient and proper use of the Infrastructure, considering industry policies and practices.”

“12.9.	MAINTENANCE AND UPGRADES OF EQUIPMENT AND FURNITURE

The OPERATOR’s obligation to maintain the Equipment will begin from the moment of its installation and will extend until that property is replaced in accordance with the PRAE and its removal by ESSALUD is verified, or, failing that, until its actual return to ESSALUD at the end of the AGREEMENT, in accordance with the provisions of Clause 6.2 of the AGREEMENT, if applicable.

The OPERATOR will perform maintenance work on the equipment and furniture in the manner and using the personal and technical means committed in the Annual Maintenance Program, in accordance with the AGREEMENT, adhering to the contractual provisions and current regulations that may be applicable to it at all times.

In the event of a change in the applicable regulations after the approval of an Annual Maintenance Program, the OPERATOR must incorporate the necessary adjustments in the next Annual Maintenance Program it submits, at its own expense and risk, without prejudice to continuing to adhere to the program in effect applicable to the corresponding year.”

“12.10.

The OPERATOR must keep the Equipment operational, in accordance with the provisions of the Annual Maintenance Program and in compliance with its obligation to guarantee the continuity of the Mandatory Services.

If the Equipment requires corrective maintenance, the OPERATOR must immediately notify the Contract and Operations Supervisor of the estimated repair time, in accordance with the procedure provided in the Asset and Maintenance Control Plan. The notification must include the estimated impact on the provision of the Healthcare Services and the contingency measures adopted to prevent disruption.”

“12.11.

In order to maintain adequate control over the frequency of maintenance established in the Annual Maintenance Program and to prevent misuse of the Equipment, the OPERATOR will prepare and submit a Property and Maintenance Control Plan to the Contract and Operations Supervisor, with a copy to ESSALUD. This plan must allow for the identification, physical location, state of upkeep, state of maintenance, and protocols to guarantee its upkeep.

This Plan must be submitted together with the Internal Regulations and Procedure Manuals, no less than one hundred and eighty (180) Calendar Days prior to the date scheduled for the start of the TRECCA Tower Operating Period, as established in the AGREEMENT, for evaluation and approval by ESSALUD, after a favorable opinion from the Contract and Operations Supervisor.

It must also be updated and resubmitted when relevant changes occur in the inventory, useful life, condition, or maintenance protocols of the equipment.

The Contract and Operations Supervisor and ESSALUD will have access to the maintenance information system implemented by the OPERATOR at all times in order to directly verify schedules, alerts, reports, remaining useful life, and other records related to maintenance work.”

“12.12.	The OPERATOR must comply with the following obligations:

a)	Preserve and maintain the equipment properly throughout its useful life, which is understood as the useful life shown in the Equipment Catalog and/or Asset Control and Maintenance Plan.

b)	Provide cleaning services.

c)	Keep the Infrastructure in a proper state of hygiene and cleanliness.

d)	Install and locate the equipment in a way that allows for its intended use, allows for cleaning, minimizes the possible risk of contamination, and facilitates efficient operation.

e)

Subject all equipment to preventive and corrective maintenance, as provided in the Annual Maintenance Program, Internal Regulations, and Quality Management Plan, in accordance with written procedures, based on the manufacturer’s manuals.

f)

Replace defective, damaged, and obsolete equipment and equipment whose useful life or maintenance cost is excessively burdensome, in accordance with the guidelines and protocols of the national system of national assets. In the case of equipment located in spaces for the exclusive use of ESSALUD and operated directly by its personnel, and provided that it is proven that the loss or deterioration is not attributable to the OPERATOR, the acquisition cost will be recognized and reimbursed to the OPERATOR through RPI-E and/or direct payment, as agreed by the PARTIES.

g)	Have a management system for medical asset preventive and corrective maintenance.”

3.20.

Amend clauses 13.2, 13.4, 13.5, 13.6, 13.7, 13.8, 13.10, 13.11, 13.12, 13.13, 13.14, 13.15, 13.16, 13.18, 13.19, 13.20, 13.21, 13.22, 13.23, 13.24, 13.25, 13.26, 13.27, 13.28, 13.29, 13.30, 13.31, 13.32, 13.35, 13.35-A, 13.36, 13.37, 13.41, 13.42, 13.43, 13.44, 13.45, 13.47 and 13.48 of Section 13, which shall have the following wording:

“13.2.	The RPS amount includes the following items:

a)	Infrastructure Investment Remuneration (RPI-I)

b)	Equipment Investment Remuneration (RPI-E)

c)	Systems and Applications Investment Remuneration (RPI-SyA)

d)	Remuneration for Maintenance and Operation (RPMO) The following items are included in the RPMO at the beginning of the Operating Period:

(i)	Outpatient Services are equivalent to the Remuneration for Specialized Outpatient Operation. (RPMO-CE).

(ii)	Urgent Care Services are equivalent to the Remuneration for Urgent Care Operation. (RPMO-U).

(iii)

Specialized Procedures services are equivalent to the Remuneration for Specialized Procedures Operation. (RPMO-PE), which includes: Biomedical Equipment Procedures, Nuclear Magnetic Resonance Imaging Procedures, Preventive Oncological Procedures, and Other Procedures.

(iv)	Surgical Risk services are equivalent to the Remuneration for Surgical Risk Operation. (RPMO-RQ).

(v)	Image Reading services are equivalent to the Remuneration for Image Reading Operation. (RPMO-LI).

The sum of the items: RPMO-CE; RPMO-PE; RPMO-U; RPMO-RQ and RPMO-LI is equal to the RPMO.

The RPS is equal to the sum of all the previously numbered items, to which the VAT must be added.”

“13.4.	The Reference Value for Infrastructure Investment (VR-Infrastructure) has been established on the basis of the following items, without considering capital or financing costs

a)	Direct Costs of the Works

b)	Costs of definitive studies

c)	Overhead and unforeseen events

d)	Profit

The VR-Infrastructure, excluding VAT, is that shown in Annex A-II of this AGREEMENT, as well as in the duly approved Final Engineering Study, in accordance with the provisions of Section 7 of this AGREEMENT.”

“13.5.

The rate (k) for the calculation referred to in clause 13.6, will be determined by increasing the Project Financing Interest Rate by a margin of 1.5% (150 bps). Rates are set in current or nominal soles. This rate is used to calculate income or RPI.

The maximum Project financing interest rate for determining the Reference RPI-I is established in clause 13.15.

The Project financing Interest Rate will be credited at Financial Closing and may not exceed the maximum indicated in the previous paragraph.”

“13.6.	The VR-Infrastructure is divided into Milestones, at the OPERATOR’s proposal, which will be defined in the EDI.

The Milestones contained in the EDI will have a frequency of no less than every two months and each shall have a value of at least 10% of the VR-Infrastructure. The total value of the Construction Milestones must add up to one hundred percent (100%) of the Authorized Investment corresponding to VR-Infrastructure. The value of the last construction milestone is 100% minus the sum of the percentages obtained in the previous milestones.

These milestones will give rise to the Work Progress Certificates, Baseline CAOs, or CAOi. Then each CAOi will be updated 780 Calendar Days after the Investment Period Start Date, using VR-InfraestructuraActualizado (Updated Infrastructure Investment Reference Value).

Where:

kdiaria = Daily Equivalent Rate with respect to the rate defined in Clause 13.5 (i.e., the maximum project financing rate plus 1.5%)

VR-InfraestructuraActualizado = Updated Infrastructure Investment Reference Value CAOi = Reference Work Progress Certificate

FEi = Number of Calendar Days, counted from the Investment Period Start Date until the date the respective CAO is issued.

NC = Number of Work Progress Certificates.

“13.7.	The annual Reference RPI-I will be determined using the equal payments formula, which can be determined from the following financial formula:

Where:

RPI-IREF = Reference Annual Infrastructure Investments Remuneration

k = Rate defined in Clause 13.5 (i.e., the maximum project financing rate plus 1.5%)

VRActualizado = Updated Infrastructure Reference Value

The first payment period for RPI-IRef will be from month 26 of the Investment Period, on a monthly basis for twelve (12) years.”

“13.8.

The OPERATOR will deliver the Detailed Investment Execution Program (PDEI) to ESSALUD, in which the Construction Milestones corresponding to the planned projection for the issuance of the Work Progress Certificates are defined. The Reference CAO-I and Adjusted CAO-I issue dates will be the completion dates of each respective Construction Milestone.”

“13.10.

Each time a Milestone is completed, each Reference CAO-I will be updated from the Issue Date, FEmission, of each Reference CAO-I at day 780. The rate to be considered, kaj, must be adjusted as specified in Clause 13.15.

Where:

kaj.diaria = Daily Equivalent Rate with respect to the rate K defined in clause 13.5.

CAO-IReferencial = Each of the CAOs contained in the Detailed Investment Execution Program [PDEI].

i = number of CAOs estimated in the PDEI.

FEi = Number of Calendar Days, counted from the Investment Period Start Date until the date the respective CAO is issued.

Once the CAO Adjustment has been obtained using the formula in Clause 13.14, each CAO Adjustment will be updated from the Issue Date, FEmission, of each CAO Adjustment at day 780. The rate to be considered, kaj, must be adjusted as specified in Clause 13.15.

Once the updated CAO-IReferencial has been determined, its corresponding RPI-ICAOReferencial will be found using the equal payments formula.

RPI-ICAOReferencial = This is the Infrastructure Investments Remuneration based on the CAO-IReferencialActualizado

Once CAOAjusteActualizado has been determined, its corresponding RPI-ICAOAjuste will be found using the equal payments formula.

RPI-ICAOAjuste = This is the Infrastructure Investments Remuneration based on the CAO-IAjusteActualizado”

“13.11.

At the end of the Investment Period, the CAO-IReferenciales and CAO-Iadjuste will have been issued and the total RPI-I will be the sum of the RPI-ICAOReferencial and the RPI-ICAOAjuste determined according to Clause 13.10.

RPI-ITotal = Infrastructure Investments Remuneration NC = Number of Work Progress Certificates.

i = Number of RPI-ICAOReferencial or RPI-ICAOAjuste relative to the corresponding certificate number”

“13.12.	The RPS should not include the RPI-I until month 26 after the Investment Period Start Date.

“13.13.

During execution of the Work, at the end of each Construction Milestone, the issuance of the respective CAO-I will be requested, with the approval of the Design, Works, and Equipment Supervisor, in accordance with the procedure indicated in Appendix B-V of Annex B.

Notwithstanding the issue date, the Issue Date will be the date the corresponding Construction Milestone is completed. This CAO will give the right to the corresponding RPI-ICAO according to Clause 13.10.”

“13.14.	Adjustment of the CAO due to Price Variation

On the Issue Date of each CAO established in Clause 13.8, VR-Infraestructura will be updated according to the following polynomial formula:

a% = Weight of materials out of total VR-Infraestructura. b% = Weight of equipment out of total VR-Infraestructura.

c% = Weight of labor out of total VR-Infraestructura.

d% = Weight of overhead costs out of total VR-Infraestructura

a%+b%+c%+d% = 100%

C. Materials = Construction Materials Index: This is the INEI price index for construction materials.

C. Equipment = Domestic Machinery and Equipment Index: This is the INEI price index for domestic machinery and equipment.

C. MO = Labor Index (code 47): The INEI Unified Labor Price Index that includes social laws.

GG = Consumer Price Index: Corresponds to the General Index

For the above indices, the price indices approved by the INEI will be used as a reference.

The subscript “0” indicates the price index corresponding to the month of March 2025. The subscript “i” indicates the price index corresponding to the month the Construction Milestone is completed.

The specific weights of each cost component will be presented by the OPERATOR along with the EDI, which will subsequently be approved by ESSALUD; as part of the acceptance of the studies, the factors for the polynomial formula will be included. Any disagreement will be resolved by technical arbitration.”

“13.15.	Due to variations in the Maximum Interest Rate for financing.

The rate (k) referred to in Clause 13.5 will be adjusted according to the financing Interest Rate for the project that the OPERATOR demonstrated in the Financial Closure. This rate will include all costs related to such financing: that is, the effective rate of financing.

It is established that the project financing Interest Rate must not exceed the limit of Sovereign plus 350 bps, and that if a rate higher than this limit is shown at Financial Closing, this maximum will be taken into account as the project financing Interest Rate.

“13.16.	Due to New Infrastructure

In accordance with the provisions of clause 8.19, ESSALUD is authorized to ask the OPERATOR to design and implement New Infrastructure. The processing of this request will adhere to the Applicable Laws and Provisions, including the mechanism for determining remuneration.

“13.18.	The Equipment Investment Reference Value has been established based on the following items, without considering capital or financing costs:

a)	Clinical Furniture
b	Administrative Furniture
c)	Complementary Equipment
d)	Instrumental Equipment
e)	Electromechanical Equipment
f)	Biomedical Equipment
g)	Information and Communications Technology Equipment

The Reference Investment Amount for biomedical equipment, excluding VAT, is that shown in Annex A-II of this AGREEMENT, as well as in the Definitive Engineering Study duly approved in accordance with the provisions of Section 7 of this AGREEMENT.

The Reference Investment Amount for the equipment in items a, b, c, d, e, g, excluding VAT, is that shown in Annex A-II of this AGREEMENT, as well as in the Definitive Engineering Study duly approved in accordance with the provisions of Section 7 of this AGREEMENT.”

“13.19.

The VR-Equipment is divided into a maximum of four (4) parts, at the proposal of the OPERATOR, with a minimum amount for each part of 20% of the VR-Equipment, except for the last Milestone. These parts are called Equipment Progress Certificates, Reference CAO-E or CAO-Ei.

In the case of biomedical equipment, on the issue date of each CAO-Ei in which this equipment is included, its valuation is converted to soles using the previous day’s selling exchange rate published by the SBS for both dollars and euros.

On the issue date of each of the CAO-Ei, they are updated to seven hundred and eighty (780) Calendar Days after the Investment Period Start Date, with the VREAActualizado (Updated Equipment Reference Value) being found using the previous formula.

Where:

kdiaria = Daily Equivalent Rate with respect to the rate defined in Clause 13.21 (i.e., the maximum project financing rate plus 0.5%)

VREActualizado = Updated Equipment Reference Value

CAO-Ei = Reference Equipment Progress Certificate.

FEi = Number of Calendar Days, counted from the Investment Period Start Date until the issue date of the respective CAO-E.

NC = Number of Equipment Progress Certificates”

“13.20.	The annual Reference RPI-E will be determined considering the Reference Equipment Investment and ten (10) years of repayment, using the following formula:

Where:

VREActualizado = Updated Equipment Reference Value.

RPI-EREF = Reference RPI-E, determined in the Equipment EDI.

k = Rate defined in Clause 13.21. (i.e., Maximum project financing rate plus 0.5%).”

“13.21.

The rate (k) for the application of the formula in the previous clause will be determined by increasing the project financing interest rate by a margin of 0.5% (50 bps). Rates are set in current or nominal soles.

The maximum project financing interest rate for the determination of the Reference RPI-E is set at Sovereign plus 350 bps.

The project financing Interest Rate will be accredited at Financial Closing and may not exceed the maximum indicated in the previous paragraph.”

“13.22.	The Daily Equivalent Rate is the daily rate estimated from an annual rate considering the following formula:

(...)”

“13.23.	The Monthly Equivalent Rate is the estimated monthly rate derived from an annual rate using the following formula:

(...)”

“13.24.

When submitting the Detailed Investment Execution Program, the OPERATOR must deliver the Equipment Plan (Plan de Equipment, PE) to ESSALUD, which defines the percentages of the Equipment Milestones that correspond to each Equipment Progress Certificate, CAO-E.

Likewise, it shall detail the methodology for the OPERATOR’s incorporation of optimizations and value engineering during the Investment Period, which in no case:

(a)	will entail an increase in the Authorized Investment from the EDI or the EDI SyA, unless so agreed by the Parties in accordance with the Applicable Laws and Provisions;

(b)	may not affect the scope, purpose, and essential conditions of the Trecca Tower Project; and,

(c)	must be based on the Applicable Laws and Provisions and/or internationally accepted best practices.

Any modification introduced as a result of optimizations and value engineering must be shown in the As Built drawings and other technical information and documentation for the closing of the Investment Period.

The OPERATOR shall bear the design, construction, and operation risks arising from all optimization and value engineering.

“13.25.

Each CAO-E established using the equipment value defined in Clause 13.18 and the percentage defined in Clause 13.24 will be adjusted according to the provisions of the AGREEMENT, thereby determining the CAO-EAdjuste.”

“13.26.

Each time a Milestone is completed, each CAO-ERReference will be updated as of the Issue Date, FEmission, for each CAO-EReferencial to day 780. The rate to be considered, kaj, must be adjusted as specified in Clause 13.15.

Where:

Kaj.diario = Daily Equivalent Rate with respect to the rate defined in Clause 13.21 (i.e., Project financing rate plus 0.5%)

CAO-EReferencial= Each of the CAOs contained in the Detailed Investment Execution Program.

i = number of CAOs estimated in the PDEI.

FEi = Number of Calendar Days, counted from the Investment Period Start Date until the date the respective CAO is issued.

Once the updated CAO-EReferencial has been determined, its corresponding RPI-ECAOReferencial will be found using the equal payments formula.

RPI-ECAOReferencial = This is the Equipment Investment Remuneration based on the CAO-EReferencialActualizado

Once the CAO-EAdjuste has been obtained using the formula in Clause 13.31, each CAO-EAdjuste will be updated from the Issue Date, FEmission, of each CAO-EAdjuste to day 780. The rate to be considered, kaj, must be adjusted as specified in Clause 13.21.

Once CAOAjusteActualizado has been determined, its corresponding RPI-ICAOAjuste will be found using the equal payments formula.

RPI-ECAOAjuste = This is the Equipment Investment Remuneration based on the CAOAdjustEActualizados.”

“13.27.

At the end of the Investment Period, the Reference CAO-Es and Adjusted CAOs-E will have been issued and the total RPI-E will be the sum of the reference RPI-ECAO and the Adjusted RPI-ECAOA determined according to Clause 13.26.

Where:

RPI-ETotal = Equipment Investment Remuneration

NC = Number of Equipment Progress Certificates.

I = Number of Reference RPI-ECAs or Adjusted RPI-ECAs relative to the corresponding certificate number.

“13.28.	The RPS should not include the RPI-E until month 26 after the Investment Period Start Date.”

“13.29.

When executing the Work, at the end of each Equipment Milestone the OPERATOR will follow the procedure indicated in Clause 14.29 for the issuance of the respective CAO-E. This CAO-E will entitle it to the corresponding RPI-ECAO, according to Clause 13.26.”

“13.30.	Due to Changes in the Interest Rate

The rate (k) referred to in clause 13.21 will be adjusted according to the project financing interest rate that the OPERATOR accredits in the Financial Closing. It is established that the project financing Interest Rate must not exceed the limit of Sovereign plus 350 bps, and that if a rate higher than this limit is shown at Financial Closing, this maximum will be taken into account as the project financing Interest Rate.”

“13.31.	Due to Price Variation

On the Issue Date of each CAO-E established in Clause 13.24, the Equipment Value will be updated according to the following polynomial formula:

PUSA= Percentage change in the consumer Price index (source: U.S. Bureau of Labor Statistics) between the issue date of the CAO-E and December 2024.

PCEE= Percentage change in the annual inflation index of the euro area (source: European Commission) between the issue date of the CAO-E and December 2024.

PPeru= Percentage variation of the consumer price index for metropolitan Lima (source: BCRP) between the issue date of the CAO-E and December 2024.

The specific percentages for each component will be submitted by the OPERATOR in the Detailed Investment Execution Program. Any disagreement will be resolved by technical arbitration.”

“13.32.	Due to Replacement Investments

Based on the approved PRAE schedule as provided in clause 9.16 et seq., ESSALUD will issue the CAO-E in accordance with the approved Equipment Milestones.

To readjust the RPI-E, the Financing Rate will be considered as established in clause 13.30, considering the useful life of the assets to be replaced as the maximum payment term of the obligation.

In all aspects not set forth in this clause, the general rules established in the AGREEMENT shall apply.

“13.35.

If there is an outstanding balance not paid by ESSALUD at the end of the AGREEMENT, the recovery value will be determined by bringing the outstanding installments or payments to present value at the RATE at which they were generated.”

“13.35-A.	SYSTEMS AND APPLICATIONS

1.	The maximum Systems and Applications Investment Reference Value (VR-SyA) is the sum of the following items:

a)	Direct Costs: HIS, ERP, Licensing, Other systems, and Investment for the implementation of interoperability;

b)	Costs of definitive studies of the Systems and Applications;

c)	Overhead and unforeseen events;

As of December 12, 2024, item a) of the maximum Systems and Applications Investment Reference Value, excluding VAT, amounts to S/. 37,824,993.31 (Thirty-seven million eight hundred twenty-four thousand nine hundred ninety-three and 31/100 soles), which is detailed in the Systems and Applications Definitive Investment Study (EDI SyA), considering an Exchange Rate of 3.731.

The cost of digitizing equipment, which is included in the EDI SyA, has not been considered in calculating the maximum Systems and Applications Investment Reference Value, since this is included within VR-Equipment as part of the Information and Communications Technology Equipment.

All other aspects concerning the approval and execution of the Systems and Applications Definitive Investment Study (EDI SyA) are governed by the provisions applicable to the Definitive Engineering Study (EDI), as well as the Applicable Laws and Provisions.

Within a term of no more than three months from the signing of Addendum No. 2, the PARTIES will issue an Update Certificate for SyA Components, specifying those Systems and Application components that ESSALUD will choose to execute directly and internally, and which ones will be developed by the OPERATOR, with each of the PARTIES assuming the risk for the part they develop.

Once ESSALUD determines the Systems and Applications components that it will develop directly and internally, the value of these components that appears in the EDI SyA will not be considered in the VR-SyA for the purpose of calculating the RPI-SyA.

If ESSALUD does not inform the OPERATOR of the components it will developed by the indicated deadline, the OPERATOR will make a one-time request to ESSALUD to define the components that it will execute within fifteen (15) days. If ESSALUD does not respond to the request after this deadline, the OPERATOR will be authorized to execute all components and the total maximum reference value.

2.

The VR-SyA is divided into a maximum of four (4) Financial Milestones, at the proposal of the OPERATOR, with a minimum value for each milestone of 20% of the VR-SyA. Each of these milestones, once verified, will generate Systems and Applications, Reference CAO-SyA or CAO-SyAi Certificates of Progress.

3.

During the investment period, the VR- SyA will be updated seven hundred and eighty (780) Calendar Days after the Investment Period Start Date, with the VR-SyAActualizado (Updated Systems and Applications Reference Value).

Where:

kdiaria = Daily Equivalent Rate with respect to the rate defined in this numeral.

VR-SyAActualizado = Updated Systems and Applications Reference Value.

CAO-SyAi = Systems and Applications Reference Certificate of Progress.

FEi = Number of Calendar Days, counted from the Investment Period Start Date until the issue date of the respective CAO-SyA.

NC = Number of Systems and Applications Certificates of Progress.

The rate (k) referred to in this numeral is the Financing Interest Rate for the project that the OPERATOR accredits for the Financial Closure plus 0.5%. It is established that the Financing Interest Rate should not exceed the limit of Sovereign plus 350 bps.

4.	The annual Reference RPI-SyA will be determined using the equal payments formula, considering the Updated Systems and Applications Reference Investment and six (6) years of repayment.

Where:

VR-SyAActualizado = Updated Systems and Applications Reference Value

RPI-SyA ref = Reference RPI-SyA determined as the authorized investment in SyA

The rate (k) referred to in this numeral is the Financing Interest Rate for the project that the OPERATOR accredits for the Financial Closure plus 0.5%. It is established that the Financing Interest Rate should not exceed the limit of Sovereign plus 350 bps.

5.

Each CAO-SyA established in Numeral 2 will be adjusted for price variations, thereby determining the CAO-SyA adjustment. Subsequently, each CAO-SyA and CAO-SyA adjustment will be updated from the Issue Date, FEmission, of each CAO-SyA as of day 780 from the Investment Period Start Date.

Where:

kaj.diaria = Daily Equivalent Rate with respect to the rate defined in Numeral 4 (i.e., maximum project financing Rate plus 0.5%).

i = estimated number of CAO-SyA.

FEi = Number of Calendar Days counted from the Investment Period Start Date until the issue date of the respective CAO-SyA.

Once the updated CAO-SyA has been determined, its corresponding RPI-SyACAO will be estimated using the equal payments formula.

Where:

RPI-SyACAO = Systems and Applications Investment Remuneration based on the Updated CAO-SyA.

6.	At the end of the Investment Period, the CAO-SyA will have been issued, and the RPI-SyA will be the sum of the calculated RPI-SyACAOs.

Where:

RPI-SyATotal = Systems and Applications Investment Remuneration NC = Number of Certificates of Progress of Systems and Applications.

i = RPI-SyACAO number relative to the corresponding certificate number.

7.	The RPS should not include the RPI-SyA until month 26 after the Investment Period Start Date.

8.

In the execution of the investments, at the end of each progress point in the Systems and Applications investment, the procedure indicated in Clause 14.29 for the issuance of the respective CAO-SyA will be followed. Notwithstanding the issue date, the Issue Date for each CAO-SyA will be the date corresponding to the end of the corresponding financial milestone. This CAO-SyA will entitle the OPERATOR to the corresponding RPI-SyACAO.

RPI – SyA ADJUSTMENTS

9.	Due to Price Variation

On the issue date of each CAO-SyA, the Systems and Applications Investment Value will be updated according to the following polynomial formula:

P= Index that compares the CPI of Metropolitan Lima with a base date of December 2021, issued by the INEI, between the issue date of the CAO-SyA and December 2024. The CPI for the CAO-SyA issue date corresponds to the CPI published for the month prior to the CAO-SyA issue date.

10.	System and Application Upgrades Investments

If ESSALUD requires upgrades to the Systems and Applications that incorporate components not foreseen in the Systems and Applications EDI, these will be addressed within the PRAE referred to in clause 9.16.”

“13.36.

The Reference RPMO has been determined by establishing an Annual Healthcare and Administrative Operating Costs Budget for the services of: Specialized Outpatient Consultation, Urgent Care, Specialized Procedures, Surgical Risk, and Image Reading, referenced to the Operational Levels, which includes the following:

a)	Medical service costs

b)	Expenses for non-medical care staff

c)	Cost of drugs

d)	Cost of consumables

e)	Cost of inputs

f)	Administrative personnel expenses

g)	Procedures

h)	Diagnostics support

i)	Customer support service

j)	Services and maintenance

k)	General services

l)	General expenses

m)	Profit.

The RPMO, excluding VAT, is that shown in Annex A-III of this AGREEMENT.”

“13.37.	The RPMO referred to in the previous clause and its components have been established based on the Minimum Annual Production for each of its components, as detailed below:

•	The RPMO for Outpatient Consultation Services (RPMO-CE), in accordance with the Production that is defined in Annex B-II.

•	The RPMO for Urgent Care Services (RPMO-U) defined in Annex B-II.

•	The RPMO for Surgical Risk Services (RPMO-RQ) defined in Annex B-II.

•	The RPMO for Image Reading Services (RPMO-LI) defined in Annex B-II.

Regarding the RPMO for Specialized Procedures Services (RPMO-PE) defined in Annex B-II, it has been defined based on the Minimum Annual Income, as provided in the Agreement.

During each year of operation, each month at a minimum ESSALUD will pay the OPERATOR the amount corresponding to the reference RPMO, adjusted according to Clauses 13.42 and 13.45, divided by twelve, regardless of the production level actually recorded in that month.

If the production recorded in a calendar month exceeds one-twelfth of the Minimum Annual Production, ESSALUD will recognize the payment corresponding to the additional service provision in the calendar month following the one in which it occurred, in accordance with to clause 13.43.

If the provision of Specialized Procedures services if in a given month exceeds one-twelfth of the RPMO-PE, ESSALUD must pay the OPERATOR for the additional services, calculated according to the rate schedule established in Annex B.

If the recorded production in a calendar month for any of the services of Outpatient Consultation, Surgical Risk, Image Reading, and/or Urgent Care is less than one-twelfth of the Minimum Annual Production of each item, a balance in favor of ESSALUD will be generated for such service(s) in which the minimum annual production has not been reached, equivalent to the difference between the amount actually paid and the value corresponding to the production recorded in that month.

This balance may only be offset in the same service(s) where the difference was recorded, and up to the third calendar month immediately following, provided that a production is recorded that exceeds one-twelfth of the Minimum Annual Production, up to the maximum monthly capacity for each service detailed in Annex B.

Once this three-month period has transpired without any additional production being generated, the balance in favor of ESSALUD will be automatically extinguished, without the right to carry it over to subsequent months. This will not apply to balances generated in November and December of each calendar year, whose expiration date will be until the last calendar day of January of the following year.

Within the first five (5) days after the start of the second, third and fourth quarter of each year of operation, the OPERATOR must submit a detailed report on progress in the consumption of the Annual Minimum Production to ESSALUD and the Contract and Operations Supervisor. This report will allow ESSALUD to assess and, if necessary, take the corresponding measures to manage the timely allocation of care, in accordance with the monthly scheduling of services established in Clause 10.7.”

“13.41.

The components of the RPMO may be adjusted during the Operating Period, at least once a year, according to changes in the demand for services initially contracted and/or the inflation adjustment established in clause 13.42.”

“13.42.	Inflation Adjustment

At the Operating Period Start Date, the value of each component of RPMOReferencial will be adjusted by updating the rates in Annex B-II, both those for Minimum Annual Production and the rates for individual procedures, using the following update factor:

Where the variables will be taken to 4 decimal places and are described as follows:

t: Date corresponding to the start of operation I: October 2024

W: Percentage weight of the Healthcare Payroll component in the Operator’s cost structure (50%)

Var [S. k]: Annual variation in average monthly income for the total formal sector, in Soles, published by the Central Reserve Bank of Peru (BCRP) or the index that replaces it. If it has not been published, it will be adjusted to the Consumer Price Index of Metropolitan Lima published by the INEI.

FL: Percentage weight of the Pharmacy and Laboratory component in the Operator’s cost structure (35%)

GG: Percentage weight of the General Expenses component in the Operator’s cost structure (15%)

IPCFi: Medical and pharmaceutical products price index published in October 2024. If it has not been published, it will be adjusted to the Consumer Price Index published by the INEI.

IPCFt: Medical and pharmaceutical products price index published on the start date of operations. If it has not been published, it will be adjusted to the Consumer Price Index of Metropolitan Lima published by the INEI.

ICPi: Consumer Price Index of Metropolitan Lima published in October 2024.

IPCt: Consumer Price Index of Metropolitan Lima published by the INEI on the start date of operations.

Tarifai: Rates corresponding to guaranteed demand, additional demand, and individual rates for the individual procedures stated in Annex B-I of the PPP contract

Tarifat: Adjusted rates corresponding to guaranteed demand, additional demand, and individual rates of the individual procedures expressed in Annex B-I of the PPP contract updated at the start of operation

In order to approve the adjusted rates at the beginning of the Operating Period, no less than sixty (60) Days before the Start Date of Operations, the SOP will send the GCPGCI the rate schedule contained in Annex B of the PPP Agreement (Sections B-I, B-II and B-III), duly updated by applying the Adjustment Formula (hereinafter, the Updated Rate Schedule). Essalud agrees to approve the Updated Rate Schedule within 30 days.

The same formula will be used to make the annual inflation adjustment for the RPMO.

To this effect, the Operator must submit an annual report no later than November 15 of the year prior to the effective date of the adjustment, using the indices for the month of October or the last month for which information is available. The report must be reviewed by the Supervisor, who will determine, within fifteen (15) Calendar Days, which may be extended for an additional five (5) Calendar Days, the update factor based on the information provided, as well as the additional information submitted by the OPERATOR at the request of the Supervisor, and if the requesting Party does not provide the additional information requested, only that component of the rate will be adjusted for inflation (CPI of Metropolitan Lima). The adjustment will take effect as of January 1st of the year following the year in which the request is made.

If either PARTY disagrees with the adjustment index established by the Supervisor, the dispute shall be submitted to the procedures established in Section 22 of the AGREEMENT.

“13.43.	Adjustment for Variation in Demand for Services

Since the rates for Minimum Annual Production are the same as the rates for Additional Production.

If total cumulative production for the year exceeds the annual minimum in a given month, from that point on the Additional Production is considered to be above the guaranteed minimum.

At the beginning of each year of operation, the accounting of the Minimum Annual Production will restart, and the payment of the Reference RPMO will be made, without prejudice to the provisions of clause 13.37.”

“13.44	The following procedure should be considered for payment for Additional Production:

•

If the Tower’s production has exceeded the Minimum Annual Production, the Operator will send the Additional Production report to ESSALUD on the last day of each month. This report must be evaluated by the Supervisor.

•	ESSALUD will confirm the existence and amount of Additional Production within the system.

•

The Operator will submit its invoice within the first five (5) business days of each month, detailing the amount of the Guaranteed monthly RPMO and the amount to be paid for the Additional Production for the previous month.

•	The RPMO invoice will be paid no later than five (5) days before the last calendar day of each month.

“13.45.	Starting in the fifth year after the verified Start Date of Operations, either PARTY may request a review of the cost structure for the components in the Reference RPM.

The requesting Party shall submit a report containing the costs involved in Operations and Maintenance for the completed period and the projections for the next annual period. This will lead to adjustments that should not exceed 10% of each component in the Reference RPM.

The purpose of the adjustment request will be the reassignment of the Healthcare Services assigned to the Minimum Annual Production of Mandatory Services in order to tailor the Trecca Tower Functional Medical Plan and Service Portfolio to changes in ESSALUD healthcare service gap.

This adjustment request must have the prior opinion of the Contract and Operations Supervisor.”

“13.47	The OPERATOR shall provide the Mandatory Services using the Trecca Tower Infrastructure and Equipment only to ESSALUD.

Under no circumstances may the OPERATOR provide services and/or make any charge to ESSALUD Insured Persons, under penalty of the application of the termination clause of the AGREEMENT set forth in item i of clause 23.4.”

“13.48.

The PARTIES acknowledge that as of its Signing Date, the AGREEMENT is in a state of economic and financial balance in terms of rights, responsibility, and risks assigned to the PARTIES, and they declare their commitment to maintaining the economic and financial balance of the AGREEMENT throughout its term. The Parties shall be entitled exclusively to the compensation regulated in this Paragraph:

13.48.1.

The AGREEMENT stipulates a mechanism for restoring the economic and financial balance to which the OPERATOR and ESSALUD will be entitled exclusively and explicitly in the case that changes in the Applicable Laws and Provisions occur after the signing of this AGREEMENT that have a direct impact on economic or financial aspects linked to the variation of income or costs assumed by the OPERATOR, in accordance with the Applicable Laws and Provisions.

13.48.2.

Either Party that considers that the economic and financial balance of the AGREEMENT has been affected may make a written request to the other Party that such balance be restored, attaching a report that supports the technical, economic, financial and legal aspects of this impact, as necessary, as well as the proposal to restore the balance. The existence of an imbalance does not give rise to the suspension of the term of the AGREEMENT or its Termination.

13.48.3.

The Contract and Operations Supervisor will be responsible for making a decision regarding the actual occurrence, economic quantification, start date, triggering factor, and formula for restoring the balance.

13.48.4.

The impact on the economic and financial balance will be determined based on the OPERATOR’s profit and loss statement for the last audited fiscal year, according to the information provided by the Parties to the AGREEMENT, that substantiates variations in said income or costs. Notwithstanding the foregoing, ESSALUD or the OPERATOR may request information that supports the indicated variations.

13.48.5.	The Contract and Operations Supervisor will establish the magnitude of the imbalance based on the difference between:

a)	Pre-tax profits for the financial year, specifically related to the provision of the Mandatory Services; and,

b)

The recalculation of pre-tax profits for the same year, related to the provision of the Mandatory Services, applying the income or cost values that correspond to the time prior to the modification that occurs as a result of the changes referred to in Clause 13.48.

For this purpose, the Contract and Operations Supervisor may ask that the OPERATOR or ESSALUD provide the information they consider necessary regarding income and costs that have been affected by changes in the Applicable Laws and Provisions.

If it is proven that the imbalance occurs over several periods, without the economic and financial balance having been restored, the cumulative difference in profits will be calculated following the same procedure.

13.48.6.	The imbalance factor is determined through the following equation:

If the percentage of the imbalance, in absolute value, exceeds [ten percent (10%)], it will be restored.

If the imbalance affects the OPERATOR (b>a), ESSALUD will grant it compensation equivalent to the difference between the amount obtained in item b) of Clause 13.48.5 and the amount obtained in item a) of said Clause.

If the imbalance affects ESSALUD (b<a), the OPERATOR will grant compensation to the GRANTOR equivalent to the difference between the amount obtained in item a) of Clause 13.48.5 and the amount obtained in item b) of said Clause.

In both cases, such compensation may be added to or deducted from, respectively, the remuneration to be paid by the OPERATOR for the resulting amount, excluding interest.

13.48.7.

If either Party invokes the restoration of economic and financial balance, the Contract and Operations Supervisor shall determine its admissibility within thirty (30) days following the day after notification of the request from the Party invoking the economic and financial imbalance, applying the provisions of the preceding paragraphs.

If applicable, the Contract and Operations Supervisor shall establish the amount to be paid in favor of the Party that invoked the restoration, within a period not exceeding thirty (30) days after determining its appropriateness. The outcome will be communicated to the Parties so that each one may implement what is appropriate.

If within ten (10) days after receiving notification of the decision of the Contract and Operations Supervisor the Parties do not agree on the outcome issued, either of them may consider that a Non-Technical Dispute has occurred, which will be resolved in accordance with the dispute resolution mechanisms regulated in Section 22 of this AGREEMENT.

13.48.8.

In the event of any delay, an equivalent payment will be recognized using an annual effective interest rate in soles equivalent to the Legal Interest Rate plus a two percent (2%) spread calculated on the unpaid balance per Calendar Day of delay, after the payment deadline agreed to for each Calendar Day of delay.

13.48.9.

The restoration of the economic and financial balance will not apply to changes resulting from provisions issued by the Competent Government Authority that establish infractions or sanctions, or the application of penalties contemplated in the AGREEMENT, or that are a consequence of acts or facts attributable to the OPERATOR or that result from the OPERATOR’s performance.

13.48.10.

If the restoration of the economic and financial balance is appropriate, ESSALUD or the OPERATOR, as applicable, will directly arrange payment of the compensation amount that the Contract and Operations Supervisor determines within one (1) year from the date of their ruling. If it is not possible to cancel this amount within the indicated period, the Parties may agree on a payment schedule for the remaining sum upon expiration of the aforementioned deadline.”

3.21.	Include clauses 13.53, 13.54, 13.55, and 13.56 in Section 13, which shall have the following wording:

“13.53	TAX FRAMEWORK FOR THE CONCESSION

The OPERATOR shall be subject to applicable national, regional, and municipal tax laws and must comply with all tax obligations corresponding to the performance of its activity.

“13.54.

The OPERATOR shall be obligated to pay all taxes, contributions, and fees that apply under the terms established by the Applicable Laws and Provisions, including but not limited to the Property under the Concession or to that which is built or incorporated into the Concession, provided that such taxes, contributions, and fees are directly linked to the practice of the activities under the Agreement.”

“13.55

The OPERATOR may request that the CONCESSION GRANTOR sign a legal stability contract, has the status of a legal contract in accordance with the applicable regulations and in accordance with the provisions of Legislative Decrees No. 662 y No. 757, and the first and second paragraphs of article 19 of the Consolidated Text of the regulations with status of Law that govern the concession of public infrastructure works and public services to the private sector, approved by Supreme Decree No. 059-96-PCM, after compliance with the procedures, requirements, and substantive and formal conditions established in those regulations and in the Applicable Laws and Provisions that supplement or replace them.”

“13.56.

Likewise, the OPERATOR may access or request access to, as the case may be, the tax benefits to which it is entitled, provided that it complies with the procedures, requirements, and substantive and formal conditions set forth in the Applicable Laws and Provisions.”

3.22.

Amend clauses 14.1, 14.2, 14.3, 14.4, 14.5, 14.9, 14.10, 14.12, 14.13, 14.14, 14.16, 14.16-A, 14.17, 14.18, 14.19, 14.20, 14.21, 14.22, 14.25, 14.26, 14.27, 14.28, 14.28-A, and 14.29 of Section 14, which shall have the following wording:

“14.1.	PROCEDURE FOR PAYMENT OF THE RPS

The RPS is composed of the concepts of RPI and RPMO. The RPI and the RPMO are paid in soles. For better scheduling and financing conditions, the payment procedure will be set according to the following clauses:

14.1.1.

The first payment for RPI-Infrastructure and its corresponding VAT will be made irrevocably starting in month 26 of the Investment Period Start date as set forth in this contract, and no future postponements may alter this date. Subsequently, payments will be made each month for a period of twelve (12) years, as defined in Clause 13.7. If payment is not made on the dates and in the amounts stipulated, ESSALUD shall pay the OPERATOR default interest using an effective annual interest rate in soles equivalent to the Financing Rate indicated in Clause 13.5, plus two percent (2%), calculated on the unpaid balance, for each Calendar Day of delay after the maximum payment period agreed to for each Calendar Day of delay.

14.1.2.

The first payment for RPI-Equipment and its corresponding VAT will be made irrevocably starting in month 26 of the Investment Period Start date as set forth in this contract, and no future postponements may alter this date. Subsequently, payments will be made each month for the periods defined in Clause 13.20.”

RPI-Equipment resulting from reinvestment, replacement, or service expansion processes will be paid starting from the first end-of-month after the replacement has been made and certified by the Supervisor.

In the case of non-payment on the established dates, ESSALUD shall pay on default interest the outstanding balance using an effective annual interest rate in soles equivalent to the Financing Rate indicated in Clause 13.5, plus two percent (2%) calculated on the unpaid balance, for each Calendar Day of delay, after the maximum payment period agreed to for each Calendar Day of delay.

14.1.2A.

The first payment for RPI-Systems and Applications and its corresponding VAT will be made irrevocably starting in month 26 of the Investment Period Start date as set forth in this contract, and no future postponements may alter this date. Subsequently, payments will be made each month for the periods defined in Clause 13.35-A.”

RPI-Systems and Applications resulting from service expansion processes will be paid starting from the first end-of-month after the replacement has been made and certified by the Supervisor.

In the case of non-payment on the established dates, ESSALUD shall pay on default interest the outstanding balance using an effective annual interest rate in soles equivalent to the Financing Rate indicated in Clause 13.5, plus two percent (2%) calculated on the unpaid balance, for each Calendar Day of delay, after the maximum payment period agreed to for each Calendar Day of delay.

14.1.3.

The Operator will submit its invoice within the first five (5) days of each month. The RPMO will be paid no later than five (5) days before the last Calendar day of each month. Since the Start of Operations Date may be a day in the middle of a given month, the corresponding RPMO will be paid proportionally. The amount corresponding to each month will be paid in proportion to the number of operational days in that month and the total number of days in that month. This first payment will be made no later than the last business day of the corresponding month.”

“14.2.

Subject to the OPERATOR receiving the payments indicated on the dates defined in the previous clauses, ESSALUD will instruct the deposits of the monthly RPS amount to be made before the twenty-fourth (24) day of the corresponding month. In the case described in Clause 14.1.4, it will be instructed that the first deposit be made on the day following the Operating Period Start Date.

The due dates for each payment commitment will be at the end of each month; however, the corresponding amounts must be made available to the OPERATOR with the necessary advance notice.”

“14.3.	THE ADMINISTRATION AND GUARANTEE TRUST

ESSALUD, in coordination with the OPERATOR, will establish a trust that will be called the Administration and Guarantee Trust. This trust must be established no later than the start date of the Investment Period, in accordance with the guidelines established in B-IV. The RPS payments for the following items will be allocated to this trust: RPS payments for the following payment items will be allocated to this trust:

The purpose of adhesion to both the Master Trust and the Administration and Guarantee Trust, as applicable, will be to channel RPS payments, as well as any other payment in favor of the OPERATOR as cancellation for the Services, in accordance with the guidelines established in Annex B-IV, including the following concepts:

Irrevocable payments:

a.	The amount of RPL-I estimated in Clause 14.10

b.	The amount of RPI-E estimated in Clause 14.14

c.	The amount of the RPI-SyA estimated in Clause 14.14-A

d.	The amount of VAT corresponding to the amounts in the above items a, b and c.

Non-irrevocable payments:

a.	Work Compliance Bonus (Amount of total RPL-IT estimated in Clause 13.11 less the amount of RPL-I estimated in Clause 14.10)

b.	Equipment Compliance Bonus (Amount of RPI-ETotal estimated in Clause 13.27 less amount of RPI-E estimated in Clause 14.14)

c.	The RPMO Amount and all its components.

d.	Payment for Additional Services in accordance with Clauses 13.39 and 13.43. within a period not exceeding thirty (30) Calendar Days from the OPERATOR’s issuance of the corresponding invoice.

e.	The amount of VAT corresponding to the amounts in items a, b, c and d.

All payments will be made between the twenty-fifth and thirtieth of each month, for which purpose the Operator will submit its invoice within [the first] five days of each month. This invoice will include both the guaranteed monthly RPMO and the compensation for Additional Services from the previous month.

The total of these payments, considering their frequency, corresponds to the RPS plus the corresponding VAT.”

“14.4.

At least sixty (60) days before the start date of the Investment Period, ESSALUD will instruct the corresponding trustee to allocate the RPS amounts to the Trust accounts each month, according to the corresponding annual schedule, taking into consideration and in accordance with the provisions of Clause 14.1.”

“14.5.	Any modification to the RPS resulting from the adjustments set forth in Section 13 shall take effect from the beginning of the following calendar year.”

“14.9.

ESSALUD will give instructions so that the payment flows called Irrevocable Payments for RPI-Infrastructure derived from the issuance of the CAO and its corresponding VAT, are irrevocable in any event and non-adjustable modification, in order make the payment flow for the Infrastructure predictable. These payments will be made regardless of any expiration, termination, resolution, suspension or breach of the AGREEMENT by either PARTY.

“14.10.	IRREVOCABLE PAYMENTS FOR THE RPI-INFRASTRUCTURE

The OPERATOR may use the CAO and the CAOAjustment as a basis for structuring financing and the flow of Irrevocable Payments for the RPI-Infrastructure under the following conditions:

a.

The Updated Financial CAO for each Construction Milestone or CAO-FinActualizado will be calculated considering the CAOi and the CAOAjuste, updated at seven hundred and eighty Calendar Days from the issue date of the respective CAO and the Daily Equivalent Rate with respect to the financing Interest Rate considered in Clause 13.5 and its respective adjustments according to Clause 13.15

CAO-FinActualizado,i = CAO updated referring to the Construction Milestone i.

jaj,diaria = Daily Equivalent Financing Rate the rate defined in Clause 13.5.

FEi = Number of Calendar Days counted from the Construction Start Date until the CAO issue date.

b.	Once the updated CAO-Fin,i for each Construction Milestone has been determined, its corresponding RPI-ICAO-Fin,i will be found using the following equal payments formula:

RPI-ICAO-Fin,i = Irrevocable Infrastructure Investment Remuneration based on CAO-FinActualizado.

It is clearly stated that the only payment rights that ESSALUD assumes vis-a-vis the OPERATOR are those listed in Section 13. Therefore, this Section does not generate new payment rights.”

“14.12	The RPI-I and its corresponding VAT are irrevocable payments and will be paid starting from the twenty-sixth (26th) month after the Investment Period Start Date.”

“14.13.

The RPI-I supplement or Work Compliance Bonus, which corresponds to the difference for RPI-ITotal calculated in Clauses 13.10 and 13.11 less the RPI-I estimated in Clause 14.11, will be paid at a similar time, subject to compliance with the Service Indicators and Minimum Service Standards contemplated in Annex IV.

If the Work Compliance Bonus is verified, it will be paid on a monthly basis in the following year. The procedure for measuring the Service Indicators will be detailed through guidelines and directives to which the PARTIES will submit, following the provisions of Annex IV.”

“14.14.	IRREVOCABLE PAYMENTS FOR RPI-EQUIPMENT

The OPERATOR may use the CAO-E and the CAO-EAjuste as a basis for structuring financing and a flow of Irrevocable Payments for the RPI-Equipment, under the following conditions:

a)

The Updated Financial CAO-E for each Equipment Milestone or CAO-E-FinActualizado,i will be calculated considering the CAO-Ei and the CAO-EAjuste,i updated at seven hundred and eighty days from the issue date of the respective CAO-E and the Daily Equivalent Rate with respect to the financing Interest Rate considered in Clause 13.21 and its respective adjustments according to Clause 13.30.

CAO-E-FinActualizado,i = updated CAO-E updated referring to the Equipment Milestone i

Jaj.diaria = Daily Equivalent Financing Rate considering the adjustment defined in Clause 13.21 (margin of 0.5%).

FEi= Number of Calendar Days, counted from the Investment Period Start Date until the CAO-E issue date.

b)	Once the CAO-E-FinActualizado,i for each Equipment Milestone has been determined, its corresponding RPI-ECAO-Fin,i will be found using the following equal payments formula:

RPI-ECAO-Fin,i = the Irrevocable Infrastructure Investment Remuneration based on the Updated CAO-E-Fin.

It is clearly stated that the only payment rights that ESSALUD assumes vis-a-vis the OPERATOR are those listed in Section 13. Therefore, this Section does not generate new payment rights.”

“14.16.	The RPI-E and its corresponding VAT are irrevocable payments and will be paid starting from the twenty-sixth (26th) month after the Investment Period Start Date.”

“14.16-A.	The OPERATOR may use the CAO-SyA and the CAO-SyA adjustment as a basis for structuring financing and flow for the RPI-Systems and Applications Irrevocable Payments, under the following conditions:

a.

The Updated Financial CAO-SyA for each Systems and Applications Milestone, or CAO-SyA-FinActualizado,i will be calculated considering the CAO-SyAi and the CAO-SyAAdjustment,i updated at seven hundred and eighty days from the issue date of the respective CAO-SyA, and the Daily Equivalent Rate with respect to the financing Interest Rate considered in Clause 13.21 and its respective adjustments according to Clause 13.30.

CAO-SyA-FinActualizado,i = Updated CAO-SyA regarding Systems and Applications Milestone i jaj,diaria = Daily Equivalent Financing Rate considering the adjustment defined in Clause 13.21 (margin of 0.5%).

FEi= Number of Calendar Days, counted from the Investment Period Start Date until the CAO-E issue date.

b.	Once the CAO-SyA-FinActualizado,i for each Systems and Applications Milestone has been determined, its corresponding RPI-ECAO-Fin,i will be found using the following equal payments formula:

RPI-SyACAO-Fin,i = Irrevocable Infrastructure Investment Remuneration based on the CAO-SyA-FinActualizado

c.	The RPI-SyA and its corresponding VAT are irrevocable payments and will be paid starting from the twenty-sixth (26th) month after the Investment Period Start Date.”

“14.17.

The RPI-E supplement or Equipment Compliance Bonus, which corresponds to the difference for RPITotal calculated with the Sovereign rate k plus 350 bps less the project financing rate obtained at Financial Closing, will be paid monthly, subject to compliance with the Service Indicators and Minimum Service Standards contemplated in Annex IV.”

“14.18.	ON THE IRREVOCABILITY AND UNCONDITIONALITY OF THE RPI PAYMENT AFTER THE ISSUANCE OF THE CORRESPONDING CAO AND CAO-ADJUSTMENT

With the issuance of the respective Reference Work Progress Certificates (CAO-IReferenciales), Reference Equipment Progress Certificates (CAO-EReferenciales), and Systems and Applications Progress Certificates (CAO-SyA), as well as with the issuance of the corresponding CAO-Adjustments issued together with the issuance of the respective CAO-IReferenciales and CAO-EReferenciales in accordance with what is set forth in the applicable provisions of Section 13 of this AGREEMENT (said CAO-IAdjustment and CAO-EAjuste will be issued together with the respective CAO-IReferenciales and CAO-EReferenciales, without distinction referred to as the “CAOAjustes”), irrevocable collection rights will be generated for that portion of RPI-ITotal, RPI-ETotal, and/or RPI-SyA that is recognized through the respective CAO-IReferenciales, CAO-EReferenciales, CAO-SyA. and/or CAO-Adjustment, as applicable. For the sake of clarity, it is expressly stated that no CAO-Adjustments will be issued in relation to the CAO-SyA. Without prejudice to the issue date of the respective CAO-IReferenciales, CAO-EReferenciales, CAO-SyA and/or CAO-Adjustment, in accordance with the provisions of Clauses 14.12, 14.16, and 14.16-A, the RPI-ITotal, RPI-ETotal and RPI-SyA (and their corresponding VAT) that are recognized through the respective CAO-IReferenciales, CAO-EReferenciales, CAO-SyA, and/or CAO-Adjustment will be paid starting from the twenty-sixth (26) month after the Investment Period Start Date. As applicable, if any CAO-IReferencial, CAO-EReferencial, CAO-SyA, and/or CAO-Adjustment is issued for any reason after the twenty-sixth (26) month after the Investment Period Start Date, the RPI-Itotal, RPI-ETotal, and RPI-SyA (and their corresponding VAT) that are recognized through the respective CAO-IReferencial, CAO-EReferencial, CAO-SyA, and/or CAO-Adjustment will be paid from the month immediately following their issue date.

Within the framework of the provisions in the preceding paragraph, the respective CAO-I, CAO-E, CAO-SyA, and/or CAO-Adjustment issued under this AGREEMENT shall incorporate a payment schedule as an Annex (which shall be an integral part of the respective CAO-I, CAO-E, CAO-SyA, and/or CAO-Adjustment) detailing the payment dates and amount of each installment in which the corresponding portion of the RPI-I, RPI-E, and RPI-SyA (and their corresponding VAT) recognized through the respective CAO-I, CAO-E, CAO-SyA, and/or CAO-Adjustment will be paid.

For all purposes of this AGREEMENT, “RPI-CAO” refers to each of the installments in which the corresponding portion of the RPI-I, RPI-E, and RPI-SyA (and their corresponding VAT) recognized through each CAO-I, CAO-E, CAO-SyA, and/or CAO-Adjustment will be paid.

“14.19.

Furthermore, for all purposes of this AGREEMENT, it is expressly established that any CAO-Adjustment issued pursuant to this AGREEMENT in relation to a given CAO-I and/or CAO-E will not modify or affect the terms, conditions, fees, amounts, interest, payment dates, etc., established by the respective CAO-I and/or CAO-E.

“14.20.

Each CAO-I, CAO-E, CAO-SyA, and/or CAO-Adjustment issued pursuant to this AGREEMENT, as well as the RPI-CAO (and collection rights for the RPI-CAO) arising from the issuance of the corresponding CAO-I, CAO-E, CAO-SyA, and/or CAO-Adjustment shall be governed by the following terms and conditions, all of which shall apply in relation to each respective CAO-I, CAO-E, CAO-SyA and/or CAO-Adjustment issued pursuant to this AGREEMENT and in relation to the RPI-CAO (and collection rights of the RPI-CAO) arising from the issuance of the corresponding CAO-I, CAO-E, CAO-SyA, and/or CAO-Adjustment. It is expressly stated that for the purposes of the provisions below, the CAO-I, CAO-E, CAO-SyA, and/or CAO-Adjustment will be referred to interchangeably as the “CAO.”

(1)

Through the issuance of each CAO under the AGREEMENT, ESSALUD irrevocably and unconditionally agrees to pay to the OPERATOR or, in the event of assignment, sale and/or transfer of the RPI-CAO, to the respective acquirers or assignees of the respective RPI-CAO or to the persons they appoint (the corresponding holder of the respective RPI-CAO, the “Holder”), in the legal currency of the Republic of Peru (“Soles”), the corresponding amounts for the RPI-CAO recognized through each CAO, as well as any applicable interest on it, as detailed below. It is noted that the nominal value included in the CAO and/or RPI-CAO will also include the respective VAT.

(2)

The issuance of each CAO certifies and guarantees that the OPERATOR has fulfilled its obligation to execute the progress recognized in the corresponding CAO, and ESSALUD certifies that this obligation has been fulfilled in accordance with the standards indicated in the AGREEMENT and with applicable laws.

(3)

Through the issuance of each CAO, ESSALUD unconditionally and irrevocably agrees to pay the Owner the corresponding amounts for the RPI-CAO recognized through the respective CAO, in the amounts, installments, and on the monthly payment dates established in the payment schedule included as an Annex to the CAO (each of these dates a “Due Date”), through the Master Trust and/or the

Administration and Guarantee Trust, as appropriate and applicable (either of these trusts, the “Trust”). If the amounts available in the Trust are not sufficient to cover payment of the RPI-CAO, ESSALUD will be responsible for payment of the shortfall through the Trust. ESSALUD expressly waives the requirement to submit a request for payment, notice of nonperformance, notice of breach of the obligation, and/or protest for nonpayment.

(4)

If the Due Date is not a Business Day (as defined below), the payment must be made on the next Business Day, with the same effect and validity as if it had been made on the originally established date. ESSALUD must pay the RPI-CAO in Soles, in immediately available funds, no later than 11 a.m. Lima time on the Due Date, via bank transfer to an account in Lima designated by the corresponding Holder or their successors or permitted assigns. “Business Day” shall mean any day except Saturday, Sunday, a legal holiday, or a day on which banking institutions in Lima, Peru, are authorized or required by law to close.

(5)

The respective Holder’s right to collect all amounts due under the RPI-CAO on the Due Date shall not be affected in any way if the OPERATOR or any other person fails to make any progress or complete the works, equipment, or systems and applications under the AGREEMENT, or for any other reason, including any failure, impossibility, or unfeasibility of using any of the works, equipment, or systems and applications for any reason whatsoever, including but not limited to, (i) the total or partial destruction of the works, equipment, or systems and applications executed by the OPERATOR, (ii) an event of force majeure, (iii) a change of control of the OPERATOR, (iv) a breach, expiration, or termination of the AGREEMENT by either party or for any reason, (v) any adjustment to the amounts paid or payable by either party under the AGREEMENT, or (vi) any other circumstance that could otherwise affect or arise from the AGREEMENT.

(6)

ESSALUD shall comply with its RPI-CAO payment obligations without exercising any right to compensation, counterclaim, withholding, or similar right. In this regard, ESSALUD may not raise challenges, offsets, obligations, counterclaims, exception of breach, or any other defense or right, whether or not derived from the AGREEMENT, that delay, withhold, reduce, or prevent the payments of the RPI-CAO and its corresponding VAT or are intended to do so. Likewise, EsSalud may not take these payments as offsets for any obligation that the OPERATOR may have.

(7)	ESSALUD may not make voluntary prepayments of any of the RPI-CAOs, in whole or in part.

(8)

To the extent needed to guarantee the payment or fulfillment its payment obligations under the RPI-CAO, ESSALUD shall include and maintain sufficient amounts in its budgets and fund allocations for each of its fiscal years as needed to cancel any amount to be paid under the RPI-CAO on their due dates.

(9)

The amounts payable under the RPI-CAO will not accrue interest, except if ESSALUD fails to make any payment on its due date, in which case it shall pay the Holder interest on the unpaid amount from (i) the Due Date or (ii) the Acceleration Date (as defined below), whichever occurs first, until the date of full cancellation, at an effective annual interest rate in Soles equivalent to the Project Financing Rate plus two percent (2%) calculated on the unpaid balance for each calendar day of delay.

(10)

The RPI-CAO payments shall be free from any withholding or deduction for or on account of any tax, duty, levy, or government charge of any nature whatsoever, whether present or future, imposed or levied by the Republic of Peru, any political subdivision thereof, or any tax authority of the Republic of Peru.

If the law requires ESSALUD to make such withholdings or deductions, it shall pay any additional amounts (“Additional Amounts”) that may be required to ensure that the net amounts receivable by the Holder after making such withholding or deduction are equivalent to the amount that the Holder would have received for the RPI-CAO in the absence of such withholding or deduction, except that no Additional Amount shall be paid with respect to the RPI-CAO to a Holder who is responsible for the payment of taxes or duties with respect to it, or on its behalf, due to:

(i)	the existence of taxes on the Holder’s global net income if it establishes their domicile in the Republic of Peru or has been incorporated and exists under the Applicable Laws and Provisions; or

(ii)

the Holder’s failure to submit any certification, identification, or other necessary document concerning its nationality, domicile, identity, or relationship with the Republic of Peru, or any political subdivision or tax authority thereof, or with respect to any related interest or rights, if such submission is required by the Republic of Peru or any political subdivision or tax authority thereof, in accordance with the Applicable Laws and Provisions, or with any current international treaty, as a precondition to the exemption of such deduction or withholding.

For the purposes of the foregoing, when, in relation to the RPI-CAO, the payment of an amount is mentioned in any context, such mention shall be deemed to include the payment of the Additional Amounts to the extent that, in such context, the Additional Amounts are, were, or will be payable with respect to it, and the express mention of the payment of Additional Amounts (if applicable) in relation to the RPI-CAO shall not be interpreted as excluding the Additional Amounts in relation to the RPI-CAO with respect to which it does not make such express mention.

The OPERATOR is solely responsible for the payment of the VAT levied on any payment made by ESSALUD as consideration for the obligations fulfilled by the OPERATOR in accordance with the AGREEMENT. No Holder other than the OPERATOR will be required to pay any amount related to VAT.

However, if the Holder and not the OPERATOR is legally obligated to pay the aforementioned VAT, such payment must be assumed by the OPERATOR on behalf of the Holder, up to the amount of VAT paid by ESSALUD to the OPERATOR, without reducing or affecting the amounts that must be paid for the RPI-CAO in any way.

(11)	If one or more of the following instances of default occurs and persists for fifteen (15) Calendar Days (each, a “Default Instance”):

(i)	ESSALUD fails to pay any amount owed in accordance with the RPI-CAO or any other obligation incumbent upon it as set forth in this Clause 14.20;

(ii)

ESSALUD fails to pay any amount due under any other RPI-CAO issued pursuant to the AGREEMENT, or any other RPI-CAO, issued certificate, or similar obligation incurred in connection with any expenditure made by ESSALUD for public investment projects (“Similar Obligations”), including but not limited to the construction of hospitals and other healthcare service facilities, and any ESSALUD project under Applicable Laws and Provisions;

(iii)

ESSALUD or any other Government Authority declares that it will not pay the obligations related to the RPI-CAO, any other RPI-CAO, or Similar Obligations, provided that the declaring authority has the corresponding competence;

(iv)

Any government authorization or approval needed to enable ESSALUD to fulfill or execute the obligations that correspond to it and that are stipulated in this Clause 14.20 is revoked, withdrawn, or withheld, or is in any way not issued or does not remain in full force and effect;

(v)

Any competent Government Authority determines that it is directly or indirectly illegal for ESSALUD to freely make payments in Soles or to convert currency to Soles and/or to transfer funds outside the Republic of Peru or imposes any other exchange restriction or prohibition in the Republic of Peru that limits the Holder’s ability to receive payments from the RPI-CAO;

(vi)

The validity of the CAO, the RPI-CAO, or this Clause 14.20 is challenged by ESSALUD (or by any competent legislative, executive, or judicial body of the Republic of Peru), or ESSALUD denies its responsibility with respect to the CAO, the RPI-CAO, or this Clause 14.20; or any law, regulation, or decree of any competent legislative, executive, or judicial body of the Republic of Peru seeks to declare the invalidity or unenforceability of any substantial provision of the CAO, the RPI-CAO, or this Clause 14.20 or seeks to impose or materially delay ESSALUD’s performance or compliance with its obligations under the CAO, RPI-CAO, and this Clause 14.20;

(vii)	ESSALUD fails to comply with the provisions of numeral [13] detailed below or any relevant agreement contained in this Clause 14.20;

(viii)

ESSALUD voluntarily submits to or initiates insolvency, bankruptcy or restructuring proceedings, or cessation of payments, or if its shareholders are summoned to discuss its dissolution, liquidation, or extinction, or if it ceases its activities or becomes insolvent; or if a trustee, administrator, liquidator or any similar figure is appointed whose appointment is aimed at such purposes;

(ix)	Any Peruvian government authority imposes a moratorium that would have an adverse effect on the RPI-CAO payment schedule;

(x)	The Trust ceases to be mandatory or enforceable against ESSALUD;

(xi)

Any government authority in Peru takes an action or a series of actions that result in the confiscation, compulsory acquisition, expropriation, or nationalization of all or substantially all of ESSALUD’s assets, or that, in the opinion of the Holder, jeopardize the payment of the RPI-CAO payment obligations or compliance with this Clause 14.20;

(xii)	ESSALUD merges, splits, transforms or carries out a corporate reorganization, or reduces its capital stock;

(xiii)

The State of the Republic of Peru ceases to have control over ESSALUD. “Control” is understood to mean: (i) direct or indirect possession of 50% or more of the voting shares of ESSALUD; (ii) the power to direct or cause the direction of the administration and/or policies of ESSALUD, whether through ownership of voting shares, by contract or otherwise; or (iii) the power to elect or remove the majority of the members of ESSALUD’s board of directors or having resolution power in the decisions that ESSALUD may make;

(xiv)

ESSALUD transfers, disposes of, alienates, assigns, encumbers, establishes a trust, grants guarantees, usufruct, or any real or personal right over the land or the property and rights that make up the Trust estate.

If the Default Event has occurred or is occurring at any time during a calendar year in which the Due Date occurs, the respective Holder may, by means of written notification sent to the OPERATOR, with a copy to ESSALUD (the date of said notification being the “Acceleration Date”), declare all sums owed under the RPI-CAO of which it is the Holder to be immediately due and payable, upon which such amounts will be considered immediately due and payable, without the need for due diligence, presentation, demand or payment, protest or notification of any kind, which ESSALUD expressly waives.

(12)

Payment of the RPI-CAOs constitutes a direct, general, irrevocable, unconditional, and unsubordinable obligation of ESSALUD. ESSALUD agrees to duly make prompt payment of all sums owed with respect to the RPI-CAOs. Each RPI-CAO will have the same priority with regard to its payment, without any order of priority, with all other existing and future unsecured and unsubordinable obligations of ESSALUD relating to (i) any other RPI-CAO issued with respect to the AGREEMENT; and (ii) any Similar Obligation.

ESSALUD must take all necessary measures to ensure that its RPI-CAO payment obligations have a payment priority at least equal (“pari passu”) to the other obligations indicated in the preceding paragraph.

If any RPI-CAO or any other Similar Obligation incurred by ESSALUD on the issue date of the respective CAO (which originated the corresponding RPI-CAO) or after that date includes terms more favorable to the Holder than those stipulated with respect to the RPI-CAO and in this Clause 14.20, including, by way of example and not limitation, any additional Default Event or the expansion in the scope of the Default Events provided for above, such terms shall be considered applicable to the RPI-CAO and shall modify and replace the less favorable terms of the RPI-CAO and of this Clause 14.20 by delivery of a written notification from the Holder to ESSALUD for that purpose. ESSALUD must provide the Holder with a copy of any CAO or RPI-CAO that has been issued or of any Similar Obligation that has been incurred on the date of the respective CAO (which originated the corresponding RPI-CAO) or after that time, within five (5) Days following the date on which it was issued or incurred.

For clarity’s sake, the RPI-CAOs (and the collection rights for the RPI-CAOs) are not and will not be considered sovereign debt of the Republic of Peru contracted in accordance with Article 75 of the Political Constitution of Peru and Law No. 28563 (General Law of the National Debt System), as amended, supplemented, or replaced.

(13)

So long as any RPI-CAO payment obligation (and the respective RPI-CAO collection rights) remains unpaid after it has become due, whether as a result of the occurrence of the Due Date or the Acceleration Date, ESSALUD shall not:

(i)

make any payment for any other RPI-CAO and/or any other Similar Obligation due after the Due Date or the Acceleration Date, until all obligations under the corresponding RPI-CAO have been paid in full; or

(ii)

make any payment on any other RPI-CAO and/or any other Similar Obligation due on or before the Due Date or Acceleration Date, unless it also makes a pro rata payment for its obligations under the corresponding RPI-CAO;

In each case, regardless of any guarantee, facility, or other payment method or agreement applicable to other RPI-CAOs or other Similar Obligations, ESSALUD agrees to allow the Holder of the corresponding RPI-CAO to make the corresponding payments to comply with the provisions of this numeral.

(14)

ESSALUD shall not modify or consent to any modification to the AGREEMENT, the project, or any of the Similar Obligations that could adversely affect any of the rights of the corresponding RPI-CAO Holders or that could grant the Holder of any other RPI-CAO issued under the AGREEMENT or Similar Obligations greater rights than those conferred on other Holders of RPI-CAOs issued under the AGREEMENT.

(15)

ESSALUD irrevocably states its consent to the free transfer to a third party of any of the RPI-CAO (and the collection rights for the RPI-CAO) or of any right or interest linked to the respective Holder, at the sole discretion of said Holder, in whole or in part, in accordance with the Applicable Laws and Provisions, provided that said transferring Holder notifies said transfer to the Trustee of the Trust in writing within three (3) Days following said transfer, indicating the full name, address, account number, and any other pertinent contact information of the acquirer. The Trustee of the Trust will make this information available to ESSALUD within one (1) business day after receiving said notification. Once this transfer has been made, the acquirer will be considered the Holder of the corresponding RPI-CAO (and the respective collection rights of the respective RPI-CAO), and it shall have the same rights and benefits that the transferor enjoyed before said transfer. ESSALUD may not assign, transfer, or delegate its obligations assumed in relation to any CAO and/or RPI-CAO (nor those in relation to the provisions of this Clause 14.20) without prior written approval from the Holder of the corresponding RPI-CAO.

In the case of partial acquisitions of the RPI-CAOs (and the respective collection rights of the respective RPI-CAOs), it is expressly stated that the new Holder who has partially acquired said rights will be authorized, on their own behalf or through representatives, to directly demand payment of the percentage acquired when appropriate. Therefore, the rights acquired as part of a partial acquisition of the RPI-CAOs (and the respective collection rights of the respective RPI-CAOs) entitle the acquirer to directly initiate any legal action against ESSALUD in order to demand the corresponding payment, without needing to require the participation of the Holder or Holders who have the remaining percentage of the rights for the corresponding RPI-CAO (and the respective collection rights of the respective RPI-CAO).

(16)

Once ESSALUD receives reasonably satisfactory evidence of the loss, theft, destruction or mutilation of any CAO, ESSALUD shall issue and deliver a new CAO to replace said CAO, at the Holder’s expense, under the same terms and conditions. Notwithstanding the foregoing, the loss, theft, destruction or mutilation of any CAO shall not affect or impair the existence, validity, or effectiveness of the RPI-CAOs originated as a consequence of said CAO (nor the corresponding collection rights for the respective RPI-CAOs), which shall remain in force and validity and be binding on ESSALUD.

(17)

None of the CAOs, the RPI-CAOs (and the collection rights of the RPI-CAOs), nor the terms thereof, may be modified, waived, canceled, or terminated, except by means of a written instrument signed by the Holder of the corresponding RPI-CAOs and the OPERATOR.

(18)

The CAOs and the RPI-CAOs, as well as all matters governing ESSALUD’s authorization and signing of the CAOs, are governed by and shall be interpreted in accordance with the laws of the State of the Republic of Peru.

(19)

Any disputes, controversies, claims or actions (the “Disputes”) relating to the RPI-CAOs and/or relating to the application of the provisions of this Clause 14.20 shall be resolved by arbitration in accordance with Legislative Decree No. 1071, the Legislative Decree that Regulates Arbitration (as this regulation may be modified, replaced, or substituted from time to time), in which procedure the arbitrators must rule in accordance with the Applicable Laws and Provisions.

Disputes will be resolved through a procedure conducted in accordance with the Conciliation and Arbitration Regulations of the National and International Arbitration Center of the Lima Chamber of Commerce, to whose rules the parties and Holders unconditionally submit, with Legislative Decree No. 1071, the Legislative Decree that Regulates Arbitration (as this regulation is modified, replaced or substituted from time to time) being applied supplementarily first, and then the Peruvian Code of Civil Procedure.

Arbitration will take place in the city of Lima, Peru, and will be conducted in Spanish, and the corresponding arbitral award must be issued within sixty (60) days after the date the Arbitral Tribunal is installed.

The following general provisions shall apply to arbitration under law:

a)

The Arbitral Tribunal will be composed of three (3) members. Each party to the Dispute shall appoint one arbitrator, and the third shall be appointed by agreement of the two arbitrators appointed by the parties, who in turn shall serve as President of the Arbitral Tribunal. If the two arbitrators do not reach an agreement on the appointment of the third arbitrator within fifteen (15) Calendar Days following the date the second arbitrator is appointed, at the request of either party the third arbitrator will be appointed by the Lima Chamber of Commerce. If one of the parties to the Dispute does not appoint the arbitrator that corresponds to it within ten (10) Calendar Days counted from the date respective request for appointment is received, it will be considered to have waived its right, and the arbitrator will be appointed by the Lima Chamber of Commerce at the request of the other party.

b)

The award issued by the Arbitral Tribunal will be final and unappealable. In this sense, the award will be considered a final judgment, with res judicata force. Consequently, the parties and Holders waive the remedies of reconsideration, appeal, annulment, cassation, and any other means of challenging the arbitral award, declaring that it will be mandatory, definitively enforceable and immediately executable, except in the cases expressly set forth in Article 63 of Legislative Decree No. 1071, the Legislative Decree that Regulates Arbitration.

c)

All costs incurred for the resolution, including the fees of the arbitrators who participate in resolving a dispute, will be covered in equal parts by the plaintiff and defendant parties. The same rule applies if the defendant or counterclaimant submits to or acknowledges the claim of the plaintiff or counterclaimant, as well as if the plaintiff or counterclaimant withdraws the claim. Likewise, if the proceedings end without a ruling on the merits of the claims due to settlement or mediation, the aforementioned expenses will be covered in equal parts by the plaintiff and the defendant.

(20)

Any costs or expenses incurred by the Holder in their attempt to collect any amount due and payable under the RPI-CAOs which it holds, or to exercise its rights or protect its interests in relation to their RPI-CAOs and those contemplated in this Clause 14.20, including, by way of example and not limitation, reasonable attorneys’ fees, will form part of the outstanding amounts under the respective RPI-CAO, which will be paid by ESSALUD and will accrue interest at the rate indicated in numeral [9] above.

(21)

Except as expressly provided in the applicable CAO and in this Clause 14.20, nothing stipulated in the other provisions of the AGREEMENT, including but not limited to fulfillment of any obligation, process, or requirement herein, shall in any way affect the rights of any Holder under any RPI-CAO. In the event of any discrepancy or conflict arising between, on the one hand, the remaining provisions of the AGREEMENT and, on the other hand, the CAO and this Clause 14.20, the provisions of the CAO and this Clause 14.20 shall prevail.

(22)

Without prejudice to being able to act on its own behalf, the Holder may be represented by a single legal representative or, exclusively, by two representatives acting jointly. The legal representatives will be appointed by means of a power of attorney with a legalized signature and will take effect five (5) Calendar Days after the date on which it was made, during which period ESSALUD may verify the validity of the representation. If any RPI-CAO (and the collection rights for said RPI-CAO) is delivered and/or transferred in fiduciary ownership, the trustee of the corresponding trust to which the fiduciary ownership has been transferred shall be deemed to exercise ownership if so directed by the corresponding Holder.”

“14.21.	CONSTRUCTION MILESTONES

The Work Progress Certificates, CAOs, corresponding to each Construction Milestone, CAOi, have been established in accordance with clause 13.6. The instructions detailed below must be followed the purpose of identifying the Construction Milestones that will lead to the issuance of each CAO.

“14.22	The Detailed Investment Execution Program must contain, at a minimum, the following:

a.	Clear specification of work progress, in monthly periods, or at the frequency needed to define the Construction Milestones.

b.

The composition of each Construction Milestone, indicating the quantity of measurements, as well as the percentage that the Value of the Construction Milestone represents in relation to the Works Value, determining the time period in which each Milestone will be completed.

c.

Each Construction Milestone will be valued in accordance with the unit prices foreseen in the Definitive Engineering Study (EDI). The resulting value established in the EDI, as well as the valuation of the Construction Milestone, will only serve to verify that the defined Milestones have the value indicated in item a) of this clause on the Value of the Work. It will not allow for any adjustment of the CAO determined in accordance with Clause 13.9.

The sum of the Construction Milestones is equivalent to 100% of the value of the Authorized Investment corresponding to Infrastructure.”

“14.25.	PROCEDURE FOR MONTHLY PROGRESS CONTROL

During the construction phase, the OPERATOR must submit a Progress Report to ESSALUD and the Design, Works, and Equipment Supervisor each month, corresponding to the previous calendar month, which must contain the following information at a minimum:

a.	The quantity of measurements actually executed and/or corrected in the corresponding period, which must be verified and validated by the Design, Works, and Equipment Supervisor.

b.	The details of the cumulative quantities from the Construction Start Date to the reported month, broken down by each Construction Milestone, as established in the Definitive Engineering Study (EDI).”

“14.26	The Work Progress Report must be submitted within three (3) Calendar Days following the end of each calendar month.

In addition to the provisions of the preceding clause, the last Work Progress Report for each Construction Milestone must include the consolidated information from the approved Work Progress Reports issued for that milestone, including the following, at a minimum:

a.	Completion of the Construction Milestones according to the Detailed Investment Execution Program.

b.

The valuation of cumulative work progress, determined based on the sum of the items and sub-items actually executed, including disbursements incurred for items related to supervision, licenses, insurance, financial expenses and other items provided for in the contract.

c.

The list of items and sub-items executed during the period corresponding to the Construction Milestone, indicating their respective quantities, units of measurement, and cumulative progress since the start of the Works. For the purposes of this clause, a sub-item shall be understood as each of the specific activities that make up and allow the completion of an item.

d.	The percentage execution with respect to the VR-Infrastructure included in the EDI

ESSALUD and the Design, Works, and Equipment Supervisor must observe the procedure provided in Appendix B-V of Annex B when approving the Work Progress Report.

Once the last Progress Report corresponding to a Construction Milestone has been fully or partially approved, the OPERATOR will be entitled to request the issuance of the Work Progress Certificate (CAO), in accordance with the provisions of Clause 14.29.”

“14.27

Each month the OPERATOR will submit an Equipment Progress Report to ESSALUD and the Design, Works, and Equipment Supervisor; this report must indicate the following information with respect to the execution of Equipment in the corresponding month and the resolution of comments from previous months:

a.	The name, description, and quantity of equipment installed, which must be reviewed by the Design, Works, and Equipment Supervisor.

b.	The cumulative value of the equipment for each Group, from the Construction Start Date to the month of the report, as well as its distribution in each Equipment Milestone corresponding to the Report.”

“14.28

Within three (3) days following the completion of each Equipment Milestone, the OPERATOR shall submit the Equipment Progress Report corresponding to an Equipment Milestone, with a copy to the Design, Works, and Equipment Supervisor, which shall consolidate the monthly Progress Reports and indicate the following at a minimum:

a.	Completion of the Equipment Milestones indicated in the PDEI and the percentage of physical progress with respect to the current Progress Schedule for Equipment Value.

b.

The list of equipment, with their respective quantities and units of measurement executed during the period corresponding to the Equipment Milestone in question, and cumulatively since the beginning of execution of the Works.

c.	Percentage of the total EDI budget.

ESSALUD and the Design, Works, and Equipment Supervisor must observe the procedure provided in Appendix B-V of Annex B when approving the Equipment Progress Report.

Once the last Equipment Progress Report corresponding to a Equipment Milestone has been fully or partially approved, the OPERATOR will be entitled to request the issuance of the Work Progress Certificate (CAO), in accordance with the provisions of Clause 14.29.”

“14.28-A.	Systems and Applications Progress Report

The OPERATOR must submit a Systems and Applications Progress Report to ESSALUD and the Design, Works, and Equipment Supervisor each month, corresponding to the previous calendar month, which must contain the following information at a minimum:

a.	The name and description of the Systems and Applications components developed and/or corrected in the corresponding period, which must be reviewed by the Design, Works, and Equipment Supervisor.

b.	The cumulative value of the developments executed, from the Systems and Applications Investment Period Start Date until the month of the report.

c.	The percentage of progress with respect to the Additional Investment included in the Definitive Systems and Applications Engineering Study that has been approved by ESSALUD.

The Systems and Applications Progress Report must be submitted within three (3) Calendar Days following the end of each calendar month.

The last Systems and Applications Progress Report for each Systems and Applications Milestone must incorporate the consolidated information from the Systems and Applications Progress Reports issued for that milestone.

ESSALUD and the Design, Works, and Equipment Supervisor must observe the procedure provided in Appendix B-V of Annex B when approving the Systems and Applications Progress Report.

After approval of the last Systems and Applications Progress Report corresponding to a Financial Milestone, the OPERATOR will be authorized to request the issuance of the CAO-SyA.”

“14.29	ESSALUD’s ISSUANCE OF THE CAO AND CAO-E

When issuing a CAO-I, CAO-E, and/or CAO-SyA in favor of the OPERATOR, ESSALUD must observe the procedure provided in Appendix B-V of Annex B. The issuance of the respective Certificate implies the recognition of the consolidated progress corresponding to the Construction Milestone, Equipment Milestone, or Systems and Applications Financial Milestone, as applicable, in accordance with the provisions of the AGREEMENT.”

3.23.	Include clause 14.30 of Section 14, which will have the following wording:

“14.30.	COMPENSATION FOR DELAYS RELATED TO SYSTEMS AND APPLICATIONS DUE TO CAUSES ATTRIBUTABLE TO ESSALUD

The Certificate of Completion of Implementation of Systems and Applications must be signed within the Investment Period and no later.

If such signing is not verified due to a cause attributable to ESSALUD, and provided that all other conditions established in clause 10.2 are met, the Parties agree to suspend the term of the Concession for six (6) months from the date on which the breach of ESSALUD’s obligations that prevent the start of the Operating Period is verified.

In order to preserve the functionality of the Infrastructure and Equipment, during this period THE OPERATOR will be entitled to a monthly payment of an amount equivalent to 18.89% of the RPMO, for the duration of the suspension. The cumulative amount will be paid in a single installment within ten (10) days of the date on which the Operating Period begins. The disbursement will be made from the Master Trust resources and does not entail the recognition of interest.

If six (6) months have elapsed without the cause of suspension being resolved, the OPERATOR may terminate the AGREEMENT in advance due to a cause attributable to ESSALUD, as set forth in numerals 23.7 to 23.10 of Clause 23 of the Agreement.

The verification ESSALUD’s breach, as well as the application of this procedure, must include the opinion of the Supervisor.”

3.24.	Delete clause 14.6 from Section 14

3.25.	Amend clauses 15.2, 15.3, 15.6, 15.7, 15.10, and 15.11 of Section 15, which will have the following wording:

“15.2.

To guarantee the correct execution of the obligations established in the Investment Period, as well as the payment of the penalties associated with these obligations, the OPERATOR will provide ESSALUD with a Performance Guarantee for the Investment Period, in amount equivalent to 10% of the total amount of the Authorized Investment.”

“15.3.

This guarantee must be issued in favor of ESSALUD and will be delivered by the OPERATOR by the Effective Date of the Investment Period Obligations, in accordance with clause 8.5, and will be valid for one year and renewed for annual periods counted from that date until its return. ESSALUD will return this Guarantee to the OPERATOR after the Full Infrastructure and Equipment Receipt and Approval Certificate has been signed.”

“15.6

To guarantee the correct execution of the obligations established in the Operating Period, as well as the payment of the penalties associated with these obligations, the OPERATOR will provide ESSALUD with a Service Performance Guarantee in an amount equivalent to 10% of the total amount of the annual RPMO, which must remain valid until six (6) months after the completion of the term of the AGREEMENT and in the possession of ESSALUD.”

“15.7

This guarantee must be issued in favor of ESSALUD and will be valid for one year, and will be granted for annual periods running from the Operating Period Start Date until its return to the Operator on the occasion of the Termination of the Agreement, as indicated in paragraph 23.18.”

“15.10.	ENFORCEMENT OF GUARANTEES

In the event of the total or partial execution of any of the guarantees regulated in this Section, the OPERATOR must return that guarantee within thirty (30) Calendar Days from the date of receipt of the notice of execution. Failure to comply with this obligation will entitle ESSALUD to declare the AGREEMENT terminated, without prejudice to pursuing any other legal actions that may apply in Section 23.”

“15.11

All guarantees referred to in this Section must be issued or confirmed, as appropriate, by local banking or financial institutions with a risk category equivalent to AA for long-term investment instruments and CP-1 for short-term investment instruments, according to the information published by the Superintendency of Banking, Insurance and AFP (SBS) pursuant to Law No. 26702, the General Law of the Financial System and the Insurance System and the Organic Law of the Superintendency of Banking, Insurance and AFP (SBS), and SBS Resolution No. 18400-2010, or any regulation that modifies or replaces it; or issued by first-class foreign banks in accordance with Circular No. 0002-2025-BCRP published on January 14, 2025, by the Central Reserve Bank or any subsequent circular that modifies or replaces it.”

3.26.	Include clause 15.12 of Section 15, which will have the following wording:

“15.12

The Performance Guarantees regulated in this Section must be renewed by the OPERATOR no later than 30 Calendar Days before their expiration date. If this deadline is not met, ESSALUD may proceed with its full execution, without prejudice to the procedures set forth in Section 23.”

3.27.	Delete clause 15.5 from Section 15

3.28.	Amend the first paragraph of clause 16.18, clause 16.21, and the first paragraph of clause 16.23 of Section 16, which shall read as follows:

“16.18

At the OPERATOR’s initiative, it may conduct a market study with the three main insurance companies in the country, at its own expense, in order to establish whether certain coverages or conditions result in an excessively burdensome cost of contracting or whether such contracting is impossible.

Once the aforementioned study has been carried out and with the prior opinion of the Contract and Operations Supervisor, the Parties will agree on the changes to be introduced to the premium and coverage conditions.

For the purposes of determining the situation described above, the following rules will apply: (...)”.

“16.21.	OPERATOR’S LIABILITY

The OPERATOR shall be exclusively liable to ESSALUD for any damage, loss, claim or liability arising from an act or omission of the OPERATOR, its subcontractors, or its personnel, up to the amount of twenty percent (20%) of the amount contemplated in the Authorized Investment, except in the case of proven willful misconduct or fraud by the OPERATOR, in which case the OPERATOR shall be liable for up to one hundred percent (100%) of the aforementioned estimate.”

“16.23.	OPERATOR’S OBLIGATIONS

Regarding the contracting of insurance policies, except for occupational risk insurance, the OPERATOR shall have the following obligations, without prejudice to others provided for under this AGREEMENT:

(…).”

3.29.	Amend clauses 17.1, 17.2, 17.3, 17.4, 17.5, 17.6, 17.7, 17.8, 17.9, 17.11, 17.13, and 17.14 of Section 17, which shall have the following wording:

“17.1

From the signing of the AGREEMENT and during all stages of the AGREEMENT, the OPERATOR shall assume responsibility for environmental protection as a fundamental obligation of its management, implementing the necessary measures to ensure successful environmental management and mechanisms that allow for adequate communication with society. Therefore, the OPERATOR agrees to comply with environmental legislation contained in the Applicable Laws and Provisions, including those related to the management of solid and hazardous waste and hazardous materials, the protection of cultural heritage, etc., in addition to international regulations incorporated into the Peruvian domestic legal system.”

“17.2

In order to minimize negative impacts that may be caused to the environment, during the Investment Period and Operating Period the OPERATOR shall comply with the specifications and measures established in the Applicable Laws and Provisions on environmental matters that apply to the Project.”

“17.3

The OPERATOR shall be jointly and severally liable with its subcontractors to ESSALUD and third parties for any environmental damage, impact, loss or claim resulting from its activities, in accordance with the provisions of this AGREEMENT and the Applicable Laws and Provisions; this liability extends to the criminal or administrative consequences of its acts, conduct, or omissions in environmental matters.”

“17.4

As of the signing of the AGREEMENT, the OPERATOR will be responsible for mitigating environmental problems that arise in the areas of direct influence or in areas outside the area of influence of the rights generated by this AGREEMENT, to the extent that it is demonstrated that the cause of the damage originated as a consequence of the activities carried out in said area. However, if these mitigation measures do not achieve their objective, the OPERATOR may incorporate additional measures that, in its opinion, contribute to compliance with the construction conditions indicated in this AGREEMENT regarding environmental protection. These measures must be based on the Applicable Laws and Provisions on environmental matters that apply to the Project.”

“17.5.	ENVIRONMENTAL MANAGEMENT INSTRUMENT [IGA]

The OPERATOR must submit the corresponding environmental management instrument to the Competent Environmental Authority for the respective technical opinion, in accordance with the Applicable Laws and Provisions.

The Operator agrees to make the necessary adjustments resulting from the assessment of the Competent Environmental Authority.

If the Project is excluded from the National Environmental Impact Assessment System (SEIA), the OPERATOR will not be required to submit or obtain approval of an IGA. However, this does not exempt the OPERATOR from complying with current environmental regulations or from its obligation to implement reasonable measures for the prevention, mitigation, and control of harmful environmental impacts, in accordance with the principles of sustainability and environmental responsibility.

Likewise, the OPERATOR shall make the corresponding adjustments as a result of any technical comments issued by the competent environmental authority, including DIGESA, MINSA, MINAM, or VIVIENDA, as appropriate, if these entities exercise competence in the matter.”

“17.6

The corresponding Environmental Management Instrument must include remodeling and implementation activities, equipment, service provision, and asset maintenance, considering the TRECCA Tower area and associated areas; it must expressly contain the environmental assessment of the project’s area of influence with the list of environmental liabilities identified prior to the AGREEMENT.

If an IGA is appropriate in accordance with the Applicable Laws and Provisions, it must include remodeling and implementation activities, equipment, service provision, and asset maintenance, considering the TRECCA Tower area and associated areas; it must expressly contain the environmental assessment of the project’s area of influence with the list of environmental liabilities identified prior to the AGREEMENT.

“17.7

In preparing the IGA, if applicable according to the Applicable Laws and Provisions, the OPERATOR will contract a consulting firm to prepare this study, which must be duly registered in the Registry of entities authorized to prepare Environmental Management Instruments under the responsibility of the competent environmental authority.”

“17.8

The OPERATOR must comply with the terms of the corresponding Environmental Management Instrument; likewise, the implementation of the provisions will be its sole responsibility and cost, without prejudice to the right to seek reimbursement from the subcontracted company.”

“17.9.	ENVIRONMENTAL LIABILITIES

The OPERATOR shall identify and evaluate existing environmental liabilities in the Project areas as part of the environmental baseline, to be developed prior to the start of the Investment Period. This information must be brought to the attention of ESSALUD in order to delimit its responsibility with respect to such liabilities. Pre-existing environmental liabilities, duly identified and substantiated, will be excluded from the OPERATOR’s liability.

“17.11

Regarding pollution or environmental impacts that may be generated outside the area of influence, from the date it takes possession, the OPERATOR will only be liable in those cases where it is demonstrated that the cause of the damage originated in the areas of influence, provided as such environmental damage is attributable to the OPERATOR.”

“17.13.	SOCIO-ENVIRONMENTAL SPECIFICATIONS

The following specifications will be considered in the treatment of aspects of cultural heritage, without prejudice to mandatory observance of any other applicable Law or provision that replaces the indicated rules:

a.

Law No. 28296 – General Cultural Heritage Act, which recognizes archaeological sites as cultural assets and stipulates administrative sanctions for cases of gross negligence or malice in the preservation of National Cultural Heritage Assets.

b.

Supreme Decree No. 017-2003-ED, which approves the Organizational and Functional Regulations of the Ministry of Culture. This organization is the government entity responsible for ensuring compliance with regulations concerning cultural heritage.”

“17.14.	ENVIRONMENTAL REPORTS

By March 31 of each calendar year, counted from the beginning of the Investment Period, the OPERATOR will provide ESSALUD and the Supervisor with an environmental report that accounts for the status of the area, with the respective environmental components that have been affected by the activities and/or Works under the AGREEMENT. In these reports the OPERATOR must detail the activities carried out, identify any environmental impacts or problems, and indicate the preventive, mitigation, and corrective measures applied.

If the Project has an Environmental Management Instrument (IGA), the report must also include information on compliance with the obligations established in that instrument. If the Project is not required to have an Environmental Impact Assessment (IGA) in accordance with the Applicable Laws and Provisions, the OPERATOR must still report on compliance with the environmental measures set forth in the AGREEMENT and in current environmental regulations, in accordance with the principles of prevention, sustainability, and environmental responsibility.

3.30.	Amend clauses 18.1, 18.2, and 18.3 of Section 18, which will have the following wording:

“18.1	The OPERATOR may not transfer its right to the Concession or assign its contractual position in the Agreement without the prior written authorization of ESSALUD.

For the purpose of authorization, the OPERATOR must communicate its intention to transfer the Concession or assign its contractual position, accompanied by the following:

a.

Preliminary contract or letter of intent for transfer or assignment, duly signed by the assignor and assignee, in accordance with the procedure and the corporate majority interests required by its corporate statutes.

b.	Documentation that proves the necessary legal capacity of the assignee.

c.	Documentation that proves the financial and technical capacity of the assignee, taking into account the provisions of the Declaration of Interest and the AGREEMENT.

d.

Agreement whereby the third party agrees to assume any damages and pay any other sum due and payable by the OPERATOR. This same agreement must state that the assignee will be responsible for the issuance of invoices in accordance with the provisions of the AGREEMENT.

ESSALUD must evaluate the request submitted by the OPERATOR, acting under a criterion of reasonableness, and must not arbitrarily reject the required authorization.”

“18.2	The OPERATOR must submit all documentation indicated in this Clause to both ESSALUD and the Supervisor.

The Supervisor must issue a prior opinion within thirty (30) Calendar Days of the OPERATOR’s submission. In turn, ESSALUD must issue a decision on the operation within thirty (30) Calendar Days counted from the receipt of the Supervisor’s opinion or from the expiration date of the period to issue the Supervisor’s opinion. If ESSALUD denies the request or fails to make a decision, the transaction will understood to be rejected.

ESSALUD’s consent does not release the OPERATOR from liability for the transfer of its right to the Concession or assignment of its contractual position for one (1) year from the date of approval of the assignment. This means that during this period, this company will be jointly and severally liable with the new OPERATOR for the acts carried out before the transfer or assignment.”

“18.3.	MANDATORY ASPECTS IN CONTRACTS, AGREEMENTS, AND PACTS WITH PARTNERS AND THIRD PARTIES

All contracts, agreements or pacts that the OPERATOR enters into with its partners, builder, subcontractors, service providers, personnel, or any third party linked to the execution of the AGREEMENT, must include the following:

a.

A clause stipulating that the termination of this AGREEMENT due to its Expiration will entail the termination of the respective contracts, as these are accessory, unless ESSALUD chooses, at its sole discretion, to continue any of such contracts by assuming the contractual position of the OPERATOR or by designating a third party for this purpose, through a transfer of contractual position previously authorized and irrevocable by the other party to the contract. This clause will not affect ESSALUD’s ability to renegotiate the terms of such contracts, including its power to terminate them.

b.	The term of validity of such contracts shall not exceed the term of the AGREEMENT.

c.

The express waiver by the contractual counterparty and its shareholders of the filing criminal complaints or civil liability actions against ESSALUD and its officials, as well as against the Supervisor and its staff.

18.3.1.	The provisions set forth in the preceding items shall not apply to:

(i)	the OPERATOR’s financing contracts and their associated guarantees;

(ii)	insurance contracts, and

(iii)

contracts for the provision of essential public services, without prejudice to ESSALUD’s power to renegotiate their terms, including its power to terminate them, with the exception of financing contracts.

18.3.2.

Contracts, agreements or pacts that the OPERATOR signs with third parties within the framework of the execution of the Concession will not be enforceable against ESSALUD, including liabilities or consequences arising from them.

18.3.3.	The OPERATOR will hold ESSALUD, its officials, and the Supervisor harmless against any civil liability action arising from said contracts.

18.3.4.

The OPERATOR is not exempt from liability vis-a-vis ESSALUD for the acts or omissions of its contractors, subcontractors, or any contractually associated third party that affect or may affect the performance of the AGREEMENT or its continuity.

3.31.	Amend clause 19.6 of Section 19, which shall read as follows:

“19.6

In the event of the Expiration of the Concession, the OPERATOR is solely liable for the payment of all labor benefits owed to its workers, such as remuneration, working conditions, and other contractual or unilateral benefits, up to the date on which the termination of the AGREEMENT occurs. Under no circumstance will ESSALUD be liable for such debts.”

3.32.	Amend clauses 20.1, 20.2, 20.4, 20.5, 20.6, 20.9, 20.10, 20.11, 20.12, 20.15, 20.19, 20.22, and 20.24 of Section 20, which will have the following wording:

“20.1.	COMMON PROVISIONS

The performance of the functions that ESSALUD must fulfill under this AGREEMENT and the Applicable Laws and Provisions shall in no case be subject to authorizations, permits, or any statement of will of the OPERATOR. The company must provide its full cooperation to facilitate the fulfillment of these functions, and failure to do so will be interpreted as a breach subject to the consequences stipulated in the contract.”

“20.2

It is established that ESSALUD will exercise its administrative powers by itself and/or through a Third Party (Supervisor). The Supervisor’s payment shall be deposited into the Administration and Guarantee Trust, except during the period prior to the constitution of the Administration and Guarantee Trust, in accordance with Clauses 20.23, 20.24, 20.25, 20.26, and 20.27.”

“20.4

The ESSALUD’s Central Office for the Promotion and Management of Investment Contracts may exercise all necessary actions regarding verification of the OPERATOR’s performance of its obligations, for which purpose it may inspect the Services, Infrastructure, facilities, premises, and documentation related to the object of the AGREEMENT, in order to observe performance of the contractual obligations.”

“20.5	Likewise, ESSALUD shall be responsible for carrying out the corresponding audit of the database created by the OPERATOR, and shall conduct online control over the information recorded therein.”

“20.6

The OPERATOR agrees to cooperate with the Design, Works, and Equipment Supervisor, the Contract and Operations Supervisor, and the Central Office for the Promotion and Management of Investment Contracts in the performance of their functions, acting in good faith and without reservations of any kind.”

“20.9

Likewise, the OPERATOR shall provide ESSALUD and the Supervisor with the necessary access for supervision, providing complete and truthful information on the operation of the services and any risks detected, facilitating the work of the Supervisor in terms of its access to the facilities and/or complementary areas, in accordance with the occupational safety and health standards contained in the Applicable Laws and Provisions.”

“20.10.	POWERS OF SUPERVISION

By virtue of their control and supervisory powers, ESSALUD and the Supervisor may:

a.	Make written requests for any information they deem necessary in relation to the AGREEMENT in order to fully perform their supervisory tasks.

b.	Make written requests for the resolution of comments issued regarding the reports proposed by the OPERATOR in legal, economic-financial, and technical aspects related to the AGREEMENT.

c.	Make pronouncements regarding the legal, economic-financial and technical aspects related to the AGREEMENT for the performance of the PARTIES’ obligations.

d.	Access to all facilities and work sites, with prior notice.

e.	Take the necessary measures to verify compliance with the approved EDI during execution of the work.

f.	Request the immediate removal from the premises of any OPERATOR employee who impedes the inspection actions to which the Supervisor is authorized during the inspection.

g.	Make a written request to the corresponding representatives of the OPERATOR for the repair and/or correction of any possible imperfection in the execution of the Services.

h.	Others that ESSALUD may grant him.”

“20.11.	THE DESIGN, WORKS, AND EQUIPMENT SUPERVISOR

ESSALUD may hire a Supervisor to carry out the supervision of the Design, Works, and Equipment Supervisor and will inform the OPERATOR of its appointment in writing within five (5) Calendar Days counted from the signing date of the contract and addenda between ESSALUD and the Supervisor.”

“20.12

The Supervisor may be a legal entity, consortium, or similar entity knowledgeable in the subject matter and which has not provided any type of services directly or indirectly to the OPERATOR, its shareholders, or related companies in the last two (02) years in Peru or abroad. In making its selection, ESSALUD will consider the formal parameters needed to determine the suitability of the selected supervisor, taking into account additional suggestions made by the OPERATOR regarding the qualifications and experience required for the Supervisor.”

“20.15.	Additionally, the Supervisor must fulfill the following general functions:

a.	Keep the file and record of all technical and administrative information related to their supervisory duties up to date.

b.	Submit the following reports, at a minimum, upon completion of the works:

i.	Project Review and Verification Report

ii.	Works Report

iii.	Equipment Report

iv.	Final Infrastructure Report

v.	Final report on their supervisory services

c.	Review and approve the documents submitted by the OPERATOR, forwarding them to ESSALUD duly signed by the Head of Supervision.

d.

Monitor the OPERATOR’s avoidance of causing harmful environmental impacts during the execution and completion of the Works and its compliance with mitigation measures, in accordance with the OPERATOR’s Environmental Management Plan.

e.	Perform activities to supervise activities related to the Preliminary Work.”

“20.19.	THE CONTRACT AND OPERATIONS SUPERVISOR

ESSALUD reserves the right to inspect the provision of the services, for which purpose it may hire a Contract and Operations Supervisor, which must be a legal entity, consortium or similar.

The Contract and Operations Supervisor must not have provided any type of services directly or indirectly to the Operator, its shareholders, or related companies in the last two (2) years in Peru, or abroad.

In making its selection, ESSALUD will consider the formal parameters needed to determine the suitability of the selected supervisor, taking into account the suggestions made by the OPERATOR regarding the qualification and experience required for the Supervisor, if it deems it pertinent.”

“20.22

In the exercise of its functions, the Contract and Operations Supervisor shall have the right of access at all times, upon request, to all documentation and files relating to any activity related to the Mandatory Services executed by the OPERATOR, for which purpose the OPERATOR agrees to cooperate with the Contract and Operations Supervisor and with the Central Office for the Promotion and Management of Investment Contracts, acting in good faith and without reservations of any kind.”

“20.24	REMUNERATION FOR SUPERVISION

The amounts of the remuneration for Supervision will be distributed as follows:

During the stage prior to the start of the Operating Period:

20.24.1.	5% of the Authorized Investment, excluding VAT, will be allocated to pay for Supervision of the Design, Works, and Equipment.

20.24.2.	0.5% of the Authorized Investment, excluding VAT, will be allocated to pay for Supervision of the Contract and Operations

20.24.3.

ESSALUD will be allowed to manage this budget so as to cover the needs of all supervision activities during the Investment Period. The amounts of remuneration for the supervisors indicated in numerals 20.24.1 and 20.24.2 do not include VAT.

(...)”

3.33.	Amend clauses 21.4, 21.5, 21.6, 21.7, 21.8, 21.9, 21.10, 21.11, 21.12, 21.13, 21.14, and 21.15 of Section 21, which shall have the following wording:

“21.4

Once the penalty has been imposed through the Penalty Report, the penalty is enforced by deducting its amount from the Administration and Guarantee Account on the eleventh calendar day from the day after the notification received by the OPERATOR from ESSALUD, unless the application of the penalty has been challenged in accordance with the guidelines detailed in Annex V.”

“21.5	The payment of applicable penalties may not be considered to affect the financial flow of the AGREEMENT, and disruption of the economic-financial balance may not be invoked for this reason.

For the purposes of this AGREEMENT, serious Contractual Breaches that ESSALUD may incur will be those expressly indicated in Clause 23.8.”

“21.6	Whatever form a breach of contract by the OPERATOR takes, it may give rise to the legal consequences detailed below:

a.	Imposition of penalties, without prejudice to the obligation to compensate any damages that may be caused and to make any deductions in payments made by ESSALUD that may apply.

b.

In the case of minor breaches, the OPERATOR may correct the breach in order to remedy the situation within the period that ESSALUD determines, with the opinion of the Supervisor, without the application of penalties as provided in numerals 21.17. If the period granted expires without the breach having been remedied, the penalty will then be applied.

In accordance with the provisions of Numeral 23.4, ESSALUD has the power to grant the OPERATOR a period—which, depending on the severity of the breach, may not be less than sixty (60) Calendar Days—for the OPERATOR to inform the Design, Works, and Equipment Supervisor or the Contract and Operations Supervisor, as appropriate, with a copy to the Central Office for the Promotion and Management of Investment Contracts of the reasons that caused the serious breach, developing a duly substantiated report in which the remedy of the breach is demonstrated, or the period required to remedy it. Taking into account the circumstances of each case, ESSALUD will evaluate the violation, considering the effects it has on the services, as well as the resolution of the breach or the proposed deadline for doing so. If the breach has not been resolved within the period proposed by the OPERATOR or by ESSALUD, the latter may choose to then terminate the AGREEMENT, without prejudice to the application of the corresponding penalties.

Whenever the final and agreed-to penalties imposed on the OPERATOR during the Investment Period reach ten percent (10%) of the Authorized Investment or 10% of the Annual RPMO during the Operating Period, ESSALUD will be entitled to then terminate the AGREEMENT or agree to the continuation of its performance with the imposition of new penalties, without prejudice to the penalties that may apply.

c.	The OPERATOR will bear the costs of the activities needed to correct the event that gave rise to the Breach of Contract.

d.

Notwithstanding any applicable penalties, the OPERATOR’s failure or delay in correcting situations arising from its breaches will entitle ESSALUD to adopt the appropriate measures to correct the deficiencies and to proceed to execute the guarantee to recover the resulting expenses.

“21.7

The application of penalties or any agreement or resolution reached by the PARTIES regarding a situation of breach will not limit the State’s power, through its administrative or judicial bodies, to enforce sanctions against the OPERATOR for having incurred a legal or administrative offense.”

“21.8

The OPERATOR’s failure or delay resulting from ESSALUD’s failure to fulfill any obligation directly related to its performance or due to causes not attributable to the OPERATOR and which it could not have foreseen or avoided, will not be considered a breach or subject to the application of penalties until the point at which ESSALUD fulfills its obligation or in some other way satisfies it or the causes that have prevented the performance of the obligations are lifted. In such cases, the deadlines for the Initial Period will be extended to recover the time lost due to delay.

“21.9

In the event of ESSALUD’s breach of its obligations, the OPERATOR must be notified in a timely manner or, failing that, at its request, in order to follow the framework for suspension of deadlines; if it is an unjustified breach and it is not recovered after expiration of the term granted by the OPERATOR to do so, or they do not reach an agreement, it will constitute a cause for termination of the AGREEMENT.”

“21.10	Whatever form it takes, failure by the OPERATOR to fulfill its obligations under the AGREEMENT will result in the imposition of penalties as set forth in this AGREEMENT.”

“21.11.	PENALTIES

The penalties established in Annex V will be objective insofar as they are based on explicit and detailed obligations and diligence in the AGREEMENT, and are measurable through quantifiable parameters. The penalties will apply without prejudice to the obligation to compensate damages or any other legal action that may be available, and without prejudice to the deductions from payments made by ESSALUD in accordance with what has been agreed.”

“21.12.

The PARTIES agree that the amount of penalties will be updated annually according to updated UIT [Peruvian tax unit], and will be imposed and payable in national currency (Soles). The applicable Tax UIT for determining the amount of the penalty will be that which is in effect at the time of the breach of contract.

“21.13

In order to avoid the application of penalties or greater legal consequences, the OPERATOR may only apply the procedure established for the suspension or extension of the term of the agreement due to force majeure, act of God, agreement between the PARTIES, or any other agreed to in the AGREEMENT; and may not allege breaches of contract derived from contract that it enters into with third parties as exempting it from liability “

“21.14

Penalties will be applied in accordance with the criteria established in Annex V. ESSALUD will notify the Breach of Contract and may suggest mechanisms for remedying the facts of Breach of Contract and its effects, granting a period for their remedy, even if the PARTIES have resorted to a dispute resolution procedure.”

“21.15

Once the penalty imposition procedure has been initiated, the OPERATOR may terminate it by acknowledging its responsibility or making a voluntary payment, subject to a 25% reduction in the amount of the penalty.”

3.34.	Amend clauses 22.1, 22.2, and 22.4 of Section 22, which will have the following wording:

“22.1

The PARTIES have negotiated, drafted and signed the AGREEMENT in accordance with the Applicable Laws and Provisions of Peru, and therefore, they state that the content, performance, conflicts, and other consequences that arise from it will be governed by the domestic laws of Peru, which the OPERATOR declares to know.

Decisions of the Competent Government Authorities issued in the exercise of their administrative powers expressly conferred by regulations, whose appeal is made through administrative channels, may not be subject to direct negotiation or arbitration.

“22.2	In case of discrepancy in the interpretation of the AGREEMENT, the following order of priority will be followed to resolve the situation:

a.	The AGREEMENT, including its Annexes and Appendices, as well as its Addenda and Annexes.

b.	The declaration of interest.

c.	The Private Initiative, in all matters not contrary to the Agreement and its Addenda.”

“22.4

Established deadlines will be calculated in calendar days, months, or years, as appropriate. The terms “Annex,” “Appendix,” “Clause,” “Section,” “Numeral” and “Item” shall be understood to refer to this AGREEMENT, unless the context makes it unequivocally and unquestionably clear that they refer to another document.

3.35.	Amend clauses 23.2, 23.3, 23.4, 23.5, 23.6, 23.8, 23.10, item (v) of clause 23.14, 23.16-A, and 23.17 of Section 23, which shall have the following wording:

“23.2	The AGREEMENT will terminate upon the expiration of the term set out in Clause 5.2 or any extension period granted pursuant to Section 5.

The termination of the AGREEMENT due to the expiration of the agreed-on term will not include any compensation for the Infrastructure and Equipment Investments made as a result of this AGREEMENT, for RPMO, nor will it give rise to any right to demand any compensation for any damages that the termination of the AGREEMENT may generate for either of the PARTIES, except in the case of investments made in residual equipment and furniture that have not been paid for in full, in accordance with the Equipment Replacement and Upgrade Plan (PRAE) prepared by the OPERATOR, as indicated in clause 9.16 of this AGREEMENT.”

“23.3.	TERMINATION BY MUTUAL AGREEMENT

The AGREEMENT, and therefore the Concession, will be terminated at any time by agreement signed between the OPERATOR and ESSALUD, in accordance with the Applicable Laws and Provisions, for which purpose the procedure regulated in this Section will apply, which contains the rules and the mechanism for the settlement of the Concession, as well as the Reversion of the Concession Property, ensuring the continuity of the Services.

If applicable, the non-binding opinion of the Permitted Creditors who are financing the Concession or the corresponding stage at the time of the Termination agreement must be taken into account, which will be communicated by the OPERATOR to the Supervisor.

Additionally, the provisions of Clauses 23.13 et seq. shall be taken into consideration.”

“23.4	RESOLUTION FOR BREACH BY THE OPERATOR

The AGREEMENT will terminate in advance when the OPERATOR incurs a serious breach of its contractual obligations that affects or prevents the normal development or continuity of the AGREEMENT, if a written request is made and the OPERATOR does not remedy it, in accordance with the provisions of Clause 23.11, if applicable.

If the deadline established in Clause 23.11 transpires without the breach being remedied, ESSALUD may invoke Termination by means of a letter sent to THE OPERATOR, without prejudice to the application of penalties or deductions that are applicable to it on the date of Termination.

Groups for serious breach of the OPERATOR’s obligations affecting or preventing the normal development or continuity of the AGREEMENT shall be those expressly indicated in the following items:

a.	Failure to accredit the Financial Closure after ninety (90) additional Calendar Days have elapsed from the date set forth in articles 7.11 and 7.13 of this AGREEMENT.

b.	Failure to attend the Taking of Possession after thirty (30) Calendar Days have elapsed since the date and form provided for that purpose.

c.

Failure to submit the Performance Guarantee for obligations prior to the start date of the Investment Period, after thirty (30) additional Calendar Days have elapsed from the date scheduled for its submission, as established in article 15.1. of this AGREEMENT.

d.

Failure to submit the Performance Guarantee for the Works and Equipment, after thirty (30) Calendar Days have elapsed from the date scheduled for its submission, as established in clause 15.3. of this AGREEMENT.

e.	Failure to submit the Service Performance Guarantee, after thirty (30) Calendar Days have elapsed since the start of the Operations Period, as established in clause 10.2. of the AGREEMENT.

f.	Failure to start the Investment Period due to causes attributable to the OPERATOR, after thirty (30) Calendar Days have elapsed with respect to the deadline established in the AGREEMENT.

g.	Failure to complete the activities planned for the Investment Period, after ninety (90) Calendar Days have elapsed since the date planned for that purpose.

h.

A declaration from the Competent Government Authority through a final administrative resolution or confirmed by a final judicial resolution determining that serious damage to the environment, natural resources, and/or national cultural heritage was caused as a result of willful misconduct or negligence attributable to the OPERATOR that violated required measures, obligations, or commitments in accordance with the provisions of the Environmental Impact Study or the corresponding socio-environmental management document.

i.

The transfer of shares representing 25% of the OPERATOR’s capital stock owned by the Strategic Operator, until year five (5) from Closing Date, unless expressly authorized by ESSALUD, in accordance with the provisions of clause 3.1 of the AGREEMENT.

j.	The applicable Supervisor and/or ESSALUD finds that the OPERATOR has collected sums from the Accredited Insured Persons for the provision of the Services set forth in this AGREEMENT.

k.	Failure to commence the Operating Period due to causes attributable to the OPERATOR after thirty (30) Calendar Days have transpired past the deadline established in clause 10.2. of the AGREEMENT.

l.

Failure to return the Performance Guarantees indicated in Section 15 within the corresponding deadlines, or if they have been executed due to non-renewal or due to a breach attributable to the OPERATOR in the payment of the corresponding penalties. That is, after thirty (30) Calendar Days have elapsed from the date the execution notification is received.

m.

If the OPERATOR does not contract, maintain, or renew the insurance policies established in Section 16, with the exception of the provisions of Clause 16.18, provided that ESSALUD has not exercised the right indicated in Clause 16.14. After thirty (30) Calendar Days have elapsed.

n.

The OPERATOR’s disposal of the Property Subject to the AGREEMENT in a manner other than what is set forth in the AGREEMENT without prior written authorization from ESSALUD. After thirty (30) Calendar Days have elapsed counted from the day after receipt of the notarial request to remedy such breach.

o.

Encumbering or alienating the Property Subject to the AGREEMENT without ESSALUD’s approval constitutes a serious breach counted from the day after receipt of the notarial request to remedy such breach.

p.

The initiation of corporate, administrative, or judicial proceedings for dissolution or liquidation, at the OPERATOR’s request, constitutes a serious breach counted from the day after receipt of the notarial request to remedy such breach.

q.

The declaration of insolvency, dissolution, liquidation, bankruptcy, or appointment of a receiver for the OPERATOR in accordance with the Applicable Laws and Provisions. In these cases, the AGREEMENT will be terminated when ESSALUD becomes aware of the situation and sends a notification to that effect, provided that the insolvency, dissolution, liquidation, bankruptcy, or other situation set forth in this Clause has not been remedied in accordance with the law within one hundred and twenty (120) Calendar Days following notification, or within a longer period that has been set in writing by ESSALUD, which will be granted when there are reasonable grounds, unless such acts are proven to be fraudulent, unless it is proven that the declaration of insolvency, dissolution, liquidation, bankruptcy, or appointment of a receiver has been fraudulent [sic].

r.

The initiation of a merger, division, or transformation of companies or other corporate reorganization procedure at the OPERATOR’s request without the corresponding authorization from ESSALUD, constituting a serious breach counted from the day after receipt of the notarial request to remedy such breach.

s.

The issuance of a final or enforceable administrative or judicial order for reasons attributable to the OPERATOR that prevent it from carrying out a substantial part of its business or that imposes an attachment, lien, or seizure that affects all the Property subject to the AGREEMENT or a substantial part of the OPERATOR’s property, and if any of these measures remains in force for more than ninety (90) Calendar Days.

t.

In the case of Suspension, if the service is not restored after the permitted Suspension period has ended, without prejudice to the application of the corresponding penalties, it shall constitute a serious breach counted from the day after the receipt of the notarial request to remedy such breach.

u.

Serious and unjustified failure to make the monthly payment to the Supervisors in accordance with the provisions of this AGREEMENT and in the signed supervision contracts constitutes a serious breach counted from the day after the receipt of the request to remedy such breach.

v.

Repeated breach of the parameters associated with the investment and/or service levels constitutes a serious breach counted from the day after receiving the request to remedy such breach. For these purposes, repeated breach of the parameters associated with the investment is understood to mean the imposition of penalties in an amount greater than ten percent (10%) of the Authorized Investment for events that occurred during the Investment Period. Likewise, repeated breach of the parameters associated with Service Levels means penalties in an amount greater than ten percent (10%) of the Authorized Investment per year during the Operating Period.”

“23.5

The termination of the AGREEMENT due to serious breach by the OPERATOR will generate the right to receive a penalty in the form of compensation for all damages caused by the OPERATOR’s breach. This penalty will be equivalent to one hundred percent (100%) of the amount of the Performance Guarantee in force, if it is found that the cause is linked to breaches of obligations that are part of the Operational stage, it being understood, therefore, that if a cause of breach is found during the Operating Period, ESSALUD will be expressly authorized to collect and retain the amount of the aforementioned Guarantee without the OPERATOR being entitled to any reimbursement.”

“23.6

ESSALUD will grant the OPERATOR a period of sixty (60) Calendar Days for it to inform the corresponding Supervisor about the reasons for serious breaches, developing a duly substantiated report, , with a copy to the Central Office of Promotion and Management of Investment Contracts.

Taking into account the circumstances of each case, ESSALUD will evaluate the infraction, considering the effects caused to the services, in order to determine whether the AGREEMENT should be terminated or the corresponding penalties applied.

“23.8.	The following cases constitute serious breaches of ESSALUD’s obligations:

a.	ESSALUD’s failure to make RPS payments.

The OPERATOR may terminate the AGREEMENT if ESSALUD incurs a delay of more than sixty (60) Calendar Days in the payment of the RPS.

b.	ESSALUD’s failure to comply with the procedure established for the restoration of economic and financial balance.

c.	ESSALUD’s failure to issue one of the CAOs within the time limits set out in Sections 13 and 14.

d.	ESSALUD’s failure to deliver the TRECCA Tower Infrastructure within the deadlines set out in Clause 6.7 and under the conditions set out in Clause 6.8 et seq.

e.	Encumbering or alienating the Infrastructure, equipment, or land that forms part of the TRECCA Tower during the term of the Agreement without the OPERATOR’s consent.

f.	ESSALUD’s failure to issue CR-RPIs in accordance with the conditions set forth in Sections 13 and 14 of this AGREEMENT.

g.

The revocation or modification of the instruction to the trustee of the Administration and Guarantee Trust for the transfer and application of funds in accordance with the Trust Guidelines established in this AGREEMENT, unless approved by the OPERATOR.

h.	ESSALUD’s making false statements in the statements set forth in clause 3.6.

i.

Failure to verify the Systems and Applications Implementation Completion Certificate in the manner established in the Definitive Study of Investments in Systems and Applications, due to a cause attributable to ESSALUD.

If the OPERATOR chooses to terminate the AGREEMENT in accordance with the provisions of the preceding items, it must notify ESSALUD in writing at least ninety (90) Calendar Days in advance of the anticipated early termination date.”

“23.10

Termination of the AGREEMENT during the Investment Period for any reason will entitle the OPERATOR to recognize the general expenses and their corresponding VAT incurred up to the date on which the termination of the AGREEMENT takes effect, in accordance with the provisions of Clause 7.2 and other relevant clauses, and the corresponding remuneration plus the respective VAT that would have been generated in accordance with Section 13, even if a Construction, Equipment, or Systems and Applications Milestone has not been reached, with the OPERATOR waiving the right to any additional claim.”

“23.14	Force Majeure, as considered in this AGREEMENT and as established in the Civil Code, includes the following events, among others not indicated in this Clause:

(…)

(v)

Partial destruction of the Property Subject to the AGREEMENT due to an external event not attributable to the PARTIES, whose repair requires an investment greater than ten percent (10%) of the Authorized Investment.

(…)”

“(...)

23.16-A. ANTI-CORRUPTION CLAUSE (Supreme Decree No. 169-2025-EF)

Without prejudice to other grounds, the AGREEMENT shall automatically expire by law if, for any reason, the OPERATOR or any of its shareholders, partners or related companies, directors, officers, employees, advisors, representatives, or agents with control over the OPERATOR, acting in its name or on its behalf, affect or have affected any entity of the Peruvian state during the promotion process, the execution of a public-private partnership contract, its possible renewals or extensions of term, by committing any of the crimes classified in article 241 or in section IV of Chapter II of Title XVIII of Book Two of the Penal Code, and provided that any of the following scenarios are confirmed:

(i)

Having been convicted by a competent national authority in a final and unappealable judgment of committing any of these crimes, or an equivalent crime if it was committed in other countries, as determined by the competent foreign authority of those countries; or,

(ii)

Having admitted and/or acknowledged the commission of any of these crimes before a competent national or international authority, if the aforementioned authority has corroborated and approved the admitted or acknowledged facts.

If this AGREEMENT expires for the reason provided in this clause, the Performance Guarantee will be executed and no compensation of any kind will be due in favor of the OPERATOR.

Likewise, the OPERATOR will pay ESSALUD a penalty equivalent to ten percent (10%) of the amount that the OPERATOR is entitled to receive as a result of the application of the mechanism or procedure for the settlement of the Concession Agreement.

The provisions of SMV Resolution No. 019-2015-SMV/01, or any regulation that replaces or modifies it, will apply for the determination of the linkage and control.”

“23.17.	Termination of the AGREEMENT shall have the following effects:

(…)

d.

After termination or completion of the AGREEMENT for any reason, the OPERATOR must deliver all the Property Subject to the AGREEMENT to ESSALUD, including the TRECCA Tower building, within the following thirty (30) Calendar Days, in a single act, in which the Property Return Certificate will be signed. If the certificate is not signed, there will be no supporting or evidentiary document of the delivery of property upon termination of the AGREEMENT.

The Final Property Handover Certificate will document the actual material and legal transfer of the Property to ESSALUD, including:

•	The transfer of ownership of those Systems and Applications developed by the OPERATOR.

•

The irrevocable transfer and assignment of the non-exclusive, perpetual, non-transferable and free-of-charge usage rights (provided that such format is legally allowable according to the terms of the acquired license) for those Systems and Applications acquired on the market.

•

The return of the Infrastructure resulting from the execution of the Works, including any property that has been integrated into it and cannot be separated without affecting its proper functioning, as well as the New Infrastructure.

•	The delivery of the Equipment included in the Equipment Catalog.

The Final Handover Certificate will also include the applicable information according to ESSALUD’s asset control regulations.

At the time of delivery, the Property Subject to the AGREEMENT must be in good condition, except for ordinary wear and tear within the useful life period, free of occupants, and in condition to be used and operated according to the Technical Specifications that form part of the approved EDI. This information must match what is contained in the Final Inventory.

The property handover referred to in this Clause shall not imply any additional consideration or compensation in favor of the OPERATOR, except for the payment of the Remuneration for outstanding investments.

Preservation and operational risks for property not subject to the AGREEMENT shall the sole responsibility of the OPERATOR and are not recognized in the event of early termination or expiration of the term of the Agreement. Therefore, they are excluded from the scope of supervision of the AGREEMENT.

Upon termination of the AGREEMENT, ESSALUD may acquire OPERATOR-owned property that is not subject to the AGREEMENT and that is advisable for the continuity of the operation. ESSALUD will have a right-of-first-refusal purchase option for a six (6) month period counted from the OPERATOR’s submission of the list of such property.

The PARTIES will agree upon the valuation of such assets, and it must be paid in the manner and at the time agreed upon, charged to the Master Trust resources.

If the AGREEMENT is terminated due to the expiration of its term, the OPERATOR will provide ESSALUD with the list of Property not Subject to the Agreement no less than six (6) months before the expiration. The Parties will have sixty days to enter into the applicable total or partial purchase agreement. If the aforementioned period expires without such agreement having been verified and executed, the OPERATOR will be entitled to remove such property.

If the Agreement is terminated for any other reason, the Operator shall submit the list of the Operator’s Property within ninety (90) Calendar Days from the date of notification of the termination of the Agreement.

The OPERATOR shall be relieved of each and every risk for preservation of the Property Subject to the Agreement if the Property Subject to the Agreement is not returned within ninety (90) Calendar Days following the effective termination date of the AGREEMENT for reasons not attributable to the OPERATOR.”

3.36.	Amend clauses 24.6 and 24.7 of Section 24, which will have the following wording:

“24.6.

All notifications, summons, requests, lawsuits, or communications set forth in or related to the AGREEMENT, including all reports and information that the OPERATOR must send to ESSALUD, must be addressed to the Central Office for the Promotion and Management of Investment Contracts, unless by its nature it must be addressed to a different ESSALUD department. Even in such cases, the OPERATOR must send a copy to the relevant body.”

“24.7.

The communications referred to in this clause must be made in writing and notified at the address indicated by the PARTIES in the AGREEMENT, or at the address they may set in the future, provided that the other PARTY has been previously informed.

Notwithstanding the provisions herein, the PARTIES may, by agreement, establish a communications protocol, determining which communications may be notified electronically and using the Digital Signature mechanism.”

3.37.	Amend sections A-I, A-II, A-III, A-VI, and A-VII of Annex A, which will have the following wording:

“A-I	GENERAL DESCRIPTION OF THE TRECCA TOWER INFRASTRUCTURE

The “TRECCA Building” was designed as part of the Arenales Commercial Housing Complex, designed in 1969.

The building was separated from the Arenales Shopping Center in August 2007 and is registered in Electronic Entry No. 12050621 of the Property Registry. It is free of liens and encumbrances.”

“A-II	AUTHORIZED INVESTMENT

The amount of the Authorized Investment will be the sum of: a) the Infrastructure Reference Value contemplated in the EDI, b) the Equipment Reference Value contemplated in the EDI and c) the Investments in Systems and Applications Reference Value contemplated in the Systems and Applications EDI.

The Infrastructure Reference Value amounts to S/. 330,441,089.68 (THREE HUNDRED THIRTY MILLION FOUR HUNDRED FORTY-ONE THOUSAND EIGHTY-NINE AND 68/100 SOLES), not including VAT.

The Equipment Reference Value is that which appears in the duly approved Definitive Engineering Study, in accordance with Section 7 of this AGREEMENT, and is subdivided into (i) the Biomedical Equipment Reference Value and (ii) the Reference Value for equipment related to Clinical Furniture, Administrative Furniture, Additional Equipment, Instrumental Equipment, Electromechanical Equipment, and Information and Communications Technology Equipment.

(i)

As of December 12, 2024, the Biomedical Equipment Reference Value, excluding VAT, amounts to US$. 20,611,992.11 (TWENTY MILLION SIX HUNDRED ELEVEN THOUSAND NINE HUNDRED NINETY-TWO AND 11/100 US DOLLARS), considering an Exchange Rate of 3.732.

(ii)

As of December 12, 2024, the Reference Value for Equipment related to Clinical Furniture, Administrative Furniture, Additional Equipment, Instrumental Equipment, Electromechanical Equipment, and Information and Communications Technology Equipment amounts to S/. 41,098,554.21 (FORTY-ONE MILLION NINETY-EIGHT THOUSAND FIVE HUNDRED FIFTY-FOUR AND 21/100 SOLES), not including VAT.

The maximum Systems and Applications Investment Reference Value (VR-SyA) is the sum of the following items, without considering capital or financing costs.

a)	Direct Costs: HIS, ERP, Licensing, Other systems, and Investment for the implementation of interoperability;

b)	Costs of definitive studies of the Systems and Applications;

c)	Overhead and unforeseen events;

As of December 12, 2024, the maximum Systems and Applications Investment Reference Value, excluding VAT, amounts to S/. 37,824,993.31 (THIRTY-SEVEN MILLION EIGHT HUNDRED TWENTY-FOUR THOUSAND NINE HUNDRED NINETY-THREE AND 31/100 SOLES), which is detailed in the Systems and Applications Definitive Investment Study (EDI SyA), considering an Exchange Rate of 3.731.

The cost of digitizing equipment, which is included in the EDI SyA, has not been considered in calculating the maximum Systems and Applications Investment Reference Value, since this is included within VR-Equipment as part of the Information and Communications Technology Equipment.

“A-III	RPMO AMOUNTS

The following annual payments were agreed upon as of November 2024; these must be updated to the Operating Period Start Date:

1.	Specialized Outpatient Clinic Operation (RPMO-CE)

2.	Urgent Care Operation (RPMO-U)

3.	Specialized Procedures Operation (RPMO-PE)

a.	Specialized Procedures with Magnetic Resonance Imaging

b.	Specialized Procedures for Preventive Oncology

c.	Specialized Procedures with biomedical equipment

d.	Other procedures

4.	Surgical Risk Operation (RPMO-RQ)

5.	Image Reading Operation (RPMO-LI)

The RPMO amounts to S/. 389,760,119.72 (Three hundred eighty-nine million seven hundred sixty thousand one hundred nineteen and 72/100 soles) not including VAT.

(…).”

“A-VI	WORKS AND EQUIPMENT PERFORMANCE GUARANTEE

The Works and Equipment Performance Guarantee amounts to S/. 48,628,859 (Forty-eight million six hundred twenty-eight thousand eight hundred fifty-nine and 00/100), equivalent to 10% of the Authorized Investment.

“A-VII	SERVICE PERFORMANCE GUARANTEE

The Service Performance Guarantee amounts to S/. 38,976,012 (Thirty-eight million nine hundred seventy-six thousand twelve and 00/100), equivalent to 10% of the annual adjusted guaranteed RPMO.”

3.38.	Amend Appendix B-I of Annex B of the PPP Agreement, which will have the following wording:

“B-I	HEALTHCARE SERVICES PROVIDED AT THE TRECCA TOWER

1.	DEFINITIONS

1.1.	OUTPATIENT CONSULT

1.1.1	Components included in the Outpatient Consultation:

1.1.1.1

Medical appointment, including compensation for administrative expenses, the provision of resolution-oriented healthcare services, supplies and medications, in accordance with the corresponding Guidelines and Protocols.

1.1.1.2

The prescribed medications are those included in the National Single List of Essential Medicines with available supply in the country, in force on the date of dispensing, also as provided in accordance with the corresponding clinical guidelines and protocols and/or manuals and regulations for Trecca Tower.

1.1.2	Therapeutic Procedures included in outpatient consultation:

1.	Low-requirement minor surgery (*)

2.	Wound care

3.	Joint injections

4.	Immobilization with plaster casts

5.	Ear cleaning

6.	Nebulization

7.	Paracentesis for sample collection

8.	Non-surgical reductions

9.	Suture removal

10.	IUD insertion and/or removal

11.	Foreign body removal

12.	Cast removal

13.	Sutures

14.	Treatment with continuous venous infusion

(*)	List of low-requirement surgeries:

GENERAL SURGERY	ACNE SURGERY
INCISION AND DRAINAGE OF ABSCESS (CARBUNCLE, SUBCUTANEOUS ABSCESS)
INCISION AND REMOVAL OF SUBCUTANEOUS FOREIGN BODY, SIMP
INCISION AND DRAINAGE OF HEMATOMA, SEROMA OR COLLECTION.
PUNCTURE ASPIRATION OF ABSCESS, HEMATOMA, BULLA OR CYST
DEBRIDEMENT, SKIN, EPIDERMIS
DEBRIDEMENT, SKIN, EPIDERMIS, SUBDERMIS
DEBRIDEMENT, SUBCUTANEOUS CELLULAR SKIN
CUTTING OF HYPERKERATOTIC LESIONS (E.G. CALLUS
REDUCTION OF TWO TO FOUR LESIONS
LESIONS WITH A DIAMETER OF 0.6 TO 1 CM
NAIL AVULSION, PARTIAL OR COMPLETE, SIMPLE AND SINGLE
FOR EACH ADDITIONAL NAIL AVULSION (LIST SEPARATELY, ADDING IT TO THE PRIMARY PROCEDURE CODE)
EVACUATION OF SUBINGUINAL HEMATOMA
EXCISION OF NAIL AND NAIL BED, PARTIAL OR COMPLETE
INTRALESIONAL INJECTION (INCLUDES UP TO SEVEN LESIONS)
MORE THAN SEVEN LESIONS

OBSTETRICS AND GYNECOLOGY	INCISION AND DRAINAGE OF BARTHOLIN’S GLAND ABSCESS
MARSUPIALIZATION OF BARTHOLIN’S GLAND CYST
ENDOCERVICAL CURETTAGE:
ELECTRICAL OR THERMAL CERVICAL CAUTERIZATION
DESTRUCTION OF SIMPLE VULVAR LESIONS

GYNECOLOGIC ONCOLOGY	DESTRUCTION OF SIMPLE VULVAR LESIONS
ENDOCERVICAL CURETTAGE:
ELECTRICAL OR THERMAL CERVICAL CAUTERIZATION
INITIAL OR REPEATED CRYOCAUTERIZATION

CARDIOVASCULAR SURGERY	THORACENTESIS, PLEURAL CAVITY PUNCTURE FOR ASPIRATION, INITIAL OR SUBSEQUENT

OPHTHALMOLOGY	FOREIGN BODY REMOVAL, CONJUNCTIVAL SURFACE
FOREIGN BODY REMOVAL WITHOUT SLIT LAMP

OTORHINOLARYNGOLOGIST	THERAPEUTIC INJECTION IN TURBINATES
CONTROL OF SIMPLE ANTERIOR NASAL BLEEDING (LIMITED CAUTERIZATION AND/OR PACKING) ANY METHOD
INCISION AND DRAINAGE OF PERITONSILLAR ABSCESS
OROPHARYNGEAL BIOPSY
EXCISION OR DESTRUCTION OF PHARYNGEAL LESION BY ANY METHOD
OUTER EAR DRAINAGE, ABSCESS OR HEMATOMA, SIMPLE
EUSTACHIAN TUBE INSUFFLATION, TRANSNASAL, WITH CATHETERIZATION

PLASTIC SURGERY	INCISION AND DRAINAGE OF HEMATOMA, SEROMA OR FLUID COLLECTION.
SHAVING OF DERMAL OR EPIDERMAL LESIONS, SIMPLE LESIONS OF 0.5 CM OR LESS ON THE HEAD, NECK, HANDS, FEET, GENITALS
SHAVING OF DERMAL OR EPIDERMAL LESIONS, LESIONS WITH A DIAMETER OF 0.6 TO 1 CM ON THE HEAD, NECK, HANDS, FEET, GENITALS
SHAVING OF DERMAL OR EPIDERMAL LESIONS, LESIONS WITH A DIAMETER BETWEEN 1.1 TO 2 CM ON THE HEAD, NECK, HANDS, FEET, GENITALS
SHAVING OF DERMAL OR EPIDERMAL LESIONS, LESIONS WITH A DIAMETER GREATER THAN 2 CM. ON THE HEAD, NECK, HANDS, FEET, GENITALS.
SHAVING OF EPIDERMAL OR DERMAL LESIONS, SIMPLE LESIONS OF 0.5 CM OR LESS, ON FACE, EARS, NOSE, EYELIDS, LIP, MUCOUS MEMBRANE.
SHAVING OF EPIDERMAL OR DERMAL LESIONS, LESIONS WITH A DIAMETER BETWEEN 0.6 TO 1 CM ON FACE, EARS, NOSE, EYELIDS, LIP, MUCOUS MEMBRANE.
SHAVING OF EPIDERMAL OR DERMAL LESIONS, LESIONS WITH A DIAMETER BETWEEN 1.1 TO 2 CM ON FACE, EARS, NOSE, EYELIDS, LIP, MUCOUS MEMBRANE.
SHAVING OF EPIDERMAL OR DERMAL LESIONS, LESIONS WITH A DIAMETER GREATER THAN 2 CM ON FACE, EARS, NOSE, EYELIDS, LIP, MUCOUS MEMBRANE.
EXCISION OF BENIGN LESIONS, EXCEPT SCARS, ON HEAD, NECK, HANDS, FEET, GENITALS. LESIONS WITH A DIAMETER OF 0.5 CM OR LESS.
EXCISION OF BENIGN LESIONS (EXCEPT SCARS) ON HEAD, NECK, HANDS, FEET, GENITALS. LESIONS WITH A DIAMETER BETWEEN 0.6 AND 1 CM.
EXCISION OF BENIGN LESIONS (EXCEPT SCARS) ON HEAD, NECK, HANDS, FEET, GENITALS. LESIONS WITH A DIAMETER BETWEEN 1.1 AND 2 CM.

EXCISION OF OTHER BENIGN LESIONS ON THE FACE, EYELIDS, EARS, NOSE, LIPS, MUCOUS MEMBRANES, LESIONS WITH A DIAMETER OF 0.5 CM OR LESS.

TRAUMATOLOGY	IMPLANT REMOVAL; SUPERFICIAL (EG, WIRE, NEEDLE OR NAIL)
FINGER ABSCESS DRAINAGE, SIMPLE
TENOTOMY, SUBCUTANEOUS, SINGULAR, EACH DIGIT
REMOVAL OF TUMOR, LEG OR ANKLE, SUBCUTANEOUS
TREATMENT OF TARSAL BONE FRACTURE (EXCEPT TALUS AND CALCANEUS), WITHOUT MANIPULATION, EACH

UROLOGY	CHANGE OF CYSTOSTOMY TUBE
DESTRUCTION OF LESIONS ON THE PENIS: CONDYLOMA, PAPILLOMA, MOLLUSCUM CONTAGIOSUM, HERPES, ETC.) SIMPLE W/ CHEMICAL AGENTS
ELECTRODISSECTION
SCROTAL WALL ABSCESS DRAINAGE
SCROTAL EXCISION

1.1.3	Diagnostic procedures included in Outpatient Consultations:

a)	Non-radiological procedures

Cardiology	Echocardiograms MAPA Holter Electrocardiogram

General Surgery	Cauterization Suture removal Wound care Excision

Plastic and reconstructive surgery	Suture removal Wound care

Endocrinology	Biopsies – sample collection Ultrasound

Dermatology	Cauterization Dermatoscopy Joint injections Sample collection Biopsy of superficial tissues Minor wound care

Obstetrics and Gynecology	Pap smear Insertion and removal of intrauterine devices Ultrasound

General Medicine	Wound care Nebulization Otoscopy

Pediatrics	Wound care Nebulization Otoscopy

Pulmonology	Thoracentesis Nebulization

Internal Medicine	Paracentesis for sample collection Wound care Nebulization Electrocardiogram

Neurology	Electroencephalogram Electromyography Evoked potentials

Ophthalmology	Visual field testing Autorefractometry Tonometry Indirect ophthalmoscopy Fundoscopy

Otolaryngology	Audiometry Ear cleaning Foreign body removal without anesthesia Speech audiometry Evoked potentials

Rheumatology	Joint injections Arthrocentesis for sample collection

Traumatology and orthopedics	Non-surgical reductions Immobilization with plaster casts Wound care Suture removal Cast removal

Urology	Urodynamics Placement and change of probe

1.1.3.1	Exclusions

1.1.3.1.1

The standard Outpatient Consultation package at TRECCA Tower has been designed based on criteria of technical complexity, operational requirements, and the use of specialized resources. In this regard, the following are excluded: (a) procedures that require clinical, logistical, and infrastructure conditions that go beyond the scope of conventional outpatient consultation (the “Special Procedures”); and, (b) procedures with a high unit cost that require separate scheduling

1.1.3.1.2

Thus, “Special Procedures” are defined as those that require the use of advanced biomedical equipment and that involve interventions of greater diagnostic or therapeutic complexity. They are indicated by a specialist during outpatient care at TRECCA Tower and are also prescribed by attending physicians at Healthcare Centers, whose patients are referred and scheduled through EsSalud.

1.1.3.1.3

In accordance with the state of the art and medical science, in many cases the Procedures involve prior clinical preparation, the possibility of using sedation and/or analgesia, and a subsequent phase of clinical recovery, elements that require infrastructure different from that assigned to the exam rooms. In response, the Trecca Tower has been designed to have specialized care floors and procedure rooms equipped to guarantee a safe, efficient environment in accordance with the comprehensive care protocols that such cases require.

1.1.3.1.4	The following procedures are considered special:

Gastroenterology	• Upper endoscopy • Colonoscopy • Proctoscopy

Pulmonology	• Flexible bronchoscopy

Otolaryngology	• Laryngoscopy

Gynecology	• Colposcopy • Electrosurgical excision with LEEP loop • Cervical conization with LEEP • Hysteroscopy • Vulva biopsy • Cervical biopsy • Aspiration biopsy of a breast cyst

Urology	• Cystoscopy • Prostate biopsy

1.1.3.1.5

Procedures with a high unit cost require individualized management of technological resources and a distinct type of scheduling; (for such cases, the Specialized Procedures Service fee will apply), which are listed below:

•	Botulinum toxin (Botox) application

•	Tympanometry

•	Eye refraction

•	BREATH TEST

•	Uroflowmetry

b)	Clinical Laboratory Tests (Except: Quantitative and Ultrasensitive C-Reactive Protein, Lactose Tolerance Test, Serum Osmolarity, Functional Coprological Test, and Sedimentation Rate).

1.1.3.2.

The list of tests includes pre-analytical, analytical, and post-analytical tests within the framework of the UPSS of Clinical Pathology. This unit will contain the areas of biochemistry, hematology, microbiology, and sample collection, in accordance with the requirements of the Ministry of Health and as set forth in the relevant Applicable Laws and Provisions

1.1.3.3.

The scope of a resolution-oriented outpatient consultation excludes all laboratory tests that, according to the Trecca Tower Guidelines and Plans, present a certain exclusion factor, such as: (i) level of complexity; (ii) delivery time; (iii) infrequent use; (iv) need for special preparation; (v) dependence on subspecialized interpretation or high cost; (vi) others that result from progress in the state of the art and medical science and/or that are not consistent with the efficient care model at the outpatient level.

c)	Radiological examinations (except CT scans)

i.	Simple and contrast X-ray examinations

ii.	Mammograms

iii.	General and Doppler ultrasound

iv.	Densitometry

1.1.4	Scope of Outpatient Consultation:

1.1.4.1

The services to be provided to the patient are those indicated by the attending physician during the consultation, within the scope provided in this Annex and in the Clinical Guidelines and Protocols. Services not included will be provided and billed under the procedure chapter, according to the applicable rate.

1.1.4.2	Outpatient consultation excludes sustained pharmacological management or scheduled treatment for patients with chronic diagnoses.

1.1.4.3	If a chronic diagnosis is found, TRECCA Tower will inform EsSalud so that the patient’s assigned healthcare center can provide continuity of care.

1.1.5	Definitions:

1.1.5.1.

Resolution-Oriented Consultation: The outpatient service activity of a clinical-care nature, consisting of two (2) sequential medical appointments whose purpose is to provide comprehensive diagnostic and therapeutic care within a framework of efficiency and resolution.

1.1.5.2.	It should be noted that the Guides, Protocols and Manuals will also develop the following:

a)	The specific scope of the Resolution-Oriented Consultation;

b)	The description of the processes involved;

c)	The prescription of medicines, including the cases that are excluded;

d)	Diagnostic support tests, including exclusion criteria.

e)	The opening and closing of the Resolution-Oriented Consultation and its billing;

f)	The assumptions for the start of a new cycle of Resolution-Oriented Consultation associated with the same patient

1.1.5.3	Its structure is as follows:

•	First medical appointment (in person and mandatory):

This is the healthcare professional’s direct clinical evaluation of the patient. It includes taking medical history, physical examination, and formulating the initial diagnosis. At this stage, if applicable, the necessary medications are prescribed, diagnostic support tests such as imaging, laboratory tests, diagnostic and/or therapeutic procedures are ordered, and, if appropriate, diagnoses are confirmed and/or ruled out.

•	Second medical appointment (teleconsultation):

This second appointment has the sole objective of reviewing, interpreting, and communicating the results of previously requested diagnostic support tests, thus concluding the resolution-oriented process initiated in the in-person visit. It will be carried out by teleconsultation unless specific circumstances require in-person attendance, in accordance with the Guidelines and Protocols and within the framework of the Applicable Laws and Provisions on Telehealth.

1.1.5.4

Consequently, and under the technical, healthcare and regulatory framework, this second appointment excludes any other medical activity, such as indicating a different or new procedures or the prescription of medications. If this is the case, the healthcare professional may determine the need for a new comprehensive medical consultation, with documented clinical support, which will be carried out as a new consultation and will have priority in the scheduling.

1.1.5.5	These services will be provided in strict accordance with the Clinical Guidelines and Protocols, as well as the Manuals and Regulations.

1.1.5.6

Guidelines and Protocols: This is the set of clinical guidelines, protocols, manuals, regulations. and care plans for Trecca Tower which the OPERATOR is responsible for preparing, Medical Division, within the framework of clause 11.37

1.1.5.7

The Guidelines and Protocols are prepared in accordance with the Applicable Laws and Provisions, the guidance of the Ministry of Health, international standards and guidelines of the World Health Organization, and the state of the art and medical science.

1.1.5.8

The complete list of Guidelines and Protocols is made available to ESSALUD prior to the start of the Operating Period in accordance with the provisions of the AGREEMENT. They are updated periodically by the OPERATOR in accordance with changes in the aforementioned criteria.

1.1.6	Dispensing of Drugs

1.1.6.1

It will be carried out taking into account the Technical Document for the National Single List of Essential Medicines (PNUME) and the Good Practices Manual for the dispensing of medicines and/or the Applicable Laws and Provisions in force, taking into account that the dosage is the responsibility of TRECCA Tower within the framework of the Internal Regulations and Outpatient Consultation Manuals; as well as the clinical practice guidelines and protocols.

1.1.7	Delivery of Results and Follow-up:

1.1.7.1

Results will be read in the appropriate format, according to the clinical results observed, with one option being those regulated in Law No. 30421 – The Framework Law of Telehealth, or within the framework of the Applicable Laws and Provisions indicated by the governing body.

1.1.8	Billing and Financial Considerations:

1.1.8.1

All specialized medical consultations (cross-consultations) and/or diagnostic tests and/or diagnostic procedures outside the Outpatient Service Package will be billed separately, according to the applicable rate. These services will be provided in accordance with the Trecca Tower service portfolio.

1.1.8.2	Any healthcare activity other than the two (2) medical appointments included in the Outpatient Consultation will be considered new and will be accounted for with their specific costs.

1.1.9	Clarifications and Exclusions:

1.1.9.1

Within the framework of the provision of care services at Trecca Tower, it is established that care, treatment, or medium and long-term follow-up control will not be provided to users diagnosed with chronic pathologies.

1.1.9.2

If probable cases of common and/or multidrug-resistant tuberculosis and advanced stage HIV, with or without severe opportunistic infections, are found, identification and diagnosis will be carried out at the first contact, in accordance with internal manuals and regulations, concluding the care with timely communication to EsSalud for the continuity of the user’s care.

1.1.9.3

Consequently, Trecca Tower will discharge the patient and prescribe symptomatic treatment during the transfer of care. Likewise, if a chronic condition is diagnosed during care, it will be reported to EsSalud so that its internal management cab start, in order to ensure continuity of care for the user. Therefore TRECCA Tower will provide initial treatment for a maximum of ten (10) Calendar Days.

1.1.10	Complications, Readmissions and Relapses:

1.1.10.1

Relapse is understood as a case where a user returns to the facility within less than 30 Calendar Days for the same clinical cause, showing a pattern of poor progress; inn this case, after evaluation, TRECCA Tower will assume the care as part of the previous care. This care will include the medication appropriate to the case.

1.1.10.2

Complications are considered to be those signs and symptoms that arise after the drug provided in a previous care instance, with this condition not including any patient where following evaluation it is concluded that the [complication] is due to a chronic pathology.

1.2.	URGENT CARE SERVICE

1.2.1.	Components included in the Urgent Care Department:

1.2.1.1.	The resolution-oriented service includes payment for administrative expenses, human resources, supplies, procedures, laboratory, radiological examinations, and medications.

1.2.2.

Care in the Trecca Tower Urgent Care Unit will be provided to users referred by EsSalud who require immediate medical attention within the first twenty-four (24) hours, provided that such events do not compromise the general condition of the patient or represent an imminent risk of life (emergency).

1.2.3.	The service package includes the following as diagnostic support tests or procedures:

1.	Laboratory

2.	Simple ultrasound,

3.	Obstetric ultrasound,

4.	Simple x-ray

5.	Electrocardiogram.

1.2.4.	The service package includes the following as diagnostic support tests or procedures:

1.	Paracentesis (sample collection only)

2.	Wound care

3.	Gastric aspiration

4.	Nebulization

5.	Injectables

6.	IV infusion

7.	Arthrocentesis (sample collection only)

8.	Wound suturing

9.	Ear cleaning

10.	Foreign body removal with or without local anesthesia

11.	Urethral catheterization

12.	Bladder catheterization

13.	Non-invasive reduction of minor injuries

14.	Immobilization with plaster casts

15.	Joint injections

16.	Treatment with continuous venous infusion

17.	Nail removal (as a minor procedure within the scope of resolution-oriented care)

1.2.5.

Users referred by EsSalud will be subjected to triage upon their entry to TRECCA Tower, in accordance with the Internal Regulations and Urgent Care Service Manual. Only those patients whose diagnosis and clinical condition correspond to the TRECCA Tower service portfolio will be admitted to the urgent care service.

1.2.6.

Once care in the Trecca Tower Urgent Care Unit has been completed, the attending physician, in the exercise of their clinical judgment and in accordance with the Internal Regulations and Urgent Care Manuals, may indicate a follow-up appointment (only one) AT the Outpatient Consultation service AT the same Tower, exclusively for the purpose of re-evaluation after initial treatment.

1.2.7.

If the patient treated in the Trecca Tower Urgent Care Unit requires ongoing monitoring or hospitalization due to the complexity of the pathology, Trecca Tower will proceed to notify EsSalud in order to carry out the procedures to ensure the continuity of care for the user. Once the corresponding referral has been issued and accepted, the transfer will be made by TRECCA Tower, through its assisted transport service.

1.2.8.

Any emergency that may arise during the operation of the services at Trecca Tower will be stabilized and reported to EsSalud to conduct the corresponding internal management for the continuity of user care at EsSalud.

1.3.	IMAGE READING SERVICE

1.3.1.

TRECCA Tower provides digital radiological image reading services nationwide. This service will be provided by a duly registered and authorized medical professional specializing in Radiology. For the purposes of determining the RPMO, the service is calculated based on the number of image readings performed, regardless of the number of patients to whom the images correspond.

1.3.2.	Scope of the service:

1.3.2.1.	This includes the reading of all digital radiology images nationwide (Conventional Radiography).

1.3.2.2.	This includes the reading of digital mammography images.

1.3.2.3.	Magnetic resonance imaging and fluoroscopy are not included.

1.3.2.4.	Ultrasound image reading is not included.

1.3.2.5.	Reading images from diagnostic tests performed on patients in Emergency services is not included.

1.3.3.

EsSalud will transfer the image data to TRECCA Tower, taking into account its operational capacity and guaranteeing the appropriate technical conditions. TRECCA Tower will issue the image reading results within 7 Calendar Days counted from the day after the validation is issued, in accordance with the provisions of TRECCA Tower’s internal regulations and manuals.

1.3.4.

The validation must be carried out by TRECCA Tower, which will have a period of up to three (3) Days, counted from the day after the list of images is sent, in accordance with the provisions of the internal regulations and manuals of TRECCA Tower.

1.3.5.	No in-person services will be provided. The operating hours will be 12 hours and do not include the handling of emergency reports.

1.4.	SPECIALIZED PROCEDURES SERVICES

The procedures service includes: administrative expenses, services, supplies, and equipment.

1.4.1.	PROCEDURES WITH BIOMEDICAL EQUIPMENT

1.4.1.1.	Diagnostic and/or treatment interventions that are not part of the package contemplated for outpatient service are considered procedures with biomedical equipment. (Annex B- III).

1.4.1.2.	Scope and Conditions of the Service

1.4.1.2.1.

EsSalud is responsible for scheduling and programming appointments, according to the availability of Trecca Tower, transferring the user list; for this, Trecca Tower will share scheduled and available appointments for the contracted medical procedures in real time. TRECCA Tower will issue the results within 7 Calendar Days, within the framework of the corresponding internal manuals and regulations, in which TRECCA Tower will include the flow procedure and instructions for each procedure.

1.4.1.2.2.

Within the scheduling process, EsSalud will be responsible for providing preparation instructions for scheduled patients, according to medical indication (fasting, hygiene conditions, intestinal preparation, etc.) and the OPERATOR must make the respective reminder prior to when the appointment takes place. Patients who arrive without adequate preparation on the day of their appointment will be considered as having been seen.

1.4.1.2.3.	If additional procedures outside of the list of procedures are required, EsSalud will be informed in order to provide the corresponding appointment for their performance.

1.4.1.2.4.

It should be noted that TRECCA Tower will have the necessary areas to properly perform the procedures (Preparation Room, Procedure Room, and Patient Recovery Room), as well as the area for cleaning, disinfection, and reprocessing of equipment, in accordance with internal regulations and manuals.

1.4.2.	OTHER PROCEDURES

1.4.2.1.	These are diagnostic and/or treatment procedures that do not require specialized biomedical equipment for their execution (Annex B-III).

1.4.2.2.	Laboratory tests and x-rays that are part of the outpatient care package are included within the framework of providing a Resolution-Oriented Consultation.

1.4.2.3.	Scope and conditions of the Service

1.4.2.3.1.

EsSalud is responsible for scheduling and programming appointments, according to the availability of Trecca Tower, transferring the user list; for this, Trecca Tower will share scheduled and available appointments for the contracted medical procedures in real time. TRECCA Tower will issue the results within 7 Calendar Days, within the framework of the corresponding internal manual and regulations, in which TRECCA Tower will include the flow procedure and instructions for each procedure.

1.4.2.3.2.	If additional procedures outside of the list of procedures are required, EsSalud will be informed in order to provide the corresponding appointment for their performance.

1.4.3.	PREVENTIVE ONCOLOGY SERVICE

1.4.3.1.	The preventive oncology package includes: procedures, administrative expenses, services, supplies, and equipment.

1.4.3.2.

The purpose of this service is to provide outpatient medical care to asymptomatic EsSalud users for the prevention and early detection of cervical cancer, breast cancer, prostate cancer and colon cancer, according to the age group determined by the law and applicable provisions.

1.4.3.3.	There are two (2) service packages depending on sex:

•	“Women’s Preventive” Package”: Includes screening for early detection of cervical cancer, screening for early detection of breast cancer

•	“Men’s Preventive” Package”: Includes screening for early detection of prostate cancer and screening for early detection of colon cancer.

1.4.3.4.

Additionally, screening for the early detection of colon cancer will be performed on female patients, in accordance with the Applicable Laws and Provisions. It should be noted that early detection of colon cancer in these patients will be done according to the previous medical evaluation considering their history.

1.4.3.5.	Scope and conditions of the Service

1.4.3.5.1.	Preventive packages will be provided in accordance with current EsSalud protocols; these services include specialized medical consultation and screening test as appropriate.

1.4.3.5.2.

EsSalud will schedule the patient; for this purpose, Trecca Tower will share the availability of schedules and their programming in real time, as well as guarantee the appropriate conditions, within the framework of the internal regulations and manuals.

1.4.3.5.3.	EsSalud will be responsible for providing preparation instructions prior to the screening visit, and the OPERATOR must make the respective reminder prior to when the appointment occurs.

1.4.3.5.4.

Every scheduled appointment will be considered as care provided, regardless of the patient’s attendance. Rescheduling or cancellations must be requested at least 24 hours before the start of the shift.

1.4.3.6.	Screening Tests Included:

1.4.3.6.1.	The following screening tests will be performed as part of the preventive oncology service:

•	Cervical Cancer Screening: Cervical Cytology or Pap Smear.

•	Breast Cancer Screening: Bilateral Mammogram

•	Prostate Cancer Screening: Prostate Specific Antigen (PSA) Testing.

•	Colon Cancer Screening: Thevenin Test (occult blood in stool)

1.4.3.7.

The medical professional will deliver the report of the results from the screening tests performed to the patient through a virtual consultation (Teleconsultation), and the professional will ensure the proper handling of the information, safeguarding the confidentiality and sensitivity of the case.

1.4.3.8.

If there are cases with positive results on screening tests, they will require a procedure for additional study and definitive diagnosis, in accordance with the directives and protocols in force in EsSalud, as well as the resolution-oriented capacity of Trecca Tower. These tests are:

•	A positive PAP smear or HPV DM test requires colposcopy (with the possibility of biopsy).

•	BIRADS 0, 3 or 4 mammogram requires breast ultrasound.

•	A PSA test greater than 4 ng/ml requires a prostate biopsy.

•	A positive Thevenin test requires a colonoscopy (with the possibility of biopsy).

1.4.3.9.

Payment for the screening package does not include additional diagnostic tests, and their payment is differentiated according to the rates in the list of procedures that Trecca Tower performs. The patient’s appointment will be scheduled according to the specialized procedures scheduling procedure.

1.4.3.10.

The population age groups of the population to be addressed, and/or the screening procedures to be carried out, are those contemplated in the protocols and/or prevention programs in effect at EsSalud; these age groups may be modified within the framework of the modifications that EsSalud establishes.

1.4.4.	NUCLEAR MAGNETIC RESONANCE IMAGING SERVICE

1.4.4.1.

Trecca Tower will have three (3) state-of-the-art magnetic resonance imaging (MRI) scanners, each operated from an independent control station by specialized medical technologists. Each unit will be equipped with its own technical room, equipped with the necessary hardware to ensure efficient and continuous operation.

1.4.4.2.	Scope and conditions of the Service

1.4.4.2.1.

Aimed at users referred by EsSalud, whether they are outpatients or hospitalized patients from other healthcare centers, provided that the latter meet the necessary clinical conditions for their transfer.

1.4.4.2.2.	Available for patients treated at Trecca Tower who require MRI studies based on clinical criteria for resolution.

1.4.4.2.3.

EsSalud will schedule the patient; for this purpose, Trecca Tower will share real-time scheduling availability and their programming; likewise, it will guarantee the appropriate conditions, within the framework of the internal regulations and manuals, and the OPERATOR must make the respective reminder prior to when the appointment takes place.

1.4.4.2.4.	Rescheduling or cancellations will be accepted up to 24 hours before the start of the morning shift; after that point, the corresponding billing will apply.

1.4.4.2.5.

The request must specify whether the examination requires contrast and/or sedation. Sedation appointments will be scheduled according to availability and clinical need, in separate shifts that will be shared with EsSalud.

1.4.4.2.6.	Users in emergency units and/or critical units are not eligible for this service.

1.4.4.2.7.

Hospitalized users from other healthcare centers may only be referred to the Trecca Tower Magnetic Resonance Imaging Service if they are hemodynamically stable and do not require ventilatory support. The transfer must be made with medical assistance and through transport provided by EsSalud, ensuring their immediate and safe return to the facility of origin, in accordance with the Regulations and Manuals approved within the framework of Clause 11.37.

1.4.4.3.	Billing and Financial Considerations:

1.4.4.4.
1.4.4.4.1.	If the patient does not attend their scheduled appointment, the corresponding notification will be issued and billing will proceed.

1.4.4.4.2.

In the event of the user’s “Non-Tolerance” of the scheduled exam (user who attends their appointment but fails to complete the procedure and requires it to be suspended), Trecca Tower will inform EsSalud to reschedule, in order to grant an appointment with sedation, updating the billing according to the new clinical requirement. However, the initial consultation fee will be charged, covering the expenses and administrative costs of the first appointment.

1.5.	PREOPERATIVE EVALUATION PROCESS SERVICE (Surgical Risk Service)

1.5.1.

The Surgical Risk service is provided to users referred by EsSalud, who have an order for elective and/or scheduled surgery, and/or instructions to begin the preoperative evaluation process, and/or who require updating on the results of the tests that comprise the preoperative evaluation process service package (Surgical Risk).

1.5.2.	The following are included in the service:

•	Initial medical consultation (Cardiology or Internal Medicine).
•	Complete blood count.
•	Glucose.
•	Urea
•	Creatinine.
•	Complete urinalysis.
•	Group and HR Factor
•	Prothrombin time and/or clotting and bleeding time.
•	Electrocardiogram.
•	Chest x-ray.

1.5.3.	Scope and Conditions of Service:

1.5.3.1.

EsSalud will schedule the patient, who must have their corresponding medical order; for this purpose, Trecca Tower will share the availability of schedules and their programming in real time, as well as guarantee the appropriate conditions, within the framework of the internal regulations and manuals.

1.5.3.2.

It is aimed at users referred by EsSalud with an order for elective and/or scheduled surgery, and/or with instructions to start the pre-operative evaluation process and/or who require updates on the results of tests that make up the service package for pre-operative evaluation processes (Surgical Risk).

1.5.3.3.	It is not intended for hospitalized patients.

1.5.3.4.	It is not intended for patients with an indication for emergency surgical.

1.5.3.5.	It is not intended for patients undergoing highly complex surgeries (such as cancer surgery, transplants, or heart surgery).

1.5.4.

If the patient presents alterations and/or conditions that hinder the continuity of care according to internal regulations and manuals, care will be rescheduled according to scheduling availability. If such rescheduling is due to failure to comply with previously provided instructions, the scheduled care will be considered performed.

1.5.5.	The results of the care provided will be sent to EsSalud to continue the corresponding surgical intervention, safeguarding the respective confidentiality of the data.

2.	RATE SCHEDULE

	PROCEDURES WITH BIOMEDICAL EQUIPMENT	REFERENCE RATE S/. WITHOUT VAT
	Audiometry	106.74
	Autorefractometry	48.97
	LEEP LOOP (*)	309.46
	Flexible bronchoscopy (*)	399.40
	Visual field testing	106.74
	Cystoscopy	435.29
	Colonoscopy	639.68
	Colposcopy	150.76
	Densitometry	194.86
	Dermatoscopy	106.74
	Doppler Vascular	576.08
	Eco Doppler	423.59
	Echocardiography	423.59
OTHER ULTRASOUNDS	THYROID ULTRASOUND	160.97
	HEAD/NECK ULTRASOUND	160.97
	DOPPLER ARTERIAL CEREBRAL ULTRASOUND	576.08
	DOPPLER ULTRASOUND OF HEAD/NECK MASSES	576.08
	DOPPLER THYROID ULTRASOUND	576.08
	UNILATERAL / BILATERAL BREAST ULTRASOUND	160.97
	ULTRASOUND OF THE CHEST WALL AND PLEURA	160.97
	FETAL COLOR DOPPLER ECHOCARDIOGRAM	576.08
	DOPPLER BREAST ULTRASOUND	576.08
	ABDOMINAL ULTRASOUND STUDY (INCLUDING PELVIS)	317.70
	TRANSVESICAL AND TRANSVAGINAL PELVIC ULTRASOUND	254.15
	TRANSVESICAL AND TRANSRECTAL PELVIC ULTRASOUND	254.15
	ABDOMINAL WALL ULTRASOUND	160.97
	PORTAL SYSTEM ULTRASOUND	160.97
	ABDOMINAL AORTA ULTRASOUND	160.97
	ULTRASOUND OF THE INFERIOR VENA CAVA	160.97
	BLADDER ULTRASOUND (PRE AND POST URINATION)	160.97
	ULTRASOUND OF THE SCROTUM AND TESTICLES	160.97
	FOLLICULAR MONITORING ULTRASOUND	406.64
	INGUINAL CANAL ULTRASOUND	160.97
	PENILE ULTRASOUND	160.97
	INGUINAL-SCROTAL ULTRASOUND	160.97

ESOPHAGOGASTRIC ULTRASOUND ENDOSCOPY	508.31
OBSTETRIC DOPPLER ULTRASOUND	576.08
COMPLETE OBSTETRIC DOPPLER ULTRASOUND FOR CONGENITAL MALFORMATIONS / BIOPHYSICAL PROFILE	576.08
HIP ULTRASOUND—INFANTS	160.97
LIMB ULTRASOUND—MUSCLES AND SOFT TISSUE—UNILATERAL	160.97
SHOULDER ULTRASOUND	160.97
KNEE ULTRASOUND	160.97
TENDON ULTRASOUND	160.97
LUMBOSACRAL ULTRASOUND—MUSCLES AND SOFT TISSUES	160.97
UNILATERAL JOINT ULTRASOUND	160.97
ULTRASOUND OF ORBITS	160.97
DOPPLER ULTRASOUND OF LIVER MASSES	576.08
DOPPLER ULTRASOUND OF KIDNEY MASSES	576.08
DOPPLER ULTRASOUND OF PANCREATIC MASSES	576.08
DOPPLER ULTRASOUND OF SPLEEN MASSES	576.08
DOPPLER ULTRASOUND OF PORTAL SYSTEM	576.08
DOPPLER ULTRASOUND OF MASSES IN THE ABDOMINAL CAVITY	576.08
DOPPLER ULTRASOUND OF CERVIX AND UTERUS	576.08
DOPPLER ULTRASOUND OF OVARIES AND UTERUS	576.08
INGUINAL-SCROTAL DOPPLER ULTRASOUND	576.08
DOPPLER ULTRASOUND OF OVARIAN ADNEXA	576.08
DOPPLER ULTRASOUND OF PENIS	576.08
TRANSRECTAL DOPPLER ULTRASOUND OF PROSTATE	576.08
SONOHYSTEROGRAPHY	211.80
OBSTETRIC ULTRASOUND	160.11
GYNECOLOGICAL ULTRASOUND	177.92
BREAST ULTRASOUND	160.97
ELECTROCARDIOGRAM	88.95
ELECTROENCEPHALOGRAPHY	133.42
ELECTROMYOGRAPHY	194.05
ADULT ENDOSCOPY	438.76
ERGOMETRY	275.74
SPIROMETRY	142.32
FUNDOSCOPY	101.36
OUTPATIENT HYSTEROSCOPY	623.48
HOLTER	533.73
LARYNGOSCOPY	191.72
SPEECH AUDIOMETRY	77.66
MAMMOGRAPHY	128.78

	OUTPATIENT BLOOD PRESSURE MONITORING	533.73
	INDIRECT OPHTHALMOSCOPY	56.35
	PAP SMEAR	69.47
	EVOKED POTENTIALS	618.45
	PROCTOSCOPY	70.97
	RESPIRATORY FUNCTION TESTS	220.27
	REFRACTION	76.14
	BREATH TEST	283.74
	TYMPANOMETRY (*)	110.27
CT SCAN	CRANIAL MIT	676.66
	SELLA MIT	676.66
	MAXILLOFACIAL MIT	676.66
	NECK MIT	676.66
	ORBIT MIT	676.66
	POSTERIOR FOSSA MIT	676.66
	MAXILLO-TEMPORAL MIT	676.66
	MIDDLE INNER EAR (TEMPORAL BONE) MIT	676.66
	PAROTID GLAND MIT	676.66
	PARANASAL SINUS MIT	676.66
	MIT OF SKULL BASE	676.66
	MIT OF EAR CANALS	676.66
	PHARYNGEAL-LARYNGEAL MIT	676.66
	THYROID MIT	676.66
	MIT OF LUMBAR SPINE BY SEGMENT	400.00
	MIT OF CERVICAL SPINE BY SEGMENT	400.00
	MYELOGRAPHIC MIT BY SEGMENT	400.00
	DORSAL MIT	400.00
	SACRO-COCCIS MIT	400.00
	MIT OF HIPS	400.00
	MIT OF PELVIS	400.00
	MIT OF SACRO-ILIAC	400.00
	LUNG MIT	400.00
	MEDIASTINUM MIT	400.00
	HIGH-RESOLUTION MIT OF LUNGS	524.73
	MIT OF RIBS	400.00
	TRACHEOBRONCHIAL MIT	400.00
	TOTAL ABDOMEN MIT (INCLUDES DETECTION OF STONE LITHIASIS)	1,137.74
	UPPER ABDOMEN MIT (LIVER, SPLEEN, PANCREAS, KIDNEYS, ADRENAL GLANDS)	676.66
	LOWER ABDOMEN MIT (PELVIS AND CONTENTS)	676.66
	JOINT MIT	400.00
	UPPER ARM MIT	400.00
	FOREARM MIT	400.00
	HAND MIT	400.00
	THIGH MIT	400.00
	LEG MIT	400.00
	FOOT MIT	400.00
	ANGIO TOMOGRAPHY	556.53
	TONOMETRY	107.04
	URODYNAMICS	1,338.54
	UROFLOWMETRY (*)	120.71

OTHER PROCEDURES			REFERENCE PRICE S/. WITHOUT VAT
ARTHROCENTESIS			101.66
CERVICAL BIOPSY			144.03
VULVA BIOPSY			497.89
PROSTATE NEEDLE BIOPSIES			477.19
NERVE BLOCK			156.31
BLADDER CATHETERIZATION			63.60
CAUTERIZATION			84.72
LOW-REQUIREMENT MINOR SURGERY	SURGERY	ACNE SURGERY	131.73
		INCISION AND DRAINAGE OF ABSCESS (CARBUNCLE, SUBCUTANEOUS ABSCESS)	131.73
		INCISION AND REMOVAL OF SUBCUTANEOUS FOREIGN BODY, SIMP	131.73
		INCISION AND DRAINAGE OF HEMATOMA, SEROMA OR COLLECTION.	131.73
		PUNCTURE ASPIRATION OF ABSCESS, HEMATOMA, BULLA OR CYST	131.73
		DEBRIDEMENT, SKIN, EPIDERMIS	131.73
		DEBRIDEMENT, SKIN, EPIDERMIS, SUBDERMIS	131.73
		DEBRIDEMENT, SUBCUTANEOUS CELLULAR SKIN	131.73
		CUTTING OF HYPERKERATOTIC LESIONS (E.G. CALLUS)	131.73
		REDUCTION OF TWO TO FOUR LESIONS	131.73
		LESIONS BETWEEN 0.6 AND 1CM DIAMETER	131.73
		NAIL AVULSION, PARTIAL OR COMPLETE, SIMPLE AND SINGLE	131.73
		FOR EACH ADDITIONAL NAIL AVULSION (list separately, adding it to the primary procedure code)	131.73
		EVACUATION OF SUBINGUINAL HEMATOMA	131.73
		EXCISION OF NAIL AND NAIL BED, PARTIAL OR COMPLETE	131.73
	OB/GYN	INCISION AND DRAINAGE OF BARTHOLIN’S GLAND ABSCESS	224.50
		MARSUPIALIZATION OF BARTHOLIN’S GLAND CYST	369.96
		ENDOCERVICAL CURETTAGE:	369.96
		ELECTRICAL OR THERMAL CERVICAL CAUTERIZATION	224.50
		DESTRUCTION OF SIMPLE VULVAR LESIONS	369.96
	GYNECOLOGIC ONCOLOGY	DESTRUCTION OF SIMPLE VULVAR LESIONS	364.29
		ENDOCERVICAL CURETTAGE:	364.29
		CERVICAL CAUTERIZATION	231.53
		ELECTRICAL AND THERMAL
		INITIAL OR REPEATED CRYOCAUTERIZATION	178.57

	CARDIOVASCULAR SURGERY	THORACENTESIS, PLEURAL CAVITY PUNCTURE FOR ASPIRATION, INITIAL OR SUBSEQUENT	203.32
	OPHTHALMOLOGY	EXTRACTION OF BODY	203.32
		FOREIGN SURFACE
		CONJUNCTIVAL
		EXTRACTION OF BODY FOREIGN WITHOUT SLIT LAMP	203.32
	OTORHINOLARYNGOLOGIST	THERAPEUTIC INJECTION IN TURBINATES	75.65
		CONTROL OF SIMPLE ANTERIOR NASAL BLEEDING (LIMITED CAUTERIZATION AND/OR PACKING) ANY METHOD)	126.56
		INCISION AND DRAINAGE OF PERITONSILLAR ABSCESS	126.56
		OROPHARYNGEAL BIOPSY	126.56
		EXCISION OR DESTRUCTION OF PHARYNGEAL LESION BY ANY METHOD	304.98
		OUTER EAR DRAINAGE, ABSCESS OR HEMATOMA, SIMPLE	126.56
		EUSTACHIAN TUBE TRANSNASAL INSUFFLATION WITH CAUTERIZATION	75.65
LOW-REQUIREMENT MINOR SURGERY	TRAUMATOLOGY	REMOVAL OF EMBEDDED OBJECT: SUPERFICIAL (EG, WIRE, NEEDLE OR NAIL)	249.92
		FINGER ABSCESS DRAINAGE, SIMPLE	249.92
		SUBCUTANEOUS TENOTOMY, SINGLE, EACH FINGER	626.91
		REMOVAL OF SUBCUTANEOUS TUMOR IN LEG OR ANKLE	249.92
		TREATMENT OF TARSAL BONE FRACTURE (EXCEPT ASTRAGALUS AND CALCANEUS) WITHOUT MANIPULATION, EACH	249.92
	UROLOGY	CHANGE OF CYSTOSTOMY TUBE	91.49
		DESTRUCTION OF PENILE LESIONS (CONDYLOMA, PAPILLOMA, MOLLUSCUM CONTAGIOSUM, HERPES, ETC.)	91.49
		ELECTRODISSECTION	91.49
		SCROTAL WALL ABSCESS DRAINAGE	91.49
		SCROTAL EXCISION	91.49
LEEP CONIZATION			364.67
PLACEMENT AND CHANGE OF PROBE (*)			96.10
BOTOX INJECTION (*)			717.70
WOUND CARE			42.37
JOINT INJECTIONS			67.77

IMMOBILIZATION WITH PLASTER CASTS		179.61
IUD INSERTION AND/OR REMOVAL		160.11
LABORATORY—TOTAL EXAMS	MITES—STUDY	38.53
	URIC ACID	16.51
	24 H URIC ACID IN URINE	58.45
	ADENOSINE DEAMINASE—DOSAGE (ADA)	87.35
	SLIDE AGGLUTINATION	42.61
	TUBE AGGLUTINATION	42.61
	ALPHA FETOPROTEINS—DOSAGE	58.45
	AMYLASE	16.51
	ANGIOTENSIN II—DOSAGE	58.45
	PROSTATE-SPECIFIC ANTIGEN (3RD GENERATION)	106.57
	TOTAL PROSTATE SPECIFIC ANTIGEN	71.76
	B.K. DIRECT EXAMINATION	26.68
	BETA 2 MICROGLOBILIN—DOSAGE	58.41
	TOTAL AND FRACTIONATED BILIRUBIN	16.51
	BRUCELLA—TUBE-SIZED AGGLUTINATIONS	42.61
	BRUCELLA—AREA PHENOMENON	42.61
	BRUCELLA—ROSE BENGAL	64.22
	CALCIUM	16.51
	24-HOUR URINE CALCIUM	16.51
	CALCITONIN—DOSAGE	58.45
	CAMPYLOBACTER- COLORATION	26.68
	CHLAMYDIA IN VAGINAL SECRETIONS—RAPID TEST	64.22
	CYTOMEGALOVIRUS—INCLUSION BODIES IN URINE	42.61
	CYTOMEGALOVIRUS IgG	68.00
	CYTOMEGALOVIRUS IgM	68.00
	HDL CHOLESTEROL	16.51
	LDL CHOLESTEROL	16.51
	TOTAL CHOLESTEROL	16.51
	VLDL CHOLESTEROL	16.51
	STOOL CULTURE (INCLUDES DIRECT EXAMINATION AND ANTIBIOGRAM)	64.22
	FUNCTIONAL COPROLOGY	38.72
	CREATININE	16.51
	CREATININE IN URINE	16.51
	FUNGAL CULTURE (INCLUDES DIRECT EXAMINATION AND ANTIBIOGRAM)	64.22
	SPERM CULTURE (INCLUDES DIRECT EXAMINATION AND ANTIBIOGRAM)	64.22
	SYNOVIAL FLUID CULTURE (INCLUDES DIRECT EXAMINATION AND ANTIBIOGRAM)	64.22
	PHARYNGEAL SECRETION CULTURE (INCLUDES DIRECT EXAMINATION AND ANTIBIOGRAM)	64.22

	EAR DRAINAGE CULTURE (INCLUDES DIRECT EXAMINATION AND ANTIBIOGRAM)	64.22
	PARANASAL SECRETION CULTURE (INCLUDES DIRECT EXAMINATION AND ANTIBIOGRAM)	64.22
	URETHRAL SECRETION CULTURE (INCLUDES DIRECT EXAMINATION AND ANTIBIOGRAM)	64.22
	VAGINAL SECRETION CULTURE (INCLUDES DIRECT EXAMINATION AND ANTIBIOGRAM)	64.22
	LACTATE DEHYDROGENASE (LDH)	58.45
	LACTIC DEHYDROGENASE: ISOENZYMES	58.45
	FREE DIHYDROTESTOSTERONE	124.96
	ELECTROLYTES (SODIUM, CHLORIDE, POTASSIUM)	58.45
	SEMINOGRAM (PHYSICAL EXAMINATION, COUNT AND DIFFERENTIAL)	26.68
LABORATORY—TOTAL EXAMS	ESTRADIOL	124.96
	FREE ESTRADIOL	87.35
	ESTRIOL IN URINE	16.51
	SERUM ESTRIOL	87.35
	FERRITIN—DOSAGE	58.45
	FIBRINOGEN	32.95
	FOLLICLE STIMULATING HORMONE DOSAGE (FSH)	87.35
	ALKALINE PHOSPHATASE	16.51
	GLUCOSE	16.51
	THYROID PROFILE (INCLUDING, T3, T4, ULTRA-SENSITIVE TSH)	156.31
	PORPHOBILINOGEN IN URINE	87.35
	POTASSIUM IN URINE	16.51
	SERUM POTASSIUM	16.51
	PREGNANEDIOL	16.51
	PROGESTERONE	124.96
	PROLACTIN	87.35
	ELEMENTAL BASIC C-REACTIVE PROTEIN	58.45
	QUANTITATIVE C-REACTIVE PROTEIN	406.64
	ULTRA-SENSITIVE C-REACTIVE PROTEIN	124.96
	TOTAL AND FRACTIONATED PROTEINS	16.51
	ELECTROPHORETIC PROTEINOGRAM	87.35
	INFLAMMATORY REACTION—LEUKOCYTES IN STOOL	38.72
	RETICULOCYTES—INDEX	32.95
	RHEUMATOID—FACTOR (LATEX)	42.61
	QUANTITATIVE SYPHILIS (VDRL OR RPR)	42.61
	CONFIRMATORY SYPHILIS (FTA ABS, HEMAGGLUTINATION)	106.57
	ELISA SYPHILIS	71.76
	SODIUM IN URINE	16.51
	SERUM SODIUM	16.51
	THEVENIN—OCCULT BLOOD	38.72
	PROTHROMBIN TIME / INR (TP)	32.95
	PROTHROMBIN TIME	32.95
	PARTIAL THROMBOPLASTIN TIME (PTT)	32.95
	THYROGLOBULIN—DOSAGE	58.45

THYROXINE T4	58.45
THYROXINE (T4 ANTIBODIES)	391.22
FREE THYROXINE (FREE T4)	87.35
TOXOPLASMA IgG	71.76
TOXOPLASMA IgM	71.76
ASPARTATE AMINOTRANSFERASE (AST)	16.51
ALANINE AMINOTRANSFERASE (ALT)	16.51
TRIGLYCERIDES	58.45
TRIIODOTHYRONINE (T3 UPTAKE)	58.45
TRIIODOTHYRONINE (T3)	58.45
FREE TRIIODOTHYRONINE—DOSAGE (T3—FREE)	87.35
THYROID STIMULATING HORMONE TSH	58.45
THYROID STIMULATING HORMONE TSH—ULTRA-SENSITIVE	58.45
UREA	16.51
URINE CULTURE (INCLUDES DIRECT EXAMINATION AND ANTIBIOGRAM)	64.22
SEDIMENTATION RATE	32.95
HIV 1 & 2 ELISA—ANTIBODY SCREENING	42.61

EAR WASHING—TOPICAL PROCEDURE			70.52
NEBULIZATION			13.39
OTOSCOPY (*)			50.94
PARACENTESIS			101.66
BREAST CYST PUNCTURE ASPIRATION			101.66
TOTAL X-RAYS	X-RAYS	SKULL, FRONTAL AND PROFILE (2P)	79.08
		SELLA, FRONTAL AND PROFILE (2P)	79.08
		ORBITS (2 PLATES)	79.08
		OPTICAL HOLE, F/P (2 PLATES)	79.08
		TEMPOROMANDIBULAR JOINT (2 PLATES)	79.08
		BILATERAL TEMPOROMANDIBULAR JOINT (4 PLATES)	79.08
		PARANASAL SINUSES (3 PLATES)	79.08
		UPPER JAW (2 POSITIONS) F/P (2P)	79.08
		LOWER JAW (3 POSITIONS) (3P)	79.08
		ZYGOMATIC ARCH (1 PLATE)	79.08
		NASAL BONES F/P (2P)	79.08
		CAVUM (1P)	79.08
		TEMPORAL MASTOID PETROUS BONE (2 POSITIONS) UNILATERAL F-P	79.08
		TEMPORAL MASTOID PETROUS BONE (2 POSITIONS) BILATERAL F-P	79.08
		DYNAMIC TEMPOROMANDIBULAR JOINTS EACH SIDE (2P)	79.08
		MASTOID (2 PLATES)	79.08
		PETROUS PART OF TEMPORAL BONE, EACH SIDE (2 PLATES)	79.08
		TEMPORAL BONE, EACH SIDE (2 PLATES)	79.08
		CERVICAL SPINE F-P (2 PLATES)	79.08
		CERVICAL SPINE F-P-O (4 PLATES)	79.08
		FUNCTIONAL CERVICAL SPINE (4 PLATES)	79.08
		DORSAL SPINE (2 POSITIONS) F/P	79.08
		LUMBOSACRAL SPINE F/P	79.08
		LUMBOSACRAL SPINE F/P/O (4 PLATES)	79.08
		LUMBOSACRAL SPINE F/P FIFTH SPACE STUDY (6 PLATES)	79.08
		SACROCOCCYGEAL SPINE F-P (2 PLATES)	79.08
		PELVIS (1 PLATE)	79.08
		UNILATERAL SACROILIAC JOINT (2 PLATES)	79.08
		BILATERAL SACROILIAC JOINT (3 POSITIONS) F-20B	79.08
		C1-C2 JOINT (1P)	79.08
		COXOFEMORAL JOINT (2P)	79.08

COXOFEMORAL HIP (2 PLATES)	79.08
LOWENSTEIN HIP (1P)	79.08
VAN ROSSEN HIP (1P)	79.08
CERVICODORSAL SPINE (2 PLATES)	79.08
DORSAL SPINE F-P-O (4 PLATES)	79.08
THORACIC SPINE (2 PLATES)	79.08
LUMBAR SPINE (2 PLATES)	79.08
FUNCTIONAL LUMBOSACRAL SPINE (4 PLATES)	79.08
CLAVICLE (1 PLATE)	79.08
SHOULDER (2 PLATES)	79.08
UPPER ARM—HUMERUS (2 PLATES)	79.08
ELBOW F/P (2P)	79.08
FOREARM F/P (2P)	79.08
WRIST F-P	79.08
HAND F/O (2P)	79.08
FEMUR F-P (2P)	79.08
KNEE F/P (2P)	79.08
LEG F/P (2P)	79.08
ANKLE F/P (2 PLATES)	79.08
FOOT (2P)	79.08
BONE AGE (1 PLATE)	79.08
LIMB MEASUREMENT (2 PLATES)	79.08
BONE STUDY (6 PLATES)	79.08
HEEL F/P (2P)	79.08
POST-SURGICAL STUMP (2P)	79.08
PANORAMIC LIST OF LIMBS (1P)	79.08
COMPARATIVE FOOT (4P)	79.08
PATELLA F-P (2 PLATES)	79.08
CHEST F (1P)	79.08
CHEST F-P (2P)	79.08
HEART AND MAJOR VESSELS (3P)	79.08
STERNUM F-O (2P)	79.08
FLUOROSCOPY	79.08
RIB F-O (2P)	79.08
ABDOMEN SIMPLE (1P)	79.08
SIMPLE ABDOMEN IN DECUBITUS AND STANDING POSITIONS (2P)	79.08
ESOPHAGUS (2P)	79.08
SMALL INTESTINE (3 PLATES)	79.08
SIMPLE URINARY APPARATUS (1 PLATE)	79.08
PELVIC MEASUREMENTS (3 POSITIONS)	79.08

TOTAL X-RAYS	OTHER X-RAYS	ORAL CHOLECYSTOGRAPHY	111.23
		GALACTOGRAPHY—UNILATERAL (4 PLATES)	321.93
		LOCATION OF NON-PALPABLE LESION (3 PLATES)	372.76
		MEDICAL CHOLANGIOGRAPHY (3 plates)	191.29
		EXCRETORY UROGRAPHY (4P)	209.08
		EXCRETORY UROGRAPHY WITH NEGROTOMOGRAPHY AND CYSTOGRAPHY (7 POSITIONS)	279.58
		CYSTOGRAPHY (2 PLATES)	80.05
		CYSTOGRAPHY AND RETROGRADE URETHROGRAM (4 VIEWS)	146.81
		ASCENDING PYELOGRAPHY (3 PLATES)	111.23
		RETROGRADE URETHROGRAM (2P)	137.92
		EXCRETORY INFUSION UROGRAPHY (4 PLATES)	182.39
	Double contrast	STOMACH AND DUODENUM DOUBLE CONTRAST (8 PLATES)	240.18
		ESOPHAGUS, STOMACH AND DUODENUM DOUBLE CONTRAST (9 PLATES)	288.04
		COLON DOUBLE CONTRAST (6 PLATES)	200.18
NON-INVASIVE REDUCTION OF MINOR INJURIES	525.25
FOREIGN BODY REMOVAL	147.79
SUTURE REMOVAL (*)	59.22
CAST REMOVAL	84.72
SUTURES	144.03
SAMPLE COLLECTION, SUPERFICIAL TISSUE BIOPSY	67.77
TREATMENT WITH CONTINUOUS VENOUS INCLUSION	87.26

SEDATION PROCEDURE	REFERENCE RATE S/. WITHOUT VAT
Sedation (CT / Nuclear MRI) (*)	299.56

The medication used for sedation will be Propofol.

NUCLEAR MRI PROCEDURES	REFERENCE RATE S/. WITHOUT VAT
MRI without contrast (*)	503.89
MRI with contrast (*)	618.80

PREVENTIVE ONCOLOGY PROCEDURES	REFERENCE RATE S/, EXCLUDING VAT
Preventive, Female (*)	361.00
Preventive, Male (*)	231.00
Colorectal Female (*)	159.00

(*)	Healthcare procedures and/or services added to the original contract

3.39.	Amend Appendix B-II of Annex B of the PPP Agreement, which will have the following wording:

“B-II DEMAND FOR GUARANTEED SERVICES (PRICES AS OF NOVEMBER 2024)

The demand for Guaranteed Services has been estimated to be progressive, considering that IPRESS Trecca Tower will generate increasing demand. Therefore, ESSALUD has estimated that the Tower will have a lower guaranteed demand in the first years and then growth until year 5 of operation, which is set towards the end of the AGREEMENT. Thus, the demand for the Guaranteed Services, for each of the Mandatory Services, is established as follows:

I.	OUTPATIENT CONSULT:

For each service: S/. 183.79 without VAT.

Year	Number of minimum guaranteed services
For the first year of operation (2028 is estimated)	800,000
For the second year of operation (2029 is estimated)	800,000
For the third year of operation (2030 is estimated)	1,100,000
For the fourth year of operation (2031 is estimated)	1,100,000
For the fifth year of operation (2032 is estimated) and beyond	1,200,000

II.	URGENT CARE:

For each service: S/. 189.93 without VAT.

Year	Minimum guaranteed number of services
For the first year of operation (2028 is estimated)	25,676
For the second year of operation (2029 is estimated)	25,676
For the third year of operation (2030 is estimated)	51,352
For the fourth year of operation (2031 is estimated) and beyond	102,704

III.	READING OF IMAGES:

For each service: S/. 26.33 without VAT.

Year	Number of services of the minimum guaranteed
For the first year of operation (2028 is estimated)	29,563
For the second year of operation (2029 is estimated)	29,563
For the third year of operation(2030 is estimated)	59,126
For the fourth year of operation (2031 is estimated) and beyond	118,252

IV.	SURGICAL RISK:

For each service: S/. 366.71 without VAT.

Year	Minimum guaranteed number of services
For the first year of operation (2028 is estimated)	7,144
For the second year of operation (2029 is estimated)	7,144
For the third year of operation (2030 is estimated)	14,288
For the fourth year of operation (2031 is estimated) and beyond	28,575

V.	SPECIALIZED INDIVIDUAL PROCEDURES:

The procedures are carried out on a guaranteed designated fund, and for each consumption the reference amount shown in the table is deducted.

Total Amount of Procedures excluding VAT

Procedures with biomedical equipment and other procedures: S/. 60,114,523

Year	Minimum Annual Income %
For the first year of operation (2028 is estimated)	75%
For the second year of operation (2029 is estimated)	75%
For the third year of operation (2030 is estimated)	100%
For the fourth year of operation (2031 is estimated)	115%
For the fifth year of operation (2032 is estimated) and beyond	120%

Magnetic Resonance Imaging Procedures: S/. 3,164,285

Year	Minimum Annual Income %
For the first year of operation (2028 is estimated)	75%
For the second year of operation (2029 is estimated)	75%
For the third year of operation (2030 is estimated)	100%
For the fourth year of operation (2031 is estimated)	115%
For the fifth year of operation (2032 is estimated) and beyond	120%

Preventive Cancer Procedures: S/. 109,565,854

Year	Minimum Annual Income %
For the first year of operation (2028 is estimated)	75%
For the second year of operation (2029 is estimated)	75%
For the third year of operation (2030 is estimated)	100%
For the fourth year of operation (2031 is estimated)	115%
For the fifth year of operation (2032 is estimated) and beyond	120%

3.40.	Amend Appendix B-IIl of Annex B of the PPP Agreement, which shall have the following wording:

“B.III SUPPLY OF MANDATORY SERVICES

Below is the supply capacity (attention) that can be offered according to the maximum infrastructure presented in the EDI.

I.	Analysis of Supply of Outpatient Consultations

A	Number of physical exam rooms	145
B	Number of appointments per exam room	2
C	Number of hours per shift	6
D	Number of days per month of operation	23
E	Number of months in the year	12
F	Number of patients per hour	4

	Installed capacity (AxBxCxDxExF)	1,920,960

II.	Analysis of Supply in Urgent Care Services

A	Number of urgent care topics	4
B	Number of hours per topic	24
C	Number of visits per topic per hour	4
D	Number of days per year	365

	Installed Capacity (AxBxCxD)	140,160

III.	Analysis of Supply in Surgical Risk

A	Number of units in the loop	25
B	average visits on the loop per hour	1
C	Hours of service per day	6
D	Number of days per month of operation	23
E	Number of months in the year	12

	Installed Capacity (AxBxCxDxE)	41,400

IV.	Analysis of Supply in Image Reading

A	Number of available positions	24
B	average plates read per hour	5
C	Hours of service per day	12
D	Number of days per month of operation	23
E	Number of months in the year	12

	Installed capacity (A*B*C*D*E)	397,440

V.	Analysis of Supply in Procedures

V.1.	Analysis of Supply in Other Procedures (Laboratory)

A	Number of sampling locations	42
B	average number of procedures per hour	8
C	Hours of service per day	9
D	Number of days per month of operation	23
E	Number of months in the year	12

	Installed capacity (AxBxCxDxE)	834,624

V.2.	Analysis of Supply in Other Procedures with Biomedical Equipment (Diagnostic Imaging)

No.	EQUIPMENT	QUANTITY	MINUTES PER SERVICE	SERVICES PER HOUR	HOURS OF SERVICE PER DAY	CAPACITY ANNUAL (23 days per month x 12 months)
1	Echocardiogram	3	24	3	12	24,840
2	Doppler Color Ultrasound	11	18	3	12	121,440
3	Gynecological/Obstetric Ultrasound	3	20	3	12	29,808
4	Ophthalmic Ultrasound	2	15	4	12	26,496
5	Breast Ultrasound/MSK	2	18	3	12	22,080
6	Bone Densitometry Equipment	1	12	5	12	16,560
7	Stationary X-ray Equipment	9	6	10	12	298,080
8	Stationary Digital X-ray Equipment with Fluoroscopy	1	45	1	12	4,416
9	Digital Mammography Equipment	5	12	5	12	82,800
10	64-slice CT scanner	4	12	5	12	66.240

						692,760

V.3.	Analysis of Supply in Other Special Procedures with biomedical equipment

A	Number of biomedical equipment units (excluding laboratory and diagnostic imaging)	84
B	Average duration of procedures	2
C	Hours of service per day	12
D	Number of days per month of operation	23
E	Number of months in the year	12

	Installed capacity (AxBxCxDxE)	556,416

V.4.	Analysis of Supply in Preventive Cancer Procedures

Preventive	Exam rooms	Minutes * visit	Services * hour	Hours * day	Total services annually
Cancer, female	33	30	2	12	216,216
Cancer, male	31	30	2	12	203,112
Colorectal, female	12	20	3	12	117,936

					537,264

V.5.	Analysis of Supply in Nuclear MRI Procedures

A	Number of MRI machines	3
B	average number of procedures per hour	1
C	Hours of care per shift per day	6
D	Number of shifts per month per role	46
E	Number of months in the year	12

	Installed capacity (AxBxCxDxE)	9,936

	Maximum monthly capacity per EDI	Minimum Annual Production (monthly)	Minimum Annual Production (annual)
Outpatient Consult	158,340	83,333	1,000,000
Outpatient Urgent Care	14,720	8,558	102,704
Specialized Procedures
Other Specialized Procedures
Other Specialized Procedures with biomedical equipment
Diagnostic Imaging	58,558
Preventive Oncology	50.342
With Magnetic Resonance Imaging	828
Surgical Risk	3,450	2,381	28,575
Image Reading	33.120	9,854	118,252

3.41.	Modify Appendix B-V of Annex B of the PPP Agreement, which will have the following wording:

“APPENDIX B-V

Procedure for the approval of the Work Progress Report and issuance and delivery of the CAO-I, CAO-E and CAO-SyA Work Progress Certificates.

1.	Approval of Work Progress Reports

After receipt of the Work Progress Report, the Design, Works, and Equipment Supervisor will have ten (10) Calendar Days to issue and send their technical opinion to the OPERATOR, with a copy to ESSALUD, issuing their statement of no objections and recommending its full approval or else formulating, on a single occasion, duly supported comments and recommending its partial approval with respect to the items or sub-items not commented on.

If the Supervisor recommends full approval of the Work Progress Report, ESSALUD must issue its approval within ten (10) Calendar Days counted from the receipt of the aforementioned technical opinion.

If the Supervisor makes comments, their technical opinion must indicate the percentage of the valuation of work progress that has comments and that does not have comments (%Comm), calculated to two decimal places, clearly identifying the items, sub-items, or measurements involved.

The OPERATOR will have up to twenty (20) Calendar Days counted from the notification of the comments to answer them by means of a letter addressed to the Supervisor, which is extendable at its request, depending on the complexity of the items or sub-items receiving comments.

Once the correction has been received, the Supervisor will have five (5) Calendar Days to issue their final technical opinion regarding the resolution of comments, recommending to ESSALUD the total or partial approval of the Work Progress Report, as appropriate. Within ten (10) Calendar Days following receipt of the final technical opinion from the Design, Works, and Equipment Supervisor, ESSALUD shall:

(i)	Approve the Work Progress Report, if it is satisfactory; or

(ii)

Partially approve the Work Progress Report, with respect to those measurements, items and/or sub-items not commented on, provided that this does not put conditions on the progress of the work as provided in the AGREEMENT.

If ESSALUD does not issue an express statement within this period, the Work Progress Report will be considered approved by law.

It is established that each monthly Work Progress Report corresponding to the same Milestone is independent of the others, such that once a monthly Work Progress Report has been fully or partially approved, no new comments can be made on that Report.

Once the last Work Progress Report corresponding to a Construction Milestone has been approved, in whole or in part, the OPERATOR will be entitled to request the issuance of the Infrastructure Progress Certificate (CAO-I), in accordance with the procedure established in this AGREEMENT.

2.	Approval of Equipment Progress Reports

Upon receiving the Equipment Progress Report, the Design, Works, and Equipment Supervisor will have five (5) Calendar Days to issue their technical opinion and send it to the OPERATOR, with a copy to ESSALUD, either issuing an opinion of no objections and recommending its total approval or else formulating, on a single occasion, duly supported comments and recommending its partial approval with respect to the equipment not commented on.

If the Supervisor recommends full approval of the Equipment Progress Report, ESSALUD must issue its approval within ten (10) Calendar Days counted from the receipt of the aforementioned technical opinion.

If the Supervisor makes comments, their technical opinion must indicate the percentage of the valuation of the equipment progress that has comments and that does not have comments (%Comm), calculated to two decimal places, clearly identifying the equipment or subsystems involved.

The OPERATOR will have up to twenty (20) Calendar Days counted from the notification of the comments to answer them by means of a letter addressed to the Supervisor, which is extendable at its request, depending on the complexity of the equipment commented on.

Once the correction has been received, the Supervisor will have five (5) Calendar Days to issue their final technical opinion regarding the resolution of comments, recommending to ESSALUD the total or partial approval of the Equipment Progress Report, as appropriate.

Within ten (10) Calendar Days following receipt of the final technical opinion from the Supervisor, ESSALUD shall:

(i)	Approve the Equipment Progress Report, if it is satisfactory; or

(ii)

Partially approve the Equipment Progress Report, with respect to those pieces of equipment not commented on, provided that this does not put conditions on the progress of the Equipment as provided in the AGREEMENT.

If ESSALUD does not issue an express statement within this period, the Equipment Progress Report will be considered approved by law.

It is established that each monthly Equipment Progress Report corresponding to the same Milestone is independent of the others, such that once a monthly Progress Report has been fully or partially approved, ESSALUD may not make new comments on that report.

Once the last Equipment Progress Report corresponding to an Equipment Milestone has been approved, in whole or in part, the OPERATOR will be entitled to request the issuance of the Equipment Progress Certificate (CAO-E), in accordance with the procedure established in this AGREEMENT.

3.	Approval of Systems and Applications Progress Report

Upon receiving the Systems and Applications Progress Report, the Supervisor will have five (5) Calendar Days to issue their technical opinion and send it to the OPERATOR, with a copy to ESSALUD, either issuing an opinion of no objections and recommending its total approval or else formulating, on a single occasion, duly supported comments and recommending its partial approval with respect to the components not commented on.

If the Supervisor recommends full approval of the Systems and Applications Progress Report, ESSALUD must issue its approval within ten (10) Calendar Days counted from the receipt of the aforementioned technical opinion.

If the Supervisor makes comments, their technical opinion must indicate the percentage of the valuation of the systems and application progress that has comments and that does not have comments (%Comm), calculated to two decimal places, clearly identifying the modules, components, or functionalities involved.

The OPERATOR will have up to twenty (20) Calendar Days counted from the notification of the comments to answer them by means of a letter addressed to the Supervisor, which is extendable at its request, depending on the complexity of the developments commented on.

Once the correction has been received, the Supervisor will have five (5) Calendar Days to issue their final technical opinion regarding the resolution of comments, recommending to ESSALUD the total or partial approval of the Systems and Applications Progress Report, as appropriate.

Within ten (10) Calendar Days following receipt of the final technical opinion from the Supervisor, ESSALUD shall:

(i)	Approve the Systems and Applications Progress Report, if it is satisfactory; or

(ii)	Partially approve the Progress Report, with respect to those components not commented on, provided that this does not place conditions on functional progress according to the AGREEMENT.

If ESSALUD does not issue an express statement within this period, the Systems and Applications Progress Report will be considered approved by law.

It is established that each monthly Systems and Applications Progress Report corresponding to the same Milestone is independent of the others, such that once a monthly Progress Report has been fully or partially approved, ESSALUD may not make new comments on that report.

Once the last Systems and Applications Progress Report corresponding to a Systems and Applications Financial Milestone has been approved, in whole or in part, the OPERATOR will be entitled to request the issuance of the Systems and Applications Progress Certificate (CAO-SyA), in accordance with the procedure established in this AGREEMENT.

4.	Issuance and delivery of Work Progress Certificates (CAO-I, CAO-E and CAO-SyA)

Once the latest Progress Report corresponding to the respective Construction Milestone, Equipment Milestone or Systems and Applications Financial Milestone has been approved, in whole or in part, the OPERATOR may submit to ESSALUD its request for the issuance of the corresponding Certificate of Progress of Work (CAO-I), Certificate of Progress of Equipment (CAO-E) or Certificate of Progress of Systems and Applications (CAO-SyA), as appropriate.

ESSALUD must issue and deliver the requested CAO within ten (10) Calendar Days, counted from the OPERATOR’s submission of the request.

The CAO must reflect the sum of the amounts contained in the Progress Reports approved in whole or in part associated with the respective milestone, in accordance with the provisions of the AGREEMENT.

In the case of partial approvals, the components, equipment, or items commented must be included in the subsequent Progress Reports. At most, until the issuance of the CAO corresponding to the last Milestone of the respective component. If there is no agreement, without prejudice to the issuance of the CAO for the part not commented on, the PARTIES shall resort to the Dispute Resolution mechanism set forth in the AGREEMENT.

In any case, after the ten (10) calendar days have transpired from the date the OPERATOR’s application is submitted, ESSALUD must issue the corresponding CAO, which must recognize:

(i)	The fully or partially approved monthly Progress Reports corresponding to the Milestone;

(ii)	The portion of the corresponding Progress Reports for the same Milestone not commented on; and

(iii)	The portion that had previously been commented on but has been duly remedied within the period corresponding to the Milestone.

Along with the issuance of the CAO, the respective Investment Remuneration Voucher (CR-RPI) must be issued and delivered.

If ESSALUD fails to issue the CAO-I, CAO-E or CAO-SyA within the maximum period stipulated, the OPERATOR may invoke the suspension of those contractual obligations that are strictly linked to the execution of the investments.”

FOUR. – RULES FOR INTERPRETING THE ADDENDUM

4.1.	The parties declare that the Agreement and this addendum shall be interpreted and executed as a single instrument.

4.2.	Each and every one of the rights and obligations arising from this addendum are fully enforceable between the parties.

4.3.

In the event of conflict over the interpretation and/or performance of the terms established in the Agreement, documents for the promotion process, and the terms of this addendum, the provisions of the latter shall prevail. Therefore, the provisions of this addendum prevail over any provision of the Agreement that differs from what is stated in this document.

4.4.

Unless otherwise provided, capitalized terms or terms whose initial letter is capitalized used in this Addendum No. 2 shall have the same meaning established for such terms in the PPP Agreement, whether used in the singular or plural.

FIVE.—EFFECTIVE DATE OF THE ADDENDUM

This Addendum No. 2 will come into effect on the day following its signing.

The Parties agree to sign all public and private documents, as well as to carry out all procedures that may be necessary, for the formalization and perfection of this Addendum No. 2.

Please add, Mr. Notary, the other clauses required by law, and if applicable, please forward the documents to the relevant Public Registries for registration and issue a certified copy for each of the Parties involved in this document.

This Addendum No. 2 is signed in Lima, on the 16th day of February 2026, in witness whereof.

MARTIN FREDDY COLCA CCAHUANA

GENERAL MANAGER

SOCIAL HEALTH INSURANCE – ESSALUD

MARTIN ANDRÉ MARIÑO MARQUINA

ATTORNEY-IN-FACT

CONSORCIO TRECCA S.A.C.